Sirius International Insurance Group, Ltd.
Audited Consolidated Financial Statements
December 31, 2020

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of Sirius International Insurance Group, Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sirius International Insurance Group, Ltd. and its subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of (loss), of comprehensive (loss), of shareholders' equity and of cash flows for each of the three years in the period ended December 31, 2020, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (i) relate to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of Loss and Loss Adjustment Expense Reserves

As described in Note 5 to the consolidated financial statements, the Company’s loss and loss adjustment expense reserves as of December 31, 2020 were $2,777.9 million. Management establishes loss and loss adjustment expense reserves that are estimates of future amounts needed to pay claims and related expenses for events that have already occurred. Management reviews the adequacy of its recorded reserves by using a variety of generally accepted actuarial methods and adjusts reserves as necessary. Estimates of initial losses involve management judgment and are based on historical information, which includes loss ratios, market conditions, changes in pricing and conditions, underwriting changes, changes in claims emergence, and other factors that may influence expected losses. As time passes, loss reserve estimates for a given year rely more on actual loss activity and historical patterns than on initial loss ratio assumptions.

The principal considerations for our determination that performing procedures relating to the valuation of loss and loss adjustment expense reserves is a critical audit matter are the significant judgment by management when developing the estimate, which in turn led to a high degree of auditor judgment, subjectivity and effort in performing procedures and evaluating audit evidence related to the actuarial assumptions related to the loss ratios and historical patterns. In addition, the audit effort involved the use of professionals with specialized skill and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included, among others, the involvement of professionals with specialized skill and knowledge to assist in performing one or a combination of procedures, including (i) developing an independent estimate for certain lines of business of the loss and loss adjustment expense reserves using actual historical data and independently calculated assumptions related to loss ratios and historical patterns, as well as industry data and other benchmarks, and comparing this independent estimate to management’s actuarially determined reserves; or (ii) for certain lines of business, testing management’s process for estimating loss and loss adjustment expense reserves by evaluating the appropriateness of management’s actuarial reserving methods and the reasonableness of the assumptions related to loss ratios and historical patterns, as well as assessing the consistency of management’s approach period-over-period. Developing an independent estimate and testing management’s process also involved testing the completeness and accuracy of data provided by management.

Goodwill Impairment Assessment – Income Approach

As described in Notes 10 and 11 to the consolidated financial statements, the Company’s consolidated goodwill balance was $400.8 million as of December 31, 2020, which related to the Global A&H reporting unit. An impairment test is conducted annually in the fourth quarter of each year, or more frequently if indicators of potential impairment exist. Potential impairment is based on qualitative and quantitative assessments regarding the fair value of the reporting unit relative to its carrying value. Management calculates fair value using the income approach and market approach and compares the fair value to the carrying value of the reporting unit. The income approach determines value for an asset based on the present value of cash flows projected to be generated over the remaining economic life of the asset being measured. The net cash flows are discounted to present value using a discount rate that reflects the relative risk of achieving the cash flow. The market approach is a valuation technique that uses prices and other relevant information generated by market transactions involving identical or comparable assets or group of assets. Management exercises significant judgment when determining the fair value of goodwill using the income approach, including determining the amount and timing of expected future cash flows, which are derived from expected revenue growth rates and profitability margins, and the discount rate.

The principal considerations for our determination that performing procedures relating to the goodwill impairment assessment – income approach is a critical audit matter are the significant judgment by management when developing the fair value measurement of the reporting unit using the income approach, which in turn led to a high degree of auditor judgment, subjectivity, and effort in performing procedures and evaluating audit evidence related to significant assumptions related to the amount and timing of expected future cash flows, which are derived from expected revenue growth rates and profitability margins, and the discount rate. In addition, the audit effort involved the use of professionals with specialized skill and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included, among others, testing management’s process for developing the fair value measurement of the reporting unit using the income approach; evaluating the appropriateness of the income approach; testing the completeness and accuracy of underlying data used by management in the income approach; and evaluating the reasonableness of the significant assumptions used by management related to the amount and timing of expected future cash flows, which are derived from expected revenue growth rates and profitability margins, and the discount rate. Evaluating the reasonableness of management’s assumptions related to expected revenue growth rates and profitability margins involved considering (i) the current and past performance of the reporting unit, (ii) the consistency of the revenue growth rates and profitability margins with external market and industry data, and (iii) whether these assumptions were consistent with evidence obtained in other areas of the audit. Professionals with specialized skill and knowledge were used to assist in the evaluation of the appropriateness of the income approach and the reasonableness of the discount rate.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 25, 2021

We have served as the Company’s auditor since at least 2001, which includes periods before the Company became subject to SEC reporting requirements. We have not been able to determine the specific year we began serving as auditor of the Company.

Sirius International Insurance Group, Ltd.
Consolidated Balance Sheets
As at December 31, 2020 and 2019

(Expressed in millions of U.S. dollars, except share information)	2020	2019
Assets
Fixed maturity investments, trading, at fair value (Amortized cost 2020: $1,932.3; 2019: $1,656.6)	$1,904.0	$1,681.0
Short-term investments, at fair value (Amortized cost 2020: $1,403.0; 2019: $1,090.8)	1,378.9	1,085.2
Equity securities, trading, at fair value (Cost 2020: $20.0; 2019: $379.2)	10.7	405.2
Other long-term investments, at fair value (Cost 2020: $316.3; 2019: $315.4)	446.4	346.8
Cash	224.4	136.3
Restricted cash	17.7	14.3
Total investments and cash	3,982.1	3,668.8
Accrued investment income	8.5	11.2
Insurance and reinsurance premiums receivable	632.9	730.1
Reinsurance recoverable on unpaid losses	456.1	410.3
Reinsurance recoverable on paid losses	51.5	73.9
Funds held by ceding companies	251.5	293.9
Ceded unearned insurance and reinsurance premiums	110.6	162.0
Deferred acquisition costs	140.4	148.2
Deferred tax asset	156.6	166.7
Accounts receivable on unsettled investment sales	18.4	6.7
Goodwill	400.8	400.8
Intangible assets	164.0	179.8
Other assets	160.4	161.4
Total assets	$6,533.8	$6,413.8
Liabilities
Loss and loss adjustment expense reserves	$2,777.9	$2,331.5
Unearned insurance and reinsurance premiums	624.0	708.0
Ceded reinsurance payable	163.7	244.7
Funds held under reinsurance treaties	149.2	169.1
Deferred tax liability	231.4	205.9
Debt	727.5	685.2
Accounts payable on unsettled investment purchases	17.9	2.3
Other liabilities	175.0	201.3
Total liabilities	4,866.6	4,548.0
Commitments and contingencies (see Note 23)
Mezzanine equity
Series B preference shares	198.3	223.0
Common shareholders' equity
Common shares (shares issued and outstanding, 2020 & 2019: 115,299,341)	1.2	1.2
Additional paid-in surplus	1,101.7	1,098.2
Retained earnings	476.9	778.5
Accumulated other comprehensive (loss)	(111.2)	(237.5)
Total common shareholders' equity	1,468.6	1,640.4
Non-controlling interests	0.3	2.4
Total equity	1,468.9	1,642.8
Total liabilities, mezzanine equity, and equity	$6,533.8	$6,413.8
See Notes to Consolidated Financial Statements

Sirius International Insurance Group, Ltd.
Consolidated Statements of (Loss)
For the years ended December 31, 2020, 2019, and 2018

(Expressed in millions of U.S. dollars, except share and per share information)	2020	2019	2018
Revenues
Net earned insurance and reinsurance premiums	$1,542.5	$1,441.6	$1,262.3
Net investment income	35.4	84.7	71.4
Net realized investment gains	50.3	56.7	2.3
Net unrealized investment (losses) gains	3.5	80.6	(23.2)
Net foreign exchange (losses) gains	(49.2)	7.7	22.7
Revaluation of contingent consideration	(0.9)	(6.3)	9.6
Other revenue	42.7	55.1	112.7
Total revenues	1,624.3	1,720.1	1,457.8
Expenses
Loss and loss adjustment expenses	1,289.7	1,170.3	900.0
Insurance and reinsurance acquisition expenses	305.1	288.7	255.4
Other underwriting expenses	158.0	138.2	146.2
General and administrative expenses	119.0	109.8	77.9
Intangible asset amortization expenses	15.8	15.8	15.8
Impairment of intangible assets	—	—	8.0
Interest expense on debt	31.8	31.0	30.8
Total expenses	1,919.4	1,753.8	1,434.1
Pre-tax (loss) income	(295.1)	(33.7)	23.7
Income tax (expense)	(24.3)	(11.9)	(40.4)
Net (loss)	(319.4)	(45.6)	(16.7)
Less: Income attributable to non-controlling interests	(0.1)	(1.7)	(1.4)
Net (loss) attributable to Sirius Group	(319.5)	(47.3)	(18.1)
Change in carrying value of Series B preference shares	24.7	9.2	(36.4)
Add: Redemption of Series A redeemable preference shares	—	—	13.8
Less: Accrued dividends on Series A redeemable preference shares	—	—	(2.6)
Net (loss) attributable to Sirius Group's common shareholders	$(294.8)	$(38.1)	$(43.3)

Net (loss) per common share and common share equivalent
Basic earnings per common share and common share equivalent	$(2.56)	$(0.33)	$(0.36)
Diluted earnings per common share and common share equivalent	$(2.56)	$(0.37)	$(0.36)
Weighted average number of common shares and common share equivalents outstanding:
Basic weighted average number of common shares and common share equivalents outstanding	115,284,260	115,234,105	119,253,924
Diluted weighted average number of common shares and common share equivalents outstanding	115,284,260	127,135,775	119,253,924
See Notes to Consolidated Financial Statements.

Sirius International Insurance Group, Ltd.
Consolidated Statements of Comprehensive (Loss)
For the years ended December 31, 2020, 2019, and 2018

(Expressed in millions of U.S. dollars)	2020	2019	2018
Comprehensive (loss)
Net (loss)	$(319.4)	$(45.6)	$(16.7)
Other comprehensive income (loss)
Change in foreign currency translation, net of tax	126.3	(35.1)	(61.9)
Total other comprehensive income (loss)	126.3	(35.1)	(61.9)
Comprehensive (loss)	(193.1)	(80.7)	(78.6)
Net (income) attributable to non-controlling interests	(0.1)	(1.7)	(1.4)
Comprehensive (loss) attributable to Sirius Group	$(193.2)	$(82.4)	$(80.0)
See Notes to Consolidated Financial Statements.

Sirius International Insurance Group, Ltd.
Consolidated Statements of Shareholders' Equity
For the years ended December 31, 2020, 2019, and 2018

(Expressed in millions of U.S. dollars, except per share information)	2020	2019	2018
Common shares
Balance at beginning of year	$1.2	$1.2	$1.2
Issuance of common shares	—	—	0.1
Share repurchase from CM Bermuda	—	—	(0.1)
Balance at end of year	1.2	1.2	1.2
Additional paid-in surplus
Balance at beginning of year	1,098.2	1,089.1	1,197.9
Share compensation expense	3.5	9.1	2.5
Issuance of common shares and warrants, net of expenses	—	—	52.7
Share repurchase from CM Bermuda	—	—	(163.9)
Return of capital to CM Bermuda	—	—	(1.6)
Capital contribution from former parent	—	—	1.4
Other, net	—	—	0.1
Balance at end of year	1,101.7	1,098.2	1,089.1
Retained earnings
Balance at beginning of year	778.5	816.6	858.4
Cumulative effect of an accounting change	(6.8)	—	1.6
Balance at beginning of period, as adjusted	771.7	816.6	860.0
Net (loss)	(319.4)	(45.6)	(16.7)
Change in carrying value of Series B preference shares	24.7	9.2	(36.4)
Income attributable to non-controlling interests	(0.1)	(1.7)	(1.4)
Accrued dividends on Series A redeemable preference shares	—	—	(2.6)
Redemption of Series A redeemable preference shares	—	—	13.8
Other, net	—	—	(0.1)
Balance at end of year	476.9	778.5	816.6
Accumulated other comprehensive (loss)
Balance at beginning of year	(237.5)	(202.4)	(140.5)
Accumulated net foreign currency translation (losses)
Balance at beginning of year	(237.5)	(202.4)	(140.5)
Net change in foreign currency translation	126.3	(35.1)	(61.9)
Balance at end of year	(111.2)	(237.5)	(202.4)
Balance at the end of year	(111.2)	(237.5)	(202.4)
Total common shareholders' equity	$1,468.6	$1,640.4	$1,704.5
Non-controlling interests	0.3	2.4	1.7
Total equity	$1,468.9	$1,642.8	$1,706.2
Per share data
Dividends declared per common share	$—	$—	$—
See Notes to Consolidated Financial Statements.

Sirius International Insurance Group, Ltd.
Consolidated Statements of Cash Flows
For the years ended December 31, 2020, 2019, and 2018

(Expressed in millions of U.S. dollars)	2020	2019	2018
Cash flows from operations:
Net (loss)	$(319.4)	$(45.6)	$(16.7)
Adjustments to reconcile net (loss) income to net cash provided from operations:
Net realized and unrealized investment (losses) gains	(53.8)	(137.3)	20.9
Amortization of premium on fixed maturity investments	5.2	(5.9)	5.8
Amortization of intangible assets	15.8	15.8	15.8
Depreciation and other amortization	6.8	8.2	9.5
Share-based compensation	3.5	9.1	2.0
Revaluation of contingent consideration	0.9	6.3	(9.6)
Net gain on sale of consolidated subsidiaries	(0.9)	—	—
Impairment of intangible assets	—	—	8.0
Other operating items:
Net change in loss and loss adjustment expense reserves	258.0	357.8	203.7
Net change in reinsurance recoverable on paid and unpaid losses	63.3	(90.9)	(95.7)
Net change in funds held by ceding companies	60.8	(111.1)	(48.0)
Net change in unearned insurance and reinsurance premiums	(160.2)	89.1	195.5
Net change in ceded reinsurance payable	(121.7)	48.4	93.4
Net change in ceded unearned insurance and reinsurance premiums	79.5	(13.3)	(76.3)
Net change in insurance and reinsurance premiums receivable	181.6	(127.0)	(144.1)
Net change in deferred acquisition costs	19.5	(10.7)	(28.4)
Net change in funds held under reinsurance treaties	(33.2)	60.6	42.7
Net change in current and deferred income taxes, net	31.1	(5.5)	18.7
Net change in other assets and liabilities, net	34.2	61.8	(89.2)
Net cash provided from operations	71.0	109.8	108.0
Cash flows from investing activities:
Net change in short-term investments	(194.1)	(362.3)	(90.1)
Sales of fixed maturities and convertible fixed maturity investments	687.9	573.3	1,373.1
Maturities, calls, and paydowns of fixed maturity and convertible fixed maturity investments	337.9	407.7	102.7
Sales of common equity securities	1,172.7	369.3	353.1
Distributions and redemptions of other long-term investments	61.5	74.6	72.4
Return of principal of loan participation	1.4	—	—
Sales of consolidated subsidiaries and unconsolidated affiliates, net of cash sold	11.2	—	—
Contributions to other long-term investments	(39.5)	(53.4)	(160.1)
Purchases of common equity securities	(788.3)	(336.9)	(505.7)
Purchases of fixed maturities and convertible fixed maturity investments	(1,207.4)	(726.7)	(1,321.3)
Purchases of loan participations	(13.4)	(20.0)	—
Purchases of consolidated subsidiaries, net of cash acquired	—	—	(7.9)
Net change in unsettled investment purchases and sales	3.7	(2.6)	(1.2)
Other, net	(3.7)	(0.7)	(4.9)
Net cash provided from (used for) investing activities	29.9	(77.7)	(189.9)
Cash flows from financing activities:
Payment of contingent consideration	(28.4)	(6.9)	(4.4)
Cash dividends paid to non-controlling interests	(2.2)	(1.0)	—
Change in collateral held on Interest Rate Cap	—	(0.1)	—
Proceeds from issuance of common shares, net of expenses	—	—	61.2
Proceeds from issuance of Series B preference shares	—	—	195.8
Redemption of common shares from CM Bermuda	—	—	(164.0)
Return of capital to CM Bermuda	—	—	(1.6)
Redemption of Series A redeemable preference shares	—	—	(95.0)
Capital contribution from former parent	—	—	1.4
Net cash (used for) financing activities	(30.6)	(8.0)	(6.6)
Effect of exchange rate changes on cash	21.2	(5.7)	(9.9)
Net increase (decrease) in cash during year	91.5	18.4	(98.4)
Cash and restricted cash balance at beginning of year	150.6	132.2	230.6
Cash and restricted cash balance at end of year	$242.1	$150.6	$132.2
Supplemental disclosures of cash flow information:
Income taxes (refunded) paid	$(0.8)	$9.3	$19.1
Interest paid	$31.0	$29.9	$30.0
See Notes to Consolidated Financial Statements.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Note 1. General
Sirius International Insurance Group, Ltd. ("the Company") is a Bermuda exempted company that provides multi-line insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries (collectively with the Company, "Sirius Group").
Note 2. Summary of significant accounting policies
Basis of presentation
The accompanying consolidated financial statements at December 31, 2020, have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"). The accompanying consolidated financial statements present the consolidated results of operations, financial condition, and cash flows of the Company and its subsidiaries and those entities in which the Company has control and a majority economic interest as well as those variable interest entities ("VIEs") that meet the requirements for consolidation. All significant intercompany transactions have been eliminated in consolidation.
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation. Tabular dollar amounts are in millions, with the exception of share and per share amounts. All amounts are reported in U.S. dollars, except where noted otherwise.
Significant accounting policies
Investment securities
Sirius Group's invested assets consist of securities and other investments held for general investment purposes. Sirius Group's portfolio of fixed maturity investments and equity securities held for general investment purposes are classified as trading and are reported at fair value as of the balance sheet date. Changes in unrealized gains and losses are reported pre-tax in revenues. Realized investment gains and losses are accounted for using the first-in first-out method and are reported pre-tax in revenues. Premiums and discounts on all fixed maturity investments are amortized and/or accreted to income over the anticipated life of the investment and are reported in Net investment income.
Sirius Group's invested assets that are measured at fair value include fixed maturity investments, common and preferred equity securities and other long-term investments, such as interests in hedge funds and private equities. Fair value is defined as the price received to sell an asset in an orderly transaction between market participants at the measurement date reflecting the highest and best use valuation concepts. In determining its estimates of fair value, Sirius Group uses a variety of valuation approaches and inputs. Whenever possible, Sirius Group estimates fair value using valuation methods that maximize the use of quoted prices and other observable inputs.
Short-term investments
Short-term investments consist of money market funds, certificates of deposit and other securities which, at the time of purchase, mature or become available for use within one year. Short-term investments are carried at fair value.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Other long-term investments
Other long-term investments consist primarily of hedge funds, private equity funds, other investments in limited partnerships and other private equity securities. The fair value of other long-term investments is generally based upon Sirius Group's proportionate interest in the underlying fund's net asset value, which is deemed to approximate fair value. In addition, due to a lag in reporting, some of the fund managers, fund administrators or both, are unable to provide final fund valuations as of the Company's reporting date. In these circumstances, Sirius Group estimates the return of the current period and uses all credible information available. This includes utilizing preliminary estimates reported by its fund managers and using information that is available to Sirius Group with respect to the underlying investments, as necessary. The changes in fair value are reported in pre-tax revenues in Net unrealized investment gains (losses). Actual final fund valuations may differ from Sirius Group's estimates and these differences are recorded in the period they become known as a change in estimate.
Other long-term investments also include certain investments that are eligible for the equity method where Sirius Group has elected the fair value option under which the changes in fair value are reported in pre-tax revenues in Net unrealized investment gains (losses). (See Note 20.)
Loan participations
Loan participations that qualify for sale accounting under the Accounting Standards Codification ("ASC") Topic 860, "Transfers and Servicing of Financial Assets", are carried at fair value. The fair value of loan participations is estimated using discounted cash flow analysis. Sirius Group includes Loan particpation in Other assets in the Consolidated Balance Sheets.
Cash
Cash includes amounts on hand and demand deposits with banks and other financial institutions. Amounts presented in the statement of cash flows are shown net of balances acquired and sold in the purchase or sale of the Company's consolidated subsidiaries.
Restricted cash
Restricted cash represents cash and cash equivalents that Sirius Group, through its managing general underwriting units (“MGUs”) - IMG and Armada, is (a) holding for the benefit of a third party and is legally or contractually restricted as to withdrawal or usage for general corporate purposes; and (b) not replaceable by another type of asset other than cash or cash equivalents, under the terms of Sirius Group's contractual arrangements with such third parties.
Insurance and reinsurance operations
Premiums written are recognized as revenues and are earned ratably over the term of the related policy or reinsurance treaty. Premiums written include amounts reported by brokers, managing general underwriters and ceding companies, supplemented by the Company's own estimates of premiums where reports have not been received. The determination of premium estimates requires a review of the Company's experience with the ceding companies, managing general underwriters, familiarity with each market, the timing of the reported information, an analysis and understanding of the characteristics of each class of business and management's judgment of the impact of various factors, including premium or loss trends, on the volume of business written and ceded to the Company. On an ongoing basis, the Company's underwriters review the amounts reported by these third parties for reasonableness based on their experience and knowledge of the subject class of business, taking into account the Company's historical experience with the brokers or ceding companies. Unearned premiums represent the portion of premiums written that are applicable to future insurance or reinsurance coverage provided by policies or treaties in force.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Deferred acquisition costs represent commissions, premium taxes, brokerage expenses, and other costs which are directly attributable to the successful acquisition or renewal of contracts and vary with the production of business. These costs are deferred and amortized over the period during which the premiums are earned. Amortization of Deferred acquisition costs are shown net of contractual commissions earned on reinsurance ceded within Insurance and reinsurance acquisition expenses. Deferred acquisition costs are limited to the amount expected to be recovered from future earned premiums and anticipated investment income. This limitation is referred to as a premium deficiency. A premium deficiency is recognized if the sum of expected loss and loss adjustment expenses ("LAE"), expected dividends to policyholders, unamortized acquisition costs and maintenance costs exceeds related unearned premiums and anticipated investment income. A premium deficiency is recognized by charging any unamortized acquisition costs to expense to the extent required in order to eliminate the deficiency. If the premium deficiency exceeds unamortized acquisition costs, then a liability is accrued for the excess deficiency.
Other underwriting expenses consist primarily of personnel related expenses (including salaries, benefits and variable compensation expense) and other general operating expenses related to the underwriting operations.
Losses and LAE are charged against income as incurred. Unpaid insurance loss and LAE reserves are based on estimates (generally determined by claims adjusters, legal counsel, and actuarial staff) of the ultimate costs of settling claims, including the effects of inflation and other societal and economic factors. Unpaid reinsurance loss and LAE reserves are based primarily on reports received from ceding companies and actuarial projections. Unpaid loss and LAE reserves represent management's best estimate of ultimate losses and LAE, net of estimated salvage and subrogation recoveries, if applicable. Such estimates are regularly reviewed and updated and any resulting adjustments are reflected in current operations. The process of estimating loss and LAE reserves involves a considerable degree of judgment by management and the ultimate amount of expense to be incurred could be greater or less than the amounts currently reflected in the financial statements.
Sirius Group enters into ceded reinsurance contracts to protect its businesses from losses due to concentration of risk, to manage its operating leverage ratios and to limit losses arising from catastrophic events. Such reinsurance contracts are executed through excess of loss treaties and catastrophe contracts under which the reinsurer indemnifies for a specified part or all of certain types of losses over stipulated amounts arising from any one occurrence or event. Sirius Group has also entered into quota share treaties with reinsurers under which all risks meeting prescribed criteria are covered on a pro-rata basis. The amount of each risk ceded by Sirius Group is subject to maximum limits which vary by line of business and type of coverage. Although these contracts protect Sirius Group, these reinsurance arrangements do not relieve Sirius Group from its primary obligations to insureds.
Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. The collectability of reinsurance recoverables is subject to the solvency of the reinsurers. Sirius Group is selective in regard to its reinsurers, principally placing reinsurance with those reinsurers with a strong financial condition, industry ratings and underwriting ability. Management monitors the financial condition and ratings of its reinsurers on an ongoing basis.
Reinsurance premiums, commissions, expense reimbursements and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reinsurance premiums ceded are expensed over the period the reinsurance coverage is provided. Ceded unearned insurance and reinsurance premiums represent the portion of premiums ceded applicable to the unexpired term of policies in force. Funds held by ceding companies represent amounts due to Sirius Group in connection with certain assumed reinsurance agreements in which the ceding company retains a portion of the premium to provide security against future loss payments. The funds held by ceding companies are generally invested by the ceding company and a contractually agreed interest amount is credited to Sirius Group and recognized as investment income. Funds held under reinsurance treaties represent contractual payments due from Sirius Group that have been retained to secure such obligations.
Accruals for contingent commission liabilities are established for reinsurance contracts that provide for the stated commission percentage to increase or decrease based on the loss experience of the contract. Changes in the estimated liability for contingent commission arrangements are recorded as Insurance and reinsurance acquisition expenses. Accruals for contingent commission liabilities are determined through the review of the contracts that have these adjustable features and are estimated based on expected loss and LAE.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Derivative financial instruments
Sirius Group holds derivative financial instruments for both risk management and investment purposes. Sirius Group recognizes all derivatives as either assets or liabilities, measured at fair value, in the Consolidated Balance Sheets. Changes in the fair value of derivative instruments are recognized in current period pre-tax income.
Deferred software costs
Sirius Group capitalizes costs related to computer software developed for internal use during the application development stage of software development projects. These costs generally consist of certain external, payroll and payroll-related costs. Sirius Group begins amortization of these costs once the project is completed and ready for its intended use. Amortization is on a straight-line basis and over a useful life of three to five years. As of December 31, 2020 and 2019, Sirius Group had unamortized deferred software costs of $8.5 million and $6.8 million, respectively. For the years ended December 31, 2020, 2019, and 2018, Sirius Group had amortization expenses of $2.9 million, $3.6 million and $4.8 million, respectively, related to software developed for internal use.
Share-based compensation
Share-based compensation plans are accounted for in accordance with the ASC Topic 718 "Compensation - Stock Compensation" Sirius Group recognizes the compensation expense for stock restricted share and performance share awards based on the fair value of the award on the date of grant over the requisite service period. Awards under the 2018 Omnibus Incentive Plan vest over two or three years. The Company has elected to recognize forfeitures as they occur rather than estimate service-based forfeitures over the requisite service period.
Defined benefit plans
Certain Sirius Group employees in Europe participate in defined benefit plans. The liability for the defined benefit plans that is reported on the Consolidated Balance Sheets is the current value of the defined benefit obligation at the end of the period, reduced by the fair value of the plan's managed assets, with adjustments for actuarial gains and losses. The defined benefit pension plan obligation is calculated annually by independent actuaries. The current value of the defined benefit obligation is determined through discounting of expected future cash flows, using interest rates determined by current market interest rates. The service costs and actuarial gains and losses on the defined benefit obligation and the fair value on the plan assets are recognized in the Consolidated Statements of Income.
Commission and other revenue recognition
Sirius Group recognizes agent commissions and other revenues when it has fulfilled all of its obligations necessary to earn the revenue and when it can both reliably estimate the amount of revenue, net of any amounts expected to be uncollectible and any amounts associated with expected cancellations.
Earnings per share
Earnings per share is reported in accordance with ASC Topic 260 Earnings per Share. Basic earnings (loss) per share is computed by dividing net (loss) available to Sirius Group common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income available to Sirius Group common shareholders by the weighted-average number of common shares outstanding adjusted to give effect to potentially dilutive securities. (See Note 17.)
Federal and foreign income taxes
Certain of Sirius Group's subsidiaries file consolidated tax returns in the United States. Sirius Group has subsidiaries in various jurisdictions, including but not limited to Sweden, the United Kingdom and Luxembourg, which are subject to applicable taxes in those jurisdictions.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Deferred tax assets and liabilities are recorded when a difference between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for tax purposes exists, and for other temporary differences. The deferred tax asset or liability is recorded based on tax rates expected to be in effect when the difference reverses. The deferred tax asset is recognized when it is more likely than not that it will be realized.
The Tax Cuts and Jobs Act (the "TCJA") which was enacted into law in the U.S. in December 31, 2017 includes a new base erosion and anti-abuse tax ("BEAT"), which is essentially a minimum tax that is potentially applicable to certain otherwise deductible payments made by U.S. entities to non-U.S. affiliates, including cross-border interest payments and reinsurance premiums. The statutory BEAT rate is 10% in 2020-2025 and then rises to 12.5% in 2026 and thereafter. The TCJA also includes provisions for Global Intangible Low-Taxed Income ("GILTI") under which taxes on foreign income are imposed on the excess of a deemed return on tangible assets of certain foreign subsidiaries. Consistent with accounting guidance, Sirius Group is treating BEAT as an in period tax charge when incurred in future periods for which no deferred taxes need to be provided and has made an accounting policy election to treat GILTI taxes in a similar manner.
Foreign currency exchange
The U.S. dollar is the functional currency for Sirius Group's businesses except for Sirius International Insurance Corporation ("Sirius International") and its subsidiaries including Lloyd's Syndicate 1945 ("Syndicate 1945"), several subsidiaries of International Medical Group Acquisition, Inc. ("IMG") and the Canadian reinsurance operations of Sirius America Insurance Company ("Sirius America"). Sirius Group also invests in securities denominated in foreign currencies. Assets and liabilities recorded in these foreign currencies are translated into U.S. dollars at exchange rates in effect at the balance sheet date, and revenues and expenses are converted using the average exchange rates for the period. Net foreign exchange gains and losses arising from the translation of functional currencies are reported in shareholder's equity, in Accumulated other comprehensive (loss). As of December 31, 2020 and 2019, Sirius Group had Net unrealized foreign currency translation losses of $111.2 million and $237.5 million, respectively, recorded in Accumulated other comprehensive (loss) on its Consolidated Balance Sheets.
Assets and liabilities relating to foreign operations are remeasured into the functional currency using current exchange rates; revenues and expenses are remeasured into the functional currency using the weighted average exchange rate for the period. The resulting exchange gains and losses are reported as a component of net income in the period in which they arise within Net realized investment gains (losses), Net unrealized investment gains (losses) and Net foreign exchange gains.
The following rates of exchange for the U.S. dollar have been used for translation of assets and liabilities for subsidiaries whose functional currency is not the U.S. dollar at December 31, 2020 and 2019:

Currency	ClosingRate 2020	ClosingRate 2019
Swedish kronor	8.1676	9.3210
British pound	0.7322	0.7568
Euro	0.8151	0.8912
Canadian dollar	1.2725	1.3003
Goodwill and intangible assets
Goodwill represents the excess of the purchase price of an acquisition over the fair value of the identifiable net assets acquired and is assigned to the applicable reporting unit at acquisition. In the absence of any indications of potential impairment, the evaluation of goodwill is performed annually during the fourth quarter of each year. Sirius Group initially evaluates goodwill using a qualitative approach to determine whether it is more likely than not that the fair value of goodwill is greater than its carrying value. If the results of the qualitative evaluation indicate that it is more likely than not that the carrying value of goodwill exceeds its fair value, Sirius Group performs the quantitative test for impairment.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Indefinite-lived intangible assets are evaluated for impairment similar to goodwill. Finite-lived intangible are amortized on a straight-line basis over their estimated useful lives. The amortization periods approximate the period over which Sirius Group expects to generate future net cash inflows from the use of these assets. All of these assets are subject to impairment testing for the impairment or disposal of long-lived assets when events or conditions indicate that the carrying value of an asset may not be fully recoverable from future cash flows.
If goodwill or intangible assets are impaired, such assets are written down to their fair values with the related expense recorded in Sirius Group's results of operations. (See Note 11)
Non-controlling interests
Non-controlling interests consist of the ownership interests of non-controlling shareholders in consolidated subsidiaries, and are presented separately on the balance sheet.
Mezzanine equity
In connection with significant transactions the Company has entered into, the Company has issued preference shares. (See Note 3.) At the date of issuance, Sirius Group evaluated the conversion and redemption features associated with the preference shares in order to determine the balance sheet classification of the instrument. In accordance with ASC 480, preference shares are classified outside of permanent equity (as Mezzanine equity) when the preference shares are redeemable at a fixed or determinable price on a fixed or determinable date, at the option of the shareholder or upon the occurrence of an event that is not solely within the control of Sirius Group. Sirius Group accounts for the Series B preference shares outside of permanent equity as Mezzanine equity in the Consolidated Balance Sheets as the ability to settle in common shares cannot be assured.
Variable interest entities
Sirius Group consolidates a VIE when it has both the power to direct the activities of the VIE that most significantly impact its economic performance and either the obligation to absorb losses or the right to receive returns from the VIE that could potentially be significant to the VIE.
An entity in which Sirius Group holds a variable interest is a VIE if any of the following conditions exist: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support, (b) as a group, the holders of equity investment at risk lack either the direct or indirect ability through voting rights or similar rights to make decisions about an entity's activities that most significantly impact the entity's economic performance or the obligation to absorb the expected losses or right to receive the expected residual returns or (c) the voting rights of some investors are disproportionate to their obligation to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity or both, and substantially all of the entity's activities either involve or are conducted on behalf of an investor with disproportionately few voting rights. The primary beneficiary is defined as the variable interest holder that is determined to have the controlling financial interest as a result of having both (a) the power to direct the activities of a VIE that most significantly impact the economic performance of the VIE and (b) the obligation to absorb losses or right to receive benefits from the VIE that could potentially be significant to the VIE. At inception of the VIE, as well as following an event that requires reassessment, Sirius Group determines whether it is the primary beneficiary based on the facts and circumstances surrounding each entity. (See Note 21.)

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Recently adopted changes in accounting principles
Credit losses
Effective January 1, 2020, Sirius Group adopted Accounting Standards Update ("ASU") 2016-13, Measurement of Credit Losses on Financial Instruments (ASC 326), which establishes new guidance for the recognition of credit losses for financial assets measured at amortized cost ("current expected credit losses" or "CECL"). The guidance applies to financial assets that have the contractual right to receive cash, including reinsurance receivables and recoverables and requires reporting entities to estimate the credit losses expected over the life of a credit exposure using historical information, current information and reasonable and supportable forecasts that affect the collectability of the financial asset. The expected credit losses and subsequent adjustments to such losses, are recorded through an allowance account that is deducted from the amortized cost basis of the financial asset, with the net carrying value of the financial asset presented on the consolidated balance sheet at the amount expected to be collected. Sirius Group adopted the new guidance using a modified retrospective transition method through a cumulative-effect adjustment to retained earnings.
As a result of the adoption of the new guidance, Sirius Group estimated a total CECL allowance of $14.9 million. The adoption of this guidance did not materially impact our results of operations or cash flows. Due to the adoption of the standard using the retrospective cumulative-effect adjustment method, the Company recorded a $(6.8) million cumulative-effect adjustment net of taxes to its opening retained earnings as of January 1, 2020. (See Note 7.)
Fair Value Measurement Disclosures
Effective January 1, 2020, Sirius Group adopted ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements of fair value measurements. The adoption of this guidance did not have any impact on the consolidated financial statements but expanded disclosure of the ranges and weighted averages of significant unobservable inputs used in Level 3 fair values. (See Note 10.)
Simplifying the Accounting for Income Taxes
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions, and clarifies and simplifies certain aspects of accounting for income taxes. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. We adopted ASU 2019-12 effectively from January 1, 2020. Adoption of the standard did not have a material impact on the Consolidated Financial Statements.
Recent accounting pronouncements
In March 2020, the FASB issued ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional expedients and exceptions for applying GAAP to investments, derivatives, or other transactions that reference the London Interbank Offered Rate ("LIBOR") or another reference rate expected to be discontinued because of reference rate reform. Along with the optional expedients, the amendments include a general principle that permits an entity to consider contract modifications due to reference reform to be an event that does not require contract re-measurement at the modification date or reassessment of a previous accounting determination. This standard may be elected over time through December 31, 2022 as reference rate reform activities occur. This guidance is currently not expected to have a material impact on the Consolidated Financial Statements.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Note 3. Significant transactions
Merger Agreement with Third Point Reinsurance, Ltd.
On August 6, 2020, the Company announced that it had entered into an Agreement and Plan of Merger (the “2020 Merger Agreement”), by and among the Company, Third Point Reinsurance Ltd., a Bermuda exempted company (“TPRE”), and Yoga Merger Sub Limited, a Bermuda exempted company and a wholly owned subsidiary of TPRE (“Merger Sub”). The 2020 Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the 2020 Merger Agreement and a Statutory Merger Agreement to be executed by the Company, TPRE and Merger Sub (the “Statutory Merger Agreement”), Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of TPRE (the “TPRE Merger”). The 2020 Merger Agreement, the Statutory Merger Agreement, and the consummation of the transactions contemplated by the 2020 Merger Agreement and the Statutory Merger Agreement, including the TPRE Merger (the “Transactions”), have been unanimously approved by the board of directors of each of the Company and TPRE.
Under the terms of the 2020 Merger Agreement, as of the effective time of the TPRE Merger (the “Effective Time”), each issued and outstanding common share, par value $0.01 per share, of the Company (“Company Shares”) will be converted into the right to receive, at the election of the holder thereof, (i) $9.50 in cash (the “Cash Election”), or (ii) (A) 0.743 of a common share, par value $0.10 per share, of TPRE (“TPRE Shares”) and (B) one contractual contingent value right (each, a “CVR”), which will represent the right to receive a contingent cash payment, and which, taken together with the fraction of the TPRE Share received, guarantee that on the second anniversary of the closing date of the TPRE Merger, the electing shareholder will have received equity and cash with a value of at least $13.73 per share (the “Share & CVR Election”), or (iii) (A) $0.905 in cash, (B) a number of TPRE Shares equal to the Mixed Election Common Shares Exchange Ratio (as such term is defined in the 2020 Merger Agreement), (C) a number of newly issued Series A preference shares of TPRE (“TPRE Preference Shares”) equal to the Mixed Election Preference Shares Exchange Ratio (as such term is defined in the 2020 Merger Agreement), (D) 0.190 of a warrant issued by TPRE (each, a “Warrant”) and (E) $0.905 aggregate principal amount of a right (each, an “Upside Right”) issued by TPRE (the “Mixed Election”). Elections were required to be made by than February 11, 2021. Pursuant to the Company Voting and Support Agreement (as defined below), CM Bermuda, whose parent company is CMIG International, has agreed to make the Mixed Election. Holders of Company Shares who do not make an election will be deemed to have made the Share & CVR Election. No fractional TPRE Shares or TPRE Preference Shares will be issued in the TPRE Merger, and holders of Company Shares will receive cash in lieu of any fractional TPRE Shares or TPRE Preference Shares. Dissenting Company shareholders will be entitled to exercise appraisal rights under Bermuda law.
The consummation of the TPRE Merger is subject to the satisfaction or waiver of certain conditions, including, among others, (i) the affirmative vote in favor of the approval of the 2020 Merger Agreement, the Merger and the Statutory Merger Agreement by the holders of a majority of the voting power of the Company Shares and the Company’s Series B preference shares, voting together as a single class, that are present (in person or by proxy) at the Company shareholder meeting called for such purpose, (ii) the affirmative vote in favor of the approval of the issuance of TPRE Shares in the TPRE Merger as contemplated by the 2020 Merger Agreement (the “TPRE Share Issuance”) by the holders of at least a majority of the voting power of TPRE Shares that are present (in person or by proxy) at the TPRE shareholder meeting called for such purpose, (iii) the expiration or termination of any applicable waiting period (together with any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and any other applicable antitrust laws, (iv) the receipt of certain approvals under applicable insurance laws, (v) the absence of any effective order issued by any governmental authority or court of competent jurisdiction or other legal restraint prohibiting or preventing the consummation of the TPRE Merger, (vi) in the case of each party’s obligation to effect the TPRE Merger, the absence of a material adverse effect with respect to the other party and its subsidiaries, taken as a whole, since the date of the 2020 Merger Agreement, (vii) in the case of each party’s obligation to effect the TPRE Merger, subject to certain materiality exceptions, the accuracy of the representations and warranties made by the other party and compliance by the other party in all material respects with such party’s respective obligations under the 2020 Merger Agreement and (viii) other customary closing conditions. On November 23, 2020, at a Special General Meeting of Shareholders, a majority of votes of Sirius Group Company Shares and Company's Series B preference shares cast voted in favor of the approval of the 2020 Merger Agreement, the TPRE Merger and the Statutory Merger Agreement. On the same day, at a Special General Meeting of Shareholders of TPRE, a majority of the shareholders of TPRE voted in favor of the approval of the TPRE Share Issuance. The Company received all required regulatory approvals and expects the TPRE Merger to close on February 26, 2021.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Sirius Group incurred various legal, advisory and other consulting costs associated with the proposed TPRE Merger of $13.7 million, which are included in the Company's financial condition or results of operations as of and for the year ended December 31, 2020. As part of the amount incurred, $2.6 million is in connection with the Transaction Matters Letter Agreement entered into by Sirius Group, TPRE, CM Bermuda and CMIG International on August 6, 2020. (See Note 22.)
Empire Insurance Company
On July 7, 2020, Sirius Group sold 100% of the common shares of Empire Insurance Company (“Empire”) to Physicians' Reciprocal Insurers. Sirius Group received $11.4 million of proceeds and recognized a $0.9 million gain on the sale of Empire.
Loss portfolio transfer
On January 23, 2020, Sirius Group consummated a loss portfolio transfer with Pacific Re, Inc. Under the agreement, Sirius Group received $69.7 million in cash and assumed net undiscounted loss and loss adjustment expenses ("LAE") reserves with the same value. In addition, Sirius Group recognized Gross written premium and Loss and loss adjustment expenses for $69.7 million.
As part of closing on the loss portfolio transfer, an estimate of net paid losses was included. Sixty days after the closing, actual net paid losses were determined and Sirius Group paid back $0.4 million in cash to Pacific Re, Inc. and reduced assumed net undiscounted loss and LAE reserves by the same value. In addition, Sirius Group adjusted Gross written premium and Loss and loss adjustment expenses by $(0.4) million.
Easterly Acquisition Corp.
On November 5, 2018, the Company completed the transactions contemplated by the definitive Agreement and Plan of Merger ("Merger Agreement"). Under the terms of the Merger Agreement, Easterly Acquisition Corp. ("Easterly") merged with Sirius Acquisitions Holding Company III and became a wholly-owned subsidiary of the Company (the "Easterly Merger"). Upon the closing of the Easterly Merger, Easterly's common stock was exchanged for the Company's common shares at an exchange ratio (the "Exchange Ratio") calculated as (i) the amount of cash per public share of Easterly common stock in Easterly's trust account (the "Trust Account") immediately prior to the closing of the Easterly Merger divided by (ii) (x) 1.05 multiplied by (y) Sirius Group's adjusted diluted book value per common share as of September 30, 2018 ("Sirius Group September 30 Adjusted DBVPS"). Based on the Sirius Group September 30 Adjusted DBVPS, estimated as of September 30, 2018, and funds in the Trust Account on November 5, 2018, the Exchange Ratio was equal to 0.609. Following the Easterly Merger, the Company's common shares are traded on the Nasdaq Global Select Market under the symbol "SG."
Easterly held a special meeting of Easterly stockholders on November 2, 2018 to approve the completion of the transactions contemplated by the Merger Agreement. Easterly Acquisition Sponsor, LLC (the "Sponsor") and Easterly's other stockholders approved each of the proposals presented at the special meeting. After the special meeting but prior to the consummation of the Easterly Merger, certain Easterly public stockholders exercised their redemption rights as provided for by Easterly's charter. In total, out of the Trust Account balance of $149.0 million, there were $109.7 million of redemptions by Easterly public stockholders, which decreased the amount of cash in the Trust Account available for general corporate purposes following the Easterly Merger. After the redemption of shares held by Easterly's public stockholders, there was $39.3 million in the Trust Account. This resulted in the issuance of 2,280,241 common shares to Easterly public stockholders.
Pursuant to the letter agreement among Easterly, the Sponsor and the Company, the private placement warrants issued to the Sponsor at the closing of the Easterly Merger were cancelled. Pursuant to the Merger Agreement, each issued and outstanding public warrant was converted into a warrant exercisable for Company common shares. The number of Company common shares subject to converted warrants was equal to the number of shares of Easterly common stock subject to each Easterly warrant immediately prior to the closing of the Easterly Merger multiplied by the Exchange Ratio, and each converted warrant had an exercise price per Company common share equal to the exercise price per share of Easterly common stock subject to such Easterly warrant immediately prior to the closing of the Easterly Merger divided by the Exchange Ratio. This resulted in the issuance of 6,088,535 converted warrants ("Easterly Warrants").

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Upon completion of the TPRE Merger, holders of the Easterly Warrants will have the right to receive the merger consideration that the holder of such warrants would have received if such holder had exercised his, her or its warrants immediately prior to the completion of the TPRE Merger. Because the exercise price of such Easterly Warrants is greater than the per share merger consideration, it is expected that no such warrants will be exercised prior to the completion of the merger and therefore no merger consideration will be paid to holders of such warrants.
Sirius Group Private Placement
In connection with the closing of the Easterly Merger, the Company completed a private placement of Series B preference shares, common shares, and warrants (the "Sirius Group Private Placement") at a price per preference and common share equal to (i) 1.05 multiplied by (ii) the Sirius Group September 30 Adjusted DBVPS, or $17.22447. Investors in the Sirius Group Private Placement included affiliated funds of Gallatin Point Capital, The Carlyle Group, Centerbridge Partners, L.P. and Bain Capital Credit (the "Preference Share Investors"), together with certain employees, directors and "friends & family." The Sirius Group Private Placement raised proceeds of $226.1 million and incurred issuance costs of $2.0 million, resulting in the issuance of:
•11,901,670 Series B preference shares with a cost basis of $195.8 million,
•1,225,954 common shares with a cost basis of $20.8 million,
•5,418,434 warrants that are exercisable for common shares for a period of five years after the Easterly Merger at a strike price equal to 125% of the per share purchase price, or $21.53 with a cost basis of $9.6 million.
Upon completion of the TPRE Merger, the exercise price of the warrants held by the Preference Share Investors will be automatically adjusted to equal the value per share of the Sirius Group common shares reflected by the terms of the TPRE Merger. Thereafter, the warrants held by the Preference Share Investors may be exercised by paying the exercise price and, upon such exercise, would be entitled to receive the per share merger consideration in lieu of receiving the Sirius Group common shares receivable upon exercise of such warrants.
ESPP
In connection with the Easterly Merger, Sirius Group implemented the Employee Share Purchase Plan ("ESPP"), which provided all employees of Sirius Group with a one-time opportunity to purchase between 100 and 1,000 Company common shares at a price equal to 85% of market value for the first 100 shares and 100% of market value for the next 900 shares. For this purpose, market value of the Company common shares was equal to 1.05 times the Sirius Group September 30 Adjusted DBVPS. Employees had the option of paying for the shares upfront or, in the case of employees who are not executive officers, through a loan that is repaid over a two years period through payroll deductions. Through the ESPP, 405 employees purchased 149,236 Company common shares prior to the consummation of the Easterly Merger, with a cost basis of $2.6 million. (See Note 15.)
Gross proceeds of the cash in the Easterly Trust Account assumed by Sirius Group upon the closing of the Easterly Merger, the Sirius Group Private Placement and the ESPP sum to $268.0 million.
Common shares redemption
In connection with the Easterly Merger, the Company and CM Bermuda Ltd. ("CM Bermuda"), the sole holder of the Company's common shares prior to the Easterly Merger, completed the transactions contemplated by its previously announced redemption agreement and the Company redeemed 9,519,280 of the Company's common shares at a price per share equal to $17.22447 for $164.0 million, which were paid on November 16, 2018.
Also in connection with the Easterly Merger, on November 16, 2018 the Company completed a post-closing adjustment of $1.6 million that was settled in cash to CM Bermuda based on the reported book value per share of $16.44 as of September 30, 2018, pursuant to the Merger Agreement.
Sirius Group incurred certain contractual costs associated with the Easterly Merger of $9.0 million and $7.1 million of various legal, advisory and other consulting costs for the Easterly Merger and the Sirius Group Private Placement that were charged to Additional paid-in surplus.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Series A preference shares redemption
In connection with the Easterly Merger, the Company, IMG Acquisition Holdings, LLC ("IMGAH") and Sirius Acquisitions Holding Company II completed the transactions contemplated by its previously announced redemption agreement and the Company redeemed all of the outstanding Series A redeemable preference shares, which were held by IMGAH, for $95.0 million in cash. Effective as of the completion of the redemption, the parties terminated the registration rights agreement and the shareholder's agreement between the Company and IMGAH. In addition, the parties agreed that any remaining contingent consideration in respect of the IMG acquisition will be paid in cash, not in Series A redeemable preference shares as previously contemplated in the agreement in respect of the IMG acquisition. As of December 31, 2020, there was no contingent consideration outstanding to be paid to IMGAH.
Cedar Insurance Company (formerly WRM America Indemnity Company, Inc.)
On August 16, 2018, Sirius Group acquired 100% ownership of WRM America Indemnity Company, Inc. ("WRM America") from WRM America Indemnity Holding Company, LLC for $16.9 million in cash. During 2019, WRM America changed its name to Cedar Insurance Company ("Cedar"). Cedar is a New York-domiciled insurer with a run-off book of business mainly comprised of general liability, educator's legal liability, automobile liability and physical damage, property and excess catastrophe liability. As part of the purchase of Cedar, Sirius Group acquired $3.1 million of indefinite-lived intangible assets related to insurance licenses.
The Phoenix Holdings Ltd.
On July 2, 2018, Sirius Group terminated its share purchase agreement to acquire a controlling interest in The Phoenix Holdings Ltd. As a result of the termination, Sirius Group recognized an income statement charge for the $4.5 million call option it held during 2018.
Note 4. Segment information
On December 31, 2019, Sirius Group completed an internal reorganization to optimize the Company's operations, better serve its clients and make the Company more nimble and efficient. Beginning on January 1, 2020, Sirius Group classifies its business into four reportable segments –Global Reinsurance, Global Accident & Health ("Global A&H"), U.S. Specialty, and Runoff & Other. The accounting policies of the reportable segments are the same as those used for the preparation of the Company's consolidated financial statements.
The Company's Global Reinsurance, Global A&H, U.S. Specialty, and Runoff & Other reportable segments each have managers who are responsible for the overall profitability of their respective segments and who are directly accountable to the Company's chief operating decision maker, the Chief Executive Officer ("CEO") of the Company. The CEO assesses segment operating performance, allocates capital and makes resource allocation decisions based on Technical profit (loss), Underwriting profit (loss), and Underwriting profit (loss), including net service fee revenue.
Segment results are shown prior to corporate eliminations. Corporate eliminations are shown to reconcile to consolidated Technical profit (loss), consolidated Underwriting profit (loss) and consolidated Underwriting profit (loss), including net service fee revenue.
Sirius Group does not allocate its assets by segment, with the exception of goodwill and intangible assets, and, accordingly, investment income is not allocated to each segment. The internal reorganization had no impact to the allocation of goodwill and intangible assets to the Global A&H segment. Where applicable, all prior periods presented have been revised to conform to this new presentation.
Global Reinsurance
Global Reinsurance consists of Sirius Group's underwriting lines of business that offer Other Property, Property Catastrophe Excess Reinsurance, Agriculture Reinsurance, Aviation & Space, Marine & Energy, Trade Credit, Contingency and Casualty Reinsurance:

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Other Property—Sirius Group participates in the broker market for property reinsurance treaties written on a proportional and excess of loss basis. For Sirius Group's international business, the book consists of treaty, written on both a proportional and excess of loss basis, facultative and primary business, primarily in Europe, Asia and Latin America. In the United States, the book predominantly centers on significant participations on proportional and excess of loss treaties mostly in the excess and surplus lines segment of the market.
Property Catastrophe Excess Reinsurance—Property catastrophe excess of loss reinsurance treaties cover losses from catastrophic events. Sirius Group writes a worldwide book with the largest concentration of exposure in Europe and the United States. The U.S. book written in Bermuda has a national account focus supporting principally the lower and/or middle layers of large capacity programs. Additionally, Stockholm writes a U.S. book mainly consisting of select small regional and standard lines carriers. The exposures written in the international book are diversified across many countries, regions, perils and layers.
Agriculture Reinsurance—Sirius Group provides stop-loss reinsurance coverage to companies writing U.S. government-sponsored multi-peril crop insurance ("MPCI"). Sirius Group's participation is net of the government's stop-loss reinsurance protection. Sirius Group also provides coverage for crop-hail and certain named perils when bundled with MPCI business. Sirius Group also writes agriculture business outside of the United States.
Aviation & Space—Sirius Group provides aviation insurance that covers loss of or damage to an aircraft and the aircraft operations' liability to passengers, cargo and hull as well as to third parties. Additionally, liability arising out of non-aircraft operations such as hangars, airports and aircraft products can be covered. Space insurance primarily covers loss of or damage to a satellite during launch and in orbit. The book consists of treaty, written on both a proportional and excess of loss basis, facultative and primary business.
Marine & Energy—Sirius Group provides marine & energy reinsurance, primarily written on an excess of loss and proportional basis. Coverage offered includes damage to ships and goods in transit, marine liability lines and offshore energy industry insurance. Sirius Group also writes yacht business, both on a reinsurance and primary basis. The marine & energy portfolio is diversified across many countries and regions.
Trade Credit—Sirius Group writes credit and bond reinsurance worldwide. The bulk of the business is traditional short-term commercial credit insurance, covering pre-agreed domestic and export sales of goods and services with typical coverage periods of 60 to 120 days. Losses under these policies are correlated to adverse changes in a respective country's gross national product.
Contingency—Sirius Group underwrote a contingency insurance book primarily for event cancellation and non-appearance. Additionally, coverage for probability based risks with prize redemption was also offered. The contingency insurance business was exited in 2018; however, Sirius Group continues to offer this class on a treaty reinsurance basis on a selective basis for a few key clients.
Casualty Reinsurance—Sirius Group underwrites a cross section of all casualty lines, including general liability, umbrella, auto, workers compensation, professional liability and other specialty classes, written on a proportional and excess of loss basis.
Global A&H
Global A&H consists of Sirius Group’s insurance and reinsurance business, and MGU units (which include ArmadaCorp Capital, LLC ("Armada") and IMG. Armada’s products are offered in the United States while IMG and the insurance and reinsurance business write accident and health products on a worldwide basis:
Accident and Health insurance and reinsurance—Sirius Group is an insurer of accident and health business in the United States and internationally, on either an admitted or surplus lines basis, as well as a reinsurer of medical expense, travel and personal accident on a treaty or facultative basis worldwide. The MGU unit writes health insurance business worldwide through IMG and within the United States via Armada.
U.S. Specialty
U.S. Specialty consists of Sirius Group's specialty insurance product offerings, which currently includes Environmental, Surety and Workers’ Compensation.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Environmental underwrites a pure environmental insurance book in the United States consisting of four core products that revolve around pollution coverage, which are premises pollution liability, contractor's pollution liability, contractor's pollution and professional liability.
Surety underwrote commercial surety bonds, including non-construction contract bonds, in a broad range of business segments in the United States. In April 2020, the Company decided to exit the Surety business due to competitive market conditions in that business line and recent economic downturn which presented new risks and challenges for this line of business.
Workers' Compensation is a state-mandated insurance program that provides medical, disability, survivor, burial and rehabilitation benefits to employees who are injured or killed due to a work-related injury or illness.
Runoff & Other
Runoff & Other includes the results of Sirius Global Solutions Holding Company ("Sirius Global Solutions"), which specializes in the acquisition and management of runoff liabilities for insurance and reinsurance companies, both in the United States and internationally, as well as asbestos risks, environmental risks and other long-tailed liability exposures.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The following tables summarize the segment results for the years ended December 31, 2020, 2019, and 2018:

	For the year ended December 31, 2020
(Millions)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$1,034.1	$544.6	$105.5	$66.6	$—	$1,750.8
Net written premiums	$916.0	$425.5	$94.5	$68.8	$—	$1,504.8
Net earned insurance and reinsurance premiums	$947.5	$453.9	$71.9	$69.2	$—	$1,542.5
Loss and allocated LAE(1)	(820.0)	(301.9)	(47.8)	(59.8)	—	(1,229.5)
Insurance and reinsurance acquisition expenses	(205.2)	(125.4)	(12.7)	(1.3)	39.5	(305.1)
Technical profit	(77.7)	26.6	11.4	8.1	39.5	7.9
Unallocated LAE(2)	(24.0)	(3.2)	(0.7)	(12.9)	(19.4)	(60.2)
Other underwriting expenses	(90.6)	(24.7)	(17.4)	(6.1)	(19.2)	(158.0)
Underwriting (loss)	(192.3)	(1.3)	(6.7)	(10.9)	0.9	(210.3)
Service fee revenue(3)	—	108.4	—	0.9	(43.4)	65.9
Managing general underwriter unallocated LAE(4)	—	(23.3)	—	—	23.3	—
Managing general underwriter other underwriting expenses(5)	—	(19.2)	—	—	19.2	—
General and administrative expenses, MGU + Runoff & Other(6)	—	(47.1)	—	(4.6)	—	(51.7)
Underwriting (loss), including net service fee income	(192.3)	17.5	(6.7)	(14.6)	—	(196.1)
Net investment income						35.4
Net realized investment gains (losses)						50.3
Net unrealized investment gains (losses)						3.5
Net foreign exchange gains (losses)						(49.2)
Revaluation of contingent consideration						(0.9)
Other revenue(7)						(23.2)
General and administrative expenses(8)						(67.3)
Intangible asset amortization expenses						(15.8)
Impairment of intangible assets						—
Interest expense on debt						(31.8)
Pre-tax (loss) income						$(295.1)
Underwriting Ratios
Loss ratio	89.1%	67.2%	67.5%	NM	NM	83.6%
Acquisition expense ratio	21.7%	27.6%	17.7%	NM	NM	19.8%
Other underwriting expense ratio	9.6%	5.4%	24.2%	NM	NM	10.2%
Combined ratio (9)	120.4%	100.2%	109.4%	NM	NM	113.6%
Goodwill and intangible assets(10)	$—	$556.7	$—	$8.1	$—	$564.8
(1)Loss and allocated LAE are part of Loss and loss adjustment expenses on the Consolidated Statements of (Loss) (the sum of Loss and allocated LAE and Unallocated LAE is equal to Loss and loss adjustment expenses on the Consolidated Statements of (Loss)).
(2)Unallocated LAE are part of Loss and loss adjustment expenses on the Consolidated Statements of (Loss) (the sum of Loss and allocated LAE and Unallocated LAE is equal to Loss and loss adjustment expenses on the Consolidated Statements of (Loss)).
(3)Service fee revenue is part of Other revenue on the Consolidated Statements of (Loss) (the sum of Service fee revenue and Other revenue is equal to Other revenue on the Consolidated Statements of (Loss)).
(4)Managing general underwriter unallocated LAE represent IMG and Armada generated operating expenses following their integration with the Accident and Health insurance and reinsurance underwriting unit, representing costs associated with the claims process.
(5)Managing general underwriter other underwriting expenses represent IMG and Armada generated operating expenses following their integration with the Accident and Health insurance and reinsurance underwriting unit, representing costs associated with the underwriting process.
(6)General and administrative expenses, MGU + Runoff & Other is part of General and administrative expenses on the Consolidated Statements of (Loss) (the sum of General and administrative expenses, MGU + Runoff & Other and General and administrative expenses is equal to General and administrative expenses on the Consolidated Statements of (Loss)).
(7)Other revenue is presented net of Service fee revenue and is comprised mainly of the gains (losses) from derivatives (see Note 14). The sum of Service fee revenue and Other revenue is equal to Other revenue on the Consolidated Statements of (Loss).
(8)General and administrative expenses are presented net of General and administrative expenses, MGU + Runoff & Other (the sum of General and administrative expenses, MGU + Runoff & Other and General and administrative expenses is equal to General and administrative expenses on the Consolidated Statements of (Loss)).
(9)Ratios considered not meaningful ("NM") to Runoff & Other and Corporate Elimination.
(10)Sirius Group does not allocate its assets by segment, with the exception of Goodwill and Intangible assets.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

	For the year ended December 31, 2019
(Millions)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$1,238.8	$593.4	$66.3	$4.2	$—	$1,902.7
Net written premiums	$987.9	$458.1	$54.1	$2.5	$—	$1,502.6
Net earned insurance and reinsurance premiums	$966.5	$443.3	$29.6	$2.2	$—	$1,441.6
Loss and allocated LAE(1)	(830.6)	(271.3)	(23.7)	(1.8)	—	(1,127.4)
Insurance and reinsurance acquisition expenses	(199.7)	(125.8)	(6.4)	(2.9)	46.1	(288.7)
Technical profit	(63.8)	46.2	(0.5)	(2.5)	46.1	25.5
Unallocated LAE(2)	(20.3)	(7.4)	(0.4)	(1.0)	(13.8)	(42.9)
Other underwriting expenses	(84.5)	(23.7)	(10.6)	(5.9)	(13.5)	(138.2)
Underwriting (loss)	(168.6)	15.1	(11.5)	(9.4)	18.8	(155.6)
Service fee revenue(3)	—	124.2	—	—	(49.6)	74.6
Managing general underwriter unallocated LAE(4)	—	(17.3)	—	—	17.3	—
Managing general underwriter other underwriting expenses(5)	—	(13.5)	—	—	13.5	—
General and administrative expenses, MGU + Runoff & Other(6)	—	(66.9)	—	(3.7)	—	(70.6)
Underwriting (loss), including net service fee income	(168.6)	41.6	(11.5)	(13.1)	—	(151.6)
Net investment income						84.7
Net realized investment gains (losses)						56.7
Net unrealized investment gains (losses)						80.6
Net foreign exchange gains (losses)						7.7
Revaluation of contingent consideration						(6.3)
Other revenue(7)						(19.5)
General and administrative expenses(8)						(39.2)
Intangible asset amortization expenses						(15.8)
Impairment of intangible assets						—
Interest expense on debt						(31.0)
Pre-tax (loss) income						$(33.7)
Underwriting Ratios
Loss ratio	88.0%	62.9%	81.4%	NM	NM	81.2%
Acquisition expense ratio	20.7%	28.4%	21.6%	NM	NM	20.0%
Other underwriting expense ratio	8.7%	5.3%	35.8%	NM	NM	9.6%
Combined ratio (9)	117.4%	96.6%	138.8%	NM	NM	110.8%
Goodwill and intangible assets(10)	$—	$572.5	$—	$8.1	$—	$580.6
(1)Loss and allocated LAE are part of Loss and loss adjustment expenses on the Consolidated Statements of (Loss) (the sum of Loss and allocated LAE and Unallocated LAE is equal to Loss and loss adjustment expenses on the Consolidated Statements of (Loss)).
(2)Unallocated LAE are part of Loss and loss adjustment expenses on the Consolidated Statements of (Loss) (the sum of Loss and allocated LAE and Unallocated LAE is equal to Loss and loss adjustment expenses on the Consolidated Statements of (Loss)).
(3)Service fee revenue is part of Other revenue on the Consolidated Statements of (Loss) (the sum of Service fee revenue and Other revenue is equal to Other revenue on the Consolidated Statements of (Loss)).
(4)Managing general underwriter unallocated LAE represent IMG and Armada generated operating expenses following their integration with the Accident and Health insurance and reinsurance underwriting unit, representing costs associated with the claims process.
(5)Managing general underwriter other underwriting expenses represent IMG and Armada generated operating expenses following their integration with the Accident and Health insurance and reinsurance underwriting unit, representing costs associated with the underwriting process.
(6)General and administrative expenses, MGU + Runoff & Other is part of General and administrative expenses on the Consolidated Statements of (Loss) (the sum of General and administrative expenses, MGU + Runoff & Other and General and administrative expenses is equal to General and administrative expenses on the Consolidated Statements of (Loss)).
(7)Other revenue is presented net of Service fee revenue and is comprised mainly of the right of indemnification and gains (losses) from derivatives (see Note 14). The sum of Service fee revenue and Other revenue is equal to Other revenue on the Consolidated Statements of (Loss).
(8)General and administrative expenses are presented net of General and administrative expenses, MGU + Runoff & Other (the sum of General and administrative expenses, MGU + Runoff & Other and General and administrative expenses is equal to General and administrative expenses on the Consolidated Statements of (Loss)).
(9)Ratios considered not meaningful ("NM") to Runoff & Other and Corporate Elimination.
(10)Sirius Group does not allocate its assets by segment, with the exception of Goodwill and Intangible assets.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

	For the year ended December 31, 2018
(Millions)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$1,268.1	$500.6	$19.4	$32.9	$—	$1,821.0
Net written premiums	$934.6	$379.8	$13.1	$29.6	$—	$1,357.1
Net earned insurance and reinsurance premiums	$870.5	$357.6	$5.0	$29.2	$—	$1,262.3
Loss and allocated LAE(1)	(658.8)	(189.0)	(2.3)	(13.0)	—	(863.1)
Insurance and reinsurance acquisition expenses	(185.3)	(109.7)	(1.3)	(2.8)	43.7	(255.4)
Technical profit	26.4	58.9	1.4	13.4	43.7	143.8
Unallocated LAE(2)	(16.4)	(5.9)	—	(1.6)	(13.0)	(36.9)
Other underwriting expenses	(87.7)	(27.4)	(8.7)	(6.3)	(16.1)	(146.2)
Underwriting (loss)	(77.7)	25.6	(7.3)	5.5	14.6	(39.3)
Service fee revenue(3)	—	115.7	—	—	(44.7)	71.0
Managing general underwriter unallocated LAE(4)	—	(14.0)	—	—	14.0
Managing general underwriter other underwriting expenses(5)	—	(16.1)	—	—	16.1	—
General and administrative expenses, MGU + Runoff & Other(6)	—	(53.6)	—	(3.1)	—	(56.7)
Underwriting (loss), including net service fee income	(77.7)	57.6	(7.3)	2.4	—	(25.0)
Net investment income						71.4
Net realized investment gains (losses)						2.3
Net unrealized investment gains (losses)						(23.2)
Net foreign exchange gains (losses)						22.7
Revaluation of contingent consideration						9.6
Other revenue(7)						41.7
General and administrative expenses(8)						(21.2)
Intangible asset amortization expenses						(15.8)
Impairment of intangible assets						(8.0)
Interest expense on debt						(30.8)
Pre-tax (loss) income						$23.7
Underwriting Ratios
Loss ratio	77.6%	54.5%	46.0%	NM	NM	71.3%
Acquisition expense ratio	21.3%	30.7%	26.0%	NM	NM	20.2%
Other underwriting expense ratio	10.1%	7.7%	174.0%	NM	NM	11.6%
Combined ratio (9)	109.0%	92.9%	246.0%	NM	NM	103.1%
Goodwill and intangible assets(10)	$—	$588.1	$—	$8.1	$—	$596.2
(1)Loss and allocated LAE are part of Loss and loss adjustment expenses on the Consolidated Statements of (Loss) (the sum of Loss and allocated LAE and Unallocated LAE is equal to Loss and loss adjustment expenses on the Consolidated Statements of (Loss)).
(2)Unallocated LAE are part of Loss and loss adjustment expenses on the Consolidated Statements of (Loss) (the sum of Loss and allocated LAE and Unallocated LAE is equal to Loss and loss adjustment expenses on the Consolidated Statements of (Loss)).
(3)Service fee revenue is part of Other revenue on the Consolidated Statements of (Loss) (the sum of Service fee revenue and Other revenue is equal to Other revenue on the Consolidated Statements of (Loss)).
(4)Managing general underwriter unallocated LAE represent IMG and Armada generated operating expenses following their integration with the Accident and Health insurance and reinsurance underwriting unit, representing costs associated with the claims process.
(5)Managing general underwriter other underwriting expenses represent IMG and Armada generated operating expenses following their integration with the Accident and Health insurance and reinsurance underwriting unit, representing costs associated with the underwriting process.
(6)General and administrative expenses, MGU + Runoff & Other is part of General and administrative expenses on the Consolidated Statements of (Loss) (the sum of General and administrative expenses, MGU + Runoff & Other and General and administrative expenses is equal to General and administrative expenses on the Consolidated Statements of (Loss)).
(7)Other revenue is presented net of Service fee revenue and is comprised mainly of the right of indemnification, gains (losses) from derivatives (see Note 14), and  the termination of the call option to purchase The Phoenix Holdings, Ltd. The sum of Service fee revenue and Other revenue is equal to Other revenue on the Consolidated Statements of (Loss).
(8)General and administrative expenses are presented net of General and administrative expenses, MGU + Runoff & Other (the sum of General and administrative expenses, MGU + Runoff & Other and General and administrative expenses is equal to General and administrative expenses on the Consolidated Statements of (Loss)).
(9)Ratios considered not meaningful ("NM") to Runoff & Other and Corporate Elimination.
(10)Sirius Group does not allocate its assets by segment, with the exception of Goodwill and Intangible assets.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The following tables provide summary information regarding net premiums written by client location and underwriting location by reportable segment for the years ended December 31, 2020, 2019, and 2018:

	For the year ended December 31, 2020
(Millions)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Total
Net written premiums by client location:
United States	$433.0	$365.0	$94.5	$71.2	$963.7
Europe	253.1	24.8	—	0.4	278.3
Canada, the Caribbean, Bermuda and Latin America	90.7	11.8	—	(3.6)	98.9
Asia and Other	139.2	23.9	—	0.8	163.9
Total net written premiums by client location	$916.0	$425.5	$94.5	$68.8	$1,504.8
Net written premiums by underwriting location:
United States	$213.8	$219.4	$94.5	$71.2	$598.9
Europe	449.2	206.0	—	0.4	655.6
Canada, the Caribbean, Bermuda and Latin America	200.8	(0.1)	—	(3.6)	197.1
Asia and Other	52.2	0.2	—	0.8	53.2
Total net written premiums by underwriting location	$916.0	$425.5	$94.5	$68.8	$1,504.8

	For the year ended December 31, 2019
(Millions)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Total
Net written premiums by client location:
United States	$480.2	$386.2	$54.1	$1.8	$922.3
Europe	245.3	23.5	—	0.1	268.9
Canada, the Caribbean, Bermuda and Latin America	90.0	12.4	—	0.1	102.5
Asia and Other	172.4	36.0	—	0.5	208.9
Total net written premiums by client location	$987.9	$458.1	$54.1	$2.5	$1,502.6
Net written premiums by underwriting location:
United States	$33.4	$170.3	$43.8	$1.8	$249.3
Europe	488.4	249.9	10.3	0.2	748.8
Canada, the Caribbean, Bermuda and Latin America	413.8	37.1	—	—	450.9
Asia and Other	52.3	0.8	—	0.5	53.6
Total net written premiums by underwriting location	$987.9	$458.1	$54.1	$2.5	$1,502.6

	For the year ended December 31, 2018
(Millions)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Total
Net written premiums by client location:
United States	$444.7	$307.7	$13.1	$29.2	$794.7
Europe	246.1	30.4	—	—	276.5
Canada, the Caribbean, Bermuda and Latin America	91.1	12.5	—	—	103.6
Asia and Other	152.7	29.2	—	0.4	182.3
Total net written premiums by client location	$934.6	$379.8	$13.1	$29.6	$1,357.1
Net written premiums by underwriting location:
United States	$33.5	$109.5	$7.9	$29.2	$180.1
Europe	462.0	224.9	5.2	—	692.1
Canada, the Caribbean, Bermuda and Latin America	389.1	44.7	—	—	433.8
Asia and Other	50.0	0.7	—	0.4	51.1
Total net written premiums by underwriting location	$934.6	$379.8	$13.1	$29.6	$1,357.1

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Note 5. Reserves for unpaid losses and loss adjustment expenses
Sirius Group establishes loss and LAE reserves that are estimates of future amounts needed to pay claims and related expenses for events that have already occurred. Sirius Group also obtains reinsurance whereby another reinsurer contractually agrees to indemnify Sirius Group for all or a portion of the reinsurance risks underwritten by Sirius Group. Such arrangements, where one reinsurer provides reinsurance to another reinsurer, are usually referred to as "retrocessional reinsurance" arrangements. Sirius Group establishes estimates of amounts recoverable from retrocessional reinsurance in a manner consistent with the loss and LAE liability associated with reinsurance contracts offered to its customers (the "ceding companies"), net of an allowance for uncollectible amounts. Net reinsurance loss reserves represent loss and LAE reserves reduced by retrocessional reinsurance recoverable on unpaid losses.
In addition to those factors which give rise to inherent uncertainties in establishing loss and LAE reserves, the inherent uncertainties of estimating such reserves are even greater for the reinsurer, due primarily to: (1) the claim-tail for reinsurers and insurers working through MGUs being further extended because claims are first reported to either the original primary insurance company or the MGU and then through one or more intermediaries to reinsurers, (2) the diversity of loss development patterns among different types of reinsurance treaties, facultative contracts or direct insurance contracts, (3) the necessary reliance on the ceding companies, intermediaries and MGUs for information regarding reported claims and (4) the differing reserving practices among ceding companies and MGUs.
As with insurance reserves, the process of estimating reinsurance reserves involves a considerable degree of judgment by management and, as of any given date, is inherently uncertain. Based on the above, such uncertainty may be larger relative to the reserves for a company that principally writes reinsurance compared to an insurance company, and certainty may take a longer time to emerge.
Upon notification of a loss from an insured (typically a ceding company), Sirius Group establishes case reserves, including LAE reserves, based upon Sirius Group's share of the amount of reserves reported by the insured and Sirius Group's independent evaluation of the loss. In cases where available information indicates that reserves reported by a ceding company are inadequate or excessive, Sirius Group establishes case reserves or incurred but not reported ("IBNR") in excess of or below its share of the reserves reported by the ceding company. Also, in certain instances, Sirius Group may decide not to establish case reserves or IBNR, when the information available indicates that reserves established by ceding companies are not adequately supported. In addition, specific claim information reported by insureds or obtained through claim audits can alert management to emerging trends such as changing legal interpretations of coverage and liability, claims from unexpected sources or classes of business and significant changes in the frequency or severity of individual claims where customary. Generally, ceding company audits are not customary outside the United States. This information is often used to supplement estimates of IBNR.
Generally, initial actuarial estimates of IBNR reserves not related to a specific event are based on the loss ratio method applied to each class of business. Sirius Group regularly reviews the adequacy of its recorded reserves by using a variety of generally accepted actuarial methods, including historical incurred and paid loss development methods. Estimates of the initial expected ultimate losses involve management judgment and are based on historical information for that class of business, which includes loss ratios, market conditions, changes in pricing and conditions, underwriting changes, changes in claims emergence and other factors that may influence expected ultimate losses. If actual loss activity differs substantially from expectations, an adjustment to recorded reserves may be warranted. As time passes, loss reserve estimates for a given year will rely more on actual loss activity and historical patterns than on initial loss ratio assumptions.
The actuarial methods are used to calculate a point estimate of loss and LAE reserves for each company within Sirius Group. These point estimates are then aggregated to produce an actuarial point estimate for Sirius Group. Once a point estimate is established, Sirius Group's actuaries estimate loss reserve ranges to measure the sensitivity of the actuarial assumptions used to set the point estimates. These ranges are calculated from historical variations in loss ratios, payment, and reporting patterns by class and type of business. Management then establishes an estimate for the carried loss and LAE reserves shown in the financial statement. The management selection is within the range of loss reserve estimates provided by Sirius Group's actuaries.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Loss and Loss Adjustment Expense Reserve Summary
The following table summarizes the loss and LAE reserve activities of Sirius Group for the years ended December 31, 2020, 2019, and 2018:

(Millions)	2020	2019	2018
Gross beginning balance	$2,331.5	$2,016.7	$1,898.5
Less beginning reinsurance recoverable on unpaid losses	(410.3)	(350.2)	(319.7)
Net loss and LAE reserve balance	1,921.2	1,666.5	1,578.8
Loss and LAE reserves acquired(1)	—	—	0.2
Losses and LAE incurred relating to:
Current year losses	1,273.0	1,066.5	907.3
Prior years losses	16.7	103.8	(7.3)
Total net incurred losses and LAE	1,289.7	1,170.3	900.0
Accretion of fair value adjustment to net loss and LAE reserves	0.1	0.1	0.1
Foreign currency translation adjustment to net loss and LAE reserves	44.4	(4.4)	(20.9)
Loss and LAE paid relating to:
Current year losses	251.3	251.3	251.4
Prior years losses	682.3	660.0	540.3
Total loss and LAE payments	933.6	911.3	791.7
Net ending balance	2,321.8	1,921.2	1,666.5
Plus ending reinsurance recoverable on unpaid losses	456.1	410.3	350.2
Gross ending balance	$2,777.9	$2,331.5	$2,016.7
(1)Loss and LAE reserves acquired in 2018 relate to Sirius Group's purchase of Cedar. (See Note 3.)
Loss and LAE development - 2020
During the year ended December 31, 2020, Sirius Group had net unfavorable prior year loss reserve development of $16.7 million. Increases in loss reserve estimates recorded in Global Reinsurance ($30.3 million) were partially offset by favorable loss reserve development in Global A&H ($10.3 million), U.S. Specialty ($2.4 million), and Runoff & Other ($0.9 million). Within Global Reinsurance, unfavorable loss reserve development in Aviation & Space ($21.2 million), Casualty Reinsurance ($17.2 million) and Other Property ($16.4 million) was partially offset by favorable loss reserve development in other lines of business, primarily Property Catastrophe Excess Reinsurance ($17.5 million). The reduction in Property Catastrophe Excess Reinsurance was due to reductions in reserve estimates for prior year catastrophe events, mainly Typhoon Faxai and Hurricane Dorian. The net favorable loss reserve development in Global A&H was due to lower than expected claims activity.
Loss and LAE development - 2019
During the year ended December 31, 2019, Sirius Group had unfavorable prior year loss reserve development of $103.8 million. Increases in loss reserve estimates were recorded in Global Reinsurance ($103.6 million) primarily attributable to prior year catastrophe events, including Typhoon Jebi and Hurricanes Michael, Florence and Irma, and unfavorable loss reserve development in Casualty Reinsurance ($13.4 million) due to early reporting of large claims coupled with steady reporting of less severe claims.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Loss and LAE development - 2018
During the year ended December 31, 2018, Sirius Group had net favorable prior year loss reserve development of $(7.3). During 2018, Sirius Group strengthened its Global Reinsurance loss reserves by $25.3 million in Other Property ($34.9 million) and Property Catastrophe Excess ($13.2 million), resulting from higher than expected loss reporting from recent accident years, including $21.4 million from Hurricanes Harvey, Irma and Maria, partially offset by favorable loss reserve development in Aviation & Space ($7.9 million) and Marine ($6.8 million). The net favorable prior year loss reserve development of $17.6 million for Runoff & Other included reductions in World Trade Center claims in response to revised information received by the Company and runoff Casualty reserves. Global A&H recorded ($15.0 million) of net favorable loss reserve development due to lower than expected claims activity.
Fair value adjustment to loss and LAE reserves
In connection with purchase accounting for acquisitions, Sirius Group is required to adjust loss and LAE reserves and the related reinsurance recoverables to fair value on their respective acquired balance sheets. The net reduction to loss and LAE reserves is being recognized through an income statement charge ratably with and over the period the claims are settled and is recorded within General and administrative expenses. Sirius Group recognized $0.1 million of such charges during the years ended December 31, 2020, 2019, and 2018, respectively. As of December 31, 2020, the pre-tax un-accreted adjustment was $0.6 million.
Asbestos and Environmental Loss and Loss Adjustment Expense Reserve Activity
In the Runoff & Other segment, Sirius Group's reserves include provisions made for claims that assert damages from asbestos and environmental ("A&E") related exposures primarily at Sirius America. Asbestos claims relate primarily to injuries asserted by those who came in contact with asbestos or products containing asbestos. Environmental claims relate primarily to pollution and related clean-up cost obligations, particularly as mandated by U.S. federal and state environmental protection agencies. In addition to the factors described above regarding the reserving process, Sirius Group estimates its A&E reserves based upon, among other factors, facts surrounding reported cases and exposures to claims, such as policy limits and deductibles, current law, past and projected claim activity, and past settlement values for similar claims, as well as analysis of industry studies and events, such as recent settlements and asbestos-related bankruptcies. The cost of administering A&E claims, which is an important factor in estimating loss reserves, tends to be higher than in the case of non-A&E claims due to the higher legal costs typically associated with A&E claims.
Sirius Group's A&E exposure is primarily from reinsurance contracts written between 1974 through 1985 by acquired companies. The exposures are mostly higher layer excess of loss treaty and facultative coverages with relatively low limits exposed for each claim.
The acquisition of companies having modest portfolios of A&E exposure has been typical of several prior Sirius Global Solutions transactions and is likely to be an element of at least some future acquisitions. However, the acquisition of new A&E liabilities is undertaken only after careful due diligence and utilizing conservative reserving assumptions in relation to industry benchmarks. In the case of portfolios acquired previously by Sirius Global Solutions, the exposures arise almost entirely from old assumed reinsurance contracts having small limits of liability.
During 2020 and 2018, Sirius Group recorded a decrease of $1.1 million and $6.9 million, respectively, of asbestos-related incurred losses and LAE. Sirius Group did not record any asbestos-related incurred losses and LAE on its asbestos reserves in 2019. The 2018 decrease was driven by favorable loss reserve development primarily due to benign claims activity on the Sirius Global Solutions portfolio.
Sirius Group recorded $0.6 million, $0.7 million, and $4.0 million of environmental losses in 2020, 2019, and 2018, respectively, on its already existing reserves.
Sirius Group's net reserves for A&E losses were $176.9 million and $187.3 million as of December 31, 2020 and 2019, respectively. Sirius Group's asbestos three-year net paid survival ratio was approximately 15.5 years and 11.5 years as of December 31, 2020 and 2019. Sirius Group's environmental three-year net paid survival ratio was approximately 4.2 years and 4.0 years as of December 31, 2020 and 2019, respectively.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Sirius Group's reserves for A&E losses as of December 31, 2020 represent management's best estimate of its ultimate liability based on information currently available. However, as case law expands, medical and clean-up costs increase and industry settlement practices change, Sirius Group may be subject to asbestos and environmental losses beyond currently estimated amounts. Sirius Group cannot reasonably estimate at the present time loss reserve additions arising from any such future adverse developments and cannot be sure that allocated loss reserves will be sufficient to cover additional liability arising from any such adverse developments.
The following table summarizes reported A&E loss and LAE reserve activities (gross and net of reinsurance) for the years ended December 31, 2020, 2019, and 2018:

	2020		2019		2018
(Millions)	Gross	Net	Gross	Net	Gross	Net
Asbestos:
Beginning balance	$224.7	$173.3	$236.8	$184.4	$259.2	$204.6
Incurred losses and LAE	(1.1)	(1.1)	0.1	—	(6.9)	(6.9)
Paid losses and LAE	(8.2)	(7.4)	(12.2)	(11.1)	(15.5)	(13.3)
Ending balance	215.4	164.8	224.7	173.3	236.8	184.4
Environmental:
Beginning balance	14.5	14.0	16.7	15.9	16.7	16.0
Incurred losses and LAE	0.6	0.2	0.7	0.7	4.0	4.0
Paid losses and LAE	(2.5)	(2.1)	(2.9)	(2.6)	(4.0)	(4.1)
Ending balance	12.6	12.1	14.5	14.0	16.7	15.9
Total asbestos and environmental:
Beginning balance	239.2	187.3	253.4	200.3	275.9	220.6
Incurred losses and LAE	(0.4)	(0.9)	0.8	0.7	(3.0)	(2.9)
Paid losses and LAE	(10.8)	(9.5)	(15.0)	(13.7)	(19.5)	(17.4)
Ending balance	$228.0	$176.9	$239.2	$187.3	$253.4	$200.3
Net loss reserves by type
The following tables present Sirius Group's loss and LAE reserves, net of reinsurance, by type as of December 31, 2020 and 2019:

(Millions)	2020	2019
Case Reserve	$1,049.5	$1,030.6
IBNR Reserve	1,272.3	890.6
Loss and loss adjustment expense reserves, net of reinsurance	$2,321.8	$1,921.2

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Reconciliation of liabilities for unpaid loss and LAE
The following table summarizes the ending liabilities for unpaid loss and LAE, net of reinsurance for each of Sirius Group's segments as of December 31, 2020:

(Millions) Liabilities for unpaid loss and LAE, net of reinsurance	As of December 31, 2020
Unpaid and allocated LAE reserves, net of reinsurance
Other Property	$569.5
Property Catastrophe Excess Reinsurance	309.1
Agriculture Reinsurance	42.7
Global Accident & Health	254.2
Aviation & Space	126.3
Casualty Reinsurance	309.8
Contingency	43.7
Environmental	7.3
Marine & Energy	52.5
Surety	2.1
Trade Credit	51.2
Workers' Compensation	52.1
Runoff & Other	446.0
Total unpaid and allocated LAE reserves, net of reinsurance	2,266.5
Unallocated LAE	55.3
Total unpaid loss and LAE reserves, net of reinsurance	2,321.8
Reinsurance recoverable on unpaid losses
Other Property	118.6
Property Catastrophe Excess Reinsurance	87.2
Agriculture Reinsurance	0.4
Global Accident & Health	64.6
Aviation & Space	36.5
Casualty Reinsurance	—
Contingency	23.3
Environmental	7.2
Marine & Energy	10.6
Surety	—
Trade Credit	9.3
Workers' Compensation	1.2
Runoff & Other	97.2
Total reinsurance recoverable on unpaid losses	456.1
Total unpaid loss and LAE reserves	$2,777.9

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The following table groupings, reflecting the Other Property, Property Catastrophe Excess Reinsurance, Agriculture Reinsurance, Global Accident & Health, Aviation & Space, Casualty Reinsurance, Contingency, Environmental, Marine & Energy, Surety, Trade Credit, Workers' Compensation and Runoff & Other lines of business include three sections.
The first table (top section of grouping) presents, for each of the previous 10 accident years (1) cumulative total undiscounted incurred loss and allocated LAE, net of reinsurance, as of each of the previous 10 year-end evaluations, (2) total IBNR plus expected development on reported claims as of December 31, 2020 and (3) the cumulative number of reported claims as of December 31, 2020. The net loss reserves for losses and loss expenses related to the acquisitions described in Note 3 have been incorporated within the ten year short duration tables on a prospective basis. Sirius Group provides treaty reinsurance for a significant portion and across all lines of its business. Sirius Group does not receive and as such does not maintain claims count information associated with many of its reinsurance contracts, especially proportional covers. As such, Sirius Group has determined that it is impracticable to provide this information.
The second table (middle section grouping) presents cumulative paid loss and allocated LAE, net of reinsurance for each of the previous 10 accident years, as of each of the previous 10 year-end evaluations. Also included in this table is a calculation of the liability for loss and allocated LAE as of December 31, 2020, which is then included in the reconciliation to the consolidated balance sheet presented above. The liability as of December 31, 2020 is calculated as the cumulative incurred loss and allocated LAE from the first table less the cumulative paid loss and allocated from the second table, plus any outstanding liabilities from accident years prior to 2011.
The third table (bottom section of grouping) is supplementary information about the average historical claims duration as of December 31, 2020. It shows the weighted average annual percentage payout of incurred loss and allocated LAE by accident year as of each age. For example, the first column is calculated as the incremental paid loss and allocated LAE in the first calendar year for each given accident year (e.g. calendar year 2011 for accident year 2011, calendar year 2012 for accident year 2012) divided by the cumulative incurred loss and allocated LAE as of December 31, 2020 for that accident year. The resulting ratios are weighted together using cumulative incurred loss and allocated LAE as of December 31, 2020.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Other Property (Millions)
Incurred losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,										December 31, 2020
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020	Total IBNR liabilities plus expected development on reported claims	Cumulative number of reported claims
2011	164.2	151.7	142.1	134.1	132.0	132.7	132.8	131.5	131.6	131.2	0.3	NA
2012		167.2	153.3	148.1	143.5	138.6	136.6	136.5	135.9	136.2	1.0	NA
2013			136.1	132.2	120.9	117.1	117.0	116.6	116.2	116.6	0.7	NA
2014				119.6	121.9	118.9	119.4	117.1	116.2	115.6	1.0	NA
2015					146.2	137.3	139.5	139.2	138.8	138.0	1.6	NA
2016						200.2	219.5	224.4	225.0	223.1	0.1	NA
2017							337.8	373.7	392.4	397.5	14.2	NA
2018								278.8	334.5	339.3	15.6	NA
2019									250.3	258.5	45.9	NA
2020										287.4	155.4	NA
									Total	2,143.3

Other Property (Millions)
Cumulative paid losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020
2011	23.5	81.5	105.1	118.5	124.7	127.3	130.0	132.1	132.7	132.9
2012		20.6	86.9	110.2	118.6	122.0	127.7	128.5	129.8	130.3
2013			28.5	74.4	99.7	106.5	110.0	110.7	111.3	112.1
2014				19.3	71.7	98.7	107.3	109.9	111.0	111.2
2015					31.5	95.6	118.4	128.4	132.3	133.5
2016						32.7	132.0	186.6	204.0	212.8
2017							60.0	227.7	305.0	347.0
2018								55.4	181.7	248.4
2019									47.2	131.3
2020										32.8
									Total	1,592.4
	All outstanding liabilities before 2011, net of reinsurance									18.6
	Liabilities for loss and allocated loss adjustment expenses, net of reinsurance									569.5

Other Property
Average annual percentage payout of incurred losses and allocated LAE by age, net of reinsurance
Years	1	2	3	4	5	6	7	8	9	10
	16.4%	41.2%	20.1%	8.5%	3.3%	1.8%	0.9%	1.1%	0.4%	0.2%

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Property Catastrophe Excess Reinsurance (Millions)
Incurred losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,										December 31, 2020
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020	Total IBNR liabilities plus expected development on reported claims	Cumulative number of reported claims
2011	158.3	148.4	147.4	125.4	121.6	120.8	120.7	120.8	120.8	120.8	0.2	NA
2012		59.0	58.9	52.3	50.3	50.8	45.9	46.1	47.6	48.1	1.1	NA
2013			75.5	82.8	79.8	79.2	78.4	78.0	77.6	77.4	—	NA
2014				55.9	57.4	54.8	55.1	55.1	55.6	55.2	0.6	NA
2015					26.7	28.4	26.0	25.1	24.2	24.4	0.6	NA
2016						52.1	49.3	43.9	42.7	42.3	2.4	NA
2017							107.6	125.7	119.5	119.2	6.3	NA
2018								168.1	187.4	185.4	3.5	NA
2019									180.9	167.1	9.9	NA
2020										161.8	113.0	NA
									Total	1,001.7

Property Catastrophe Excess Reinsurance (Millions)
Cumulative paid losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020
2011	15.9	54.7	97.5	117.2	117.6	118.1	119.0	119.1	119.7	119.7
2012		2.8	26.7	36.5	41.3	42.2	44.0	45.3	47.4	47.5
2013			11.9	52.7	66.1	71.4	72.8	74.0	74.9	75.3
2014				9.2	36.6	42.7	48.3	50.0	52.4	52.5
2015					1.8	9.4	16.7	20.1	22.5	22.8
2016						10.4	26.3	32.7	38.3	39.8
2017							13.3	68.0	87.6	103.2
2018								2.8	122.6	148.5
2019									3.4	86.6
2020										8.3
									Total	704.3
	All outstanding liabilities before 2011, net of reinsurance									11.7
	Liabilities for loss and allocated loss adjustment expenses, net of reinsurance									309.1

Property Catastrophe Excess Reinsurance
Average annual percentage payout of incurred losses and allocated LAE by age, net of reinsurance
Years	1	2	3	4	5	6	7	8	9	10
	8.0%	49.0%	19.5%	12.3%	2.3%	1.9%	1.1%	1.1%	0.4%	0.0%

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Agriculture Reinsurance (Millions)
	Incurred losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,										December 31, 2020
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020	Total IBNR liabilities plus expected development on reported claims	Cumulative number of reported claims
2011	21.6	21.6	21.8	21.8	21.8	21.8	21.8	21.8	21.8	21.8	—	NA
2012		41.1	45.9	45.9	45.8	47.1	47.1	47.1	47.0	47.0	—	NA
2013			9.2	11.0	13.1	13.2	13.0	13.0	13.1	13.1	—	NA
2014				9.8	8.3	8.5	9.0	9.0	9.0	9.0	—	NA
2015					7.2	9.3	9.7	9.6	9.7	9.7	—	NA
2016						34.6	31.9	30.9	31.0	31.0	0.2	NA
2017							52.0	48.4	47.6	47.7	(0.5)	NA
2018								40.1	42.1	42.2	0.6	NA
2019									73.1	67.3	4.4	NA
2020										42.6	29.4	NA
									Total	331.3

Agriculture Reinsurance (Millions)
Cumulative paid losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020
2011	1.1	21.4	21.7	21.7	21.7	21.7	21.7	21.7	21.7	21.7
2012		19.0	45.4	45.7	45.6	47.0	47.0	47.0	47.0	47.0
2013			7.1	10.8	12.9	13.2	13.0	13.0	13.0	13.0
2014				6.5	8.1	8.8	8.8	9.0	9.0	9.0
2015					1.5	8.2	9.4	9.7	9.7	9.7
2016						10.4	29.2	30.6	30.9	31.0
2017							9.7	44.8	47.6	47.9
2018								2.6	36.7	40.8
2019									9.6	57.3
2020										10.8
									Total	288.1
	All outstanding liabilities before 2011, net of reinsurance									(0.4)
	Liabilities for loss and allocated loss adjustment expenses, net of reinsurance									42.7

Agriculture Reinsurance
Average annual percentage payout of incurred losses and allocated LAE by age, net of reinsurance
Years	1	2	3	4	5	6	7	8	9	10
	23.7%	67.3%	5.8%	0.6%	1.1%	0.1%	0.1%	—%	—%	—%

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Global Accident & Health (Millions)
Incurred losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,										December 31, 2020
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020	Total IBNR liabilities plus expected development on reported claims	Cumulative number of reported claims
2011	161.7	177.6	173.2	172.6	172.5	172.5	172.4	172.3	172.4	172.2	0.1	NA
2012		164.6	161.4	149.0	148.3	148.0	147.9	147.8	147.7	147.7	(0.1)	NA
2013			126.7	124.5	120.0	119.5	118.8	118.0	117.9	117.7	—	NA
2014				131.9	132.9	131.3	131.2	130.3	130.3	130.2	0.1	NA
2015					154.8	150.5	147.0	145.7	145.3	145.4	0.3	NA
2016						176.9	190.4	186.2	184.7	184.5	2.3	NA
2017							179.3	175.6	168.9	166.6	(0.4)	NA
2018								201.4	208.6	206.4	0.6	NA
2019									275.6	270.5	21.2	NA
2020										311.8	136.6	NA
									Total	1,852.8

Global Accident & Health (Millions)
Cumulative paid losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020
2011	71.4	139.7	166.6	171.7	172.0	172.2	172.2	172.2	172.3	172.3
2012		72.6	137.2	147.3	147.7	147.8	147.8	147.8	147.8	147.9
2013			54.8	104.7	115.3	116.7	118.0	117.4	117.4	117.4
2014				59.6	111.9	125.4	127.2	127.2	127.9	128.0
2015					76.2	131.0	142.6	144.3	144.6	144.7
2016						99.7	167.3	179.2	181.1	181.6
2017							58.8	153.3	165.8	166.5
2018								86.1	188.8	204.9
2019									125.8	236.5
2020										102.3
									Total	1,602.0
	All outstanding liabilities before 2011, net of reinsurance									3.4
	Liabilities for loss and allocated loss adjustment expenses, net of reinsurance									254.2

Global Accident & Health
Average annual percentage payout of incurred losses and allocated LAE by age, net of reinsurance
Years	1	2	3	4	5	6	7	8	9	10
	43.6%	43.2%	8.9%	1.2%	0.3%	0.1%	—%	—%	0.1%	—%

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Aviation & Space (Millions)
Incurred losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,										December 31, 2020
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020	Total IBNR liabilities plus expected development on reported claims	Cumulative number of reported claims
2011	47.0	42.6	38.2	36.2	34.9	34.8	36.0	35.3	35.5	35.4	(0.2)	NA
2012		35.7	34.5	30.3	28.4	28.6	29.7	29.7	28.7	29.0	(0.3)	NA
2013			40.8	36.7	33.6	32.3	33.2	33.3	33.3	33.0	(0.4)	NA
2014				37.9	40.4	37.2	36.4	36.6	34.4	36.0	(1.7)	NA
2015					38.1	34.4	38.5	37.5	37.0	37.1	(1.0)	NA
2016						32.4	32.9	33.9	36.2	35.8	(0.3)	NA
2017							34.2	43.5	44.8	46.3	0.6	NA
2018								48.2	50.9	58.9	5.4	NA
2019									61.4	73.0	28.9	NA
2020										40.0	21.1	NA
									Total	424.7

Aviation & Space (Millions)
Cumulative paid losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020
2011	10.2	22.9	28.8	31.7	33.0	34.3	35.1	34.9	35.9	36.0
2012		7.6	18.5	22.7	24.7	27.4	28.4	28.9	28.5	28.9
2013			13.7	20.1	24.2	26.9	28.7	29.4	30.8	30.9
2014				8.1	18.1	23.9	26.5	28.5	29.2	30.7
2015					10.7	21.4	27.4	33.8	35.4	36.3
2016						7.9	19.9	27.1	29.5	32.9
2017							9.1	24.0	32.9	36.2
2018								14.4	27.7	37.2
2019									8.6	23.1
2020										10.9
									Total	303.1
	All outstanding liabilities before 2011, net of reinsurance									4.7
	Liabilities for loss and allocated loss adjustment expenses, net of reinsurance									126.3

Aviation & Space
Average annual percentage payout of incurred losses and allocated LAE by age, net of reinsurance
Years	1	2	3	4	5	6	7	8	9	10
	23.8%	27.4%	16.6%	8.8%	6.2%	2.7%	3.1%	(0.4)%	2.1%	0.2%

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Casualty Reinsurance (Millions)
Incurred losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,										December 31, 2020
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020	Total IBNR liabilities plus expected development on reported claims	Cumulative number of reported claims
2011	0.5	0.4	0.4	0.3	0.3	0.2	0.2	0.2	0.2	0.2	—	NA
2012		0.2	0.2	0.4	0.5	0.5	0.5	0.5	0.4	0.4	—	NA
2013			0.4	0.4	0.4	0.4	0.5	0.5	0.5	0.5	—	NA
2014				0.4	0.4	0.5	0.5	0.5	0.6	0.5	—	NA
2015					0.5	0.8	0.6	0.5	0.6	0.5	—	NA
2016						0.2	0.3	0.3	0.1	0.2	—	NA
2017							9.7	9.7	12.5	13.8	6.2	NA
2018								51.9	62.0	68.2	33.3	NA
2019									123.2	132.4	85.8	NA
2020										146.1	130.0	NA
									Total	363.0

Casualty Reinsurance (Millions)
Cumulative paid losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020
2011	—	—	0.1	0.1	0.2	0.2	0.2	0.2	0.2	0.2
2012		—	—	0.1	0.2	0.1	0.2	0.2	0.3	0.3
2013			0.1	0.1	0.2	0.3	0.4	0.4	0.5	0.5
2014				0.1	0.2	0.4	0.4	0.4	0.5	0.5
2015					0.2	0.4	0.4	0.4	0.4	0.4
2016						—	0.1	0.1	0.2	0.2
2017							—	0.6	1.6	3.4
2018								2.0	7.9	18.7
2019									9.3	25.5
2020										8.3
									Total	58.1
	All outstanding liabilities before 2011, net of reinsurance									4.9
	Liabilities for loss and allocated loss adjustment expenses, net of reinsurance									309.8

Casualty Reinsurance
Average annual percentage payout of incurred losses and allocated LAE by age, net of reinsurance
Years	1	2	3	4	5	6	7	8	9	10
	5.5%	10.8%	14.4%	12.7%	6.4%	1.9%	4.4%	13.3%	5.2%	12.8%

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Contingency (Millions)
Incurred losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,										December 31, 2020
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020	Total IBNR liabilities plus expected development on reported claims	Cumulative number of reported claims
2011	8.1	7.5	7.0	6.9	6.9	7.0	7.0	7.0	7.0	6.9	—	NA
2012		9.9	9.0	9.0	8.8	8.6	8.4	8.4	8.4	8.4	—	NA
2013			5.7	4.4	3.8	3.7	3.8	3.7	3.7	3.7	0.1	NA
2014				4.3	7.1	5.3	4.8	4.8	4.8	4.8	0.1	NA
2015					10.1	9.8	9.2	9.0	9.0	8.9	—	NA
2016						19.1	19.4	18.3	18.7	18.7	—	NA
2017							10.0	10.9	11.6	11.5	0.3	NA
2018								9.8	9.3	9.4	0.5	NA
2019									3.3	3.3	0.5	NA
2020										58.2	24.3	NA
									Total	133.9

Contingency (Millions)
Cumulative paid losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020
2011	2.2	6.0	6.8	6.8	6.8	6.9	6.9	6.9	6.9	7.0
2012		5.6	7.5	8.8	8.8	8.6	8.4	8.4	8.4	8.4
2013			1.9	3.2	3.4	3.4	3.5	3.5	3.5	3.5
2014				1.7	3.7	4.5	4.6	4.6	4.6	4.6
2015					2.9	7.3	7.9	8.0	8.9	8.9
2016						12.9	16.6	17.4	18.1	18.4
2017							3.2	7.2	9.7	10.7
2018								2.0	6.4	8.3
2019									0.3	2.3
2020										16.8
									Total	88.9
	All outstanding liabilities before 2011, net of reinsurance									(1.3)
	Liabilities for loss and allocated loss adjustment expenses, net of reinsurance									43.7

Contingency
Average annual percentage payout of incurred losses and allocated LAE by age, net of reinsurance
Years	1	2	3	4	5	6	7	8	9	10
	36.8%	36.6%	12.3%	3.1%	2.1%	(0.4)%	0.2%	0.3%	—%	0.4%

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Environmental (Millions)
Incurred losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,										December 31, 2020
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020	Total IBNR liabilities plus expected development on reported claims	Cumulative number of reported claims
2011	—	—	—	—	—	—	—	—	—	—	—	NA
2012		—	—	—	—	—	—	—	—	—	—	NA
2013			—	—	—	—	—	—	—	—	—	NA
2014				—	—	—	—	—	—	—	—	NA
2015					—	—	—	—	—	—	—	NA
2016						—	—	—	—	—	—	NA
2017							—	—	—	—	—	NA
2018								0.4	0.1	0.1	—	NA
2019									4.5	4.6	0.5	NA
2020										3.6	3.4	NA
									Total	8.3

Environmental (Millions)
Cumulative paid losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020
2011	—	—	—	—	—	—	—	—	—	—
2012		—	—	—	—	—	—	—	—	—
2013			—	—	—	—	—	—	—	—
2014				—	—	—	—	—	—	—
2015					—	—	—	—	—	—
2016						—	—	—	—	—
2017							—	—	—	—
2018								—	—	0.1
2019									—	0.9
2020										—
									Total	1.0
	All outstanding liabilities before 2011, net of reinsurance									—
	Liabilities for loss and allocated loss adjustment expenses, net of reinsurance									7.3

Environmental
Average annual percentage payout of incurred losses and allocated LAE by age, net of reinsurance
Years	1	2	3	4	5	6	7	8	9	10
	0.9%	18.9%	72.1%	—%	—%	—%	—%	—%	—%	—%

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Marine & Energy (Millions)
Incurred losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,										December 31, 2020
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020	Total IBNR liabilities plus expected development on reported claims	Cumulative number of reported claims
2011	37.8	33.8	31.4	31.9	32.9	32.3	32.4	32.2	33.0	33.8	(0.3)	NA
2012		28.1	34.2	36.7	38.2	38.6	37.5	37.0	36.9	36.4	1.2	NA
2013			24.3	21.5	20.2	19.2	18.9	18.9	18.9	19.0	0.5	NA
2014				24.1	22.3	20.3	18.9	18.5	19.2	19.1	(0.2)	NA
2015					30.7	33.1	30.7	30.2	30.2	30.7	0.2	NA
2016						29.0	29.9	29.1	29.0	29.6	0.5	NA
2017							38.5	36.0	35.7	37.2	1.6	NA
2018								24.1	26.6	26.9	1.5	NA
2019									19.4	19.9	2.6	NA
2020										17.9	9.9	NA
									Total	270.4

Marine & Energy (Millions)
Cumulative paid losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020
2011	4.6	14.9	22.4	25.8	28.6	29.5	29.9	30.4	31.0	31.6
2012		5.4	15.2	24.8	27.6	29.8	31.7	33.3	34.5	34.7
2013			3.0	9.8	13.2	14.8	15.2	15.7	15.9	16.0
2014				4.3	10.7	14.3	15.7	16.4	16.5	17.5
2015					4.5	12.2	22.7	27.6	28.7	29.4
2016						—	17.9	21.9	24.8	26.9
2017							7.5	18.8	27.0	31.4
2018								—	14.5	19.5
2019									3.9	10.8
2020										2.3
									Total	220.1
	All outstanding liabilities before 2011, net of reinsurance									2.2
	Liabilities for loss and allocated loss adjustment expenses, net of reinsurance									52.5

Marine & Energy
Average annual percentage payout of incurred losses and allocated LAE by age, net of reinsurance
Years	1	2	3	4	5	6	7	8	9	10
	17.8%	31.3%	22.2%	10.4%	5.5%	2.9%	3.1%	2.1%	1.1%	1.8%

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Surety (Millions)
Incurred losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,										December 31, 2020
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020	Total IBNR liabilities plus expected development on reported claims	Cumulative number of reported claims
2011	—	—	—	—	—	—	—	—	—	—	—	NA
2012		—	—	—	—	—	—	—	—	—	—	NA
2013			—	—	—	—	—	—	—	—	—	NA
2014				—	—	—	—	—	—	—	—	NA
2015					—	—	—	—	—	—	—	NA
2016						—	—	—	—	—	—	NA
2017							—	—	—	—	—	NA
2018								0.4	0.4	0.4	0.4	NA
2019									0.9	0.9	0.9	NA
2020										0.8	0.8	NA
									Total	2.1

Surety (Millions)
Cumulative paid losses and allocated loss adjustment expenses, net of reinsurance
Year ended December 31,
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020
2011	—	—	—	—	—	—	—	—	—	—
2012		—	—	—	—	—	—	—	—	—
2013			—	—	—	—	—	—	—	—
2014				—	—	—	—	—	—	—
2015					—	—	—	—	—	—
2016						—	—	—	—	—
2017							—	—	—	—
2018								—	—	—
2019									—	—
2020										—
									Total	—
	All outstanding liabilities before 2011, net of reinsurance									—
	Liabilities for loss and allocated loss adjustment expenses, net of reinsurance									2.1

Surety
Average annual percentage payout of incurred losses and allocated LAE by age, net of reinsurance
Years	1	2	3	4	5	6	7	8	9	10
	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Trade Credit (Millions)
Incurred losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,										December 31, 2020
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020	Total IBNR liabilities plus expected development on reported claims	Cumulative number of reported claims
2011	31.0	30.9	29.0	28.8	28.8	28.1	28.1	27.9	27.7	27.6	(0.3)	NA
2012		36.6	36.9	35.0	35.2	34.8	34.8	34.4	34.0	33.8	(0.2)	NA
2013			31.3	29.6	28.6	28.3	29.0	28.4	28.7	28.7	0.5	NA
2014				24.1	24.0	24.8	22.7	22.4	22.2	22.1	(2.3)	NA
2015					21.4	20.6	20.0	19.1	18.2	18.1	—	NA
2016						16.4	13.9	13.0	12.1	12.5	(0.2)	NA
2017							20.1	20.7	19.5	18.7	4.5	NA
2018								26.2	26.1	24.9	1.3	NA
2019									32.4	30.0	3.9	NA
2020										35.8	18.6	NA
									Total	252.2

Trade Credit (Millions)
Cumulative paid losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020
2011	6.9	18.3	24.7	26.0	26.9	27.3	27.0	27.1	27.1	27.1
2012		15.6	28.1	32.5	33.3	33.7	33.5	33.5	33.4	33.3
2013			12.2	20.9	24.1	25.2	25.7	25.8	25.9	25.8
2014				8.2	14.4	18.6	20.1	20.6	20.7	20.6
2015					4.8	12.8	16.5	17.4	17.3	17.3
2016						4.8	9.3	11.1	11.6	12.1
2017							3.1	9.1	13.0	13.9
2018								7.8	16.6	21.0
2019									9.2	20.0
2020										12.3
									Total	203.5
	All outstanding liabilities before 2011, net of reinsurance									2.6
	Liabilities for loss and allocated loss adjustment expenses, net of reinsurance									51.2

Trade Credit
Average annual percentage payout of incurred losses and allocated LAE by age, net of reinsurance
Years	1	2	3	4	5	6	7	8	9	10
	33.7%	35.6%	17.1%	4.4%	1.8%	0.2%	(0.2)%	—%	(0.2)%	(0.1)%

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Workers' Compensation (Millions)
Incurred losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,										December 31, 2020
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020	Total IBNR liabilities plus expected development on reported claims	Cumulative number of reported claims
2011	—	—	—	—	—	—	—	—	—	—	—	NA
2012		—	—	—	—	—	—	—	—	—	—	NA
2013			—	—	—	—	—	—	—	—	—	NA
2014				—	—	—	—	—	—	—	—	NA
2015					—	—	—	—	—	—	—	NA
2016						—	—	—	—	—	—	NA
2017							—	—	—	—	—	NA
2018								1.5	1.5	1.1	0.4	NA
2019									18.6	16.6	4.8	NA
2020										45.8	34.1	NA
									Total	63.5

Workers' Compensation (Millions)
Cumulative paid losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020
2011	—	—	—	—	—	—	—	—	—	—
2012		—	—	—	—	—	—	—	—	—
2013			—	—	—	—	—	—	—	—
2014				—	—	—	—	—	—	—
2015					—	—	—	—	—	—
2016						—	—	—	—	—
2017							—	—	—	—
2018								—	0.2	0.3
2019									1.3	6.8
2020										4.2
									Total	11.4
	All outstanding liabilities before 2011, net of reinsurance									—
	Liabilities for loss and allocated loss adjustment expenses, net of reinsurance									52.1

Workers' Compensation
Average annual percentage payout of incurred losses and allocated LAE by age, net of reinsurance
Years	1	2	3	4	5	6	7	8	9	10
	8.8%	32.1%	9.7%	—%	—%	—%	—%	—%	—%	—%

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Runoff & Other (Millions)
Incurred losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,										December 31, 2020
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020	Total IBNR liabilities plus expected development on reported claims	Cumulative number of reported claims
2011	222.3	223.6	224.7	225.3	225.9	226.7	226.2	225.8	224.8	223.7	1.1	NA
2012		4.3	4.7	4.9	4.9	4.8	4.8	4.6	4.4	3.8	0.3	NA
2013			2.0	0.9	0.9	0.9	0.9	0.9	1.1	1.0	(0.1)	NA
2014				0.9	0.9	1.1	1.1	1.2	1.3	1.1	(0.2)	NA
2015					10.2	16.4	18.2	18.7	18.7	18.7	—	NA
2016						12.6	12.8	12.5	12.4	12.6	0.1	NA
2017							1.4	1.4	1.4	1.4	—	NA
2018								31.0	29.3	27.3	2.5	NA
2019									1.0	1.0	0.1	NA
2020										61.5	29.6	NA
									Total	352.2

Runoff & Other (Millions)
Cumulative paid losses and allocated loss adjustment expenses, net of reinsurance
	Year ended December 31,
Accident Year	2011 Unaudited	2012 Unaudited	2013 Unaudited	2014 Unaudited	2015 Unaudited	2016 Unaudited	2017 Unaudited	2018 Unaudited	2019 Unaudited	2020
2011	206.9	209.0	211.2	213.0	214.7	216.7	218.2	218.8	219.3	220.9
2012		0.3	1.3	1.8	2.2	2.4	2.4	2.5	2.7	3.0
2013			0.7	0.1	0.1	0.1	0.1	0.1	0.2	0.2
2014				—	0.1	0.1	0.2	0.3	0.5	0.5
2015					5.2	10.0	15.3	16.6	17.3	17.6
2016						6.2	10.1	11.0	11.3	11.5
2017							0.4	0.5	0.6	0.6
2018								7.9	12.6	13.0
2019									—	0.1
2020										12.0
									Total	279.4
	All outstanding liabilities before 2011, net of reinsurance									373.2
	Liabilities for loss and allocated loss adjustment expenses, net of reinsurance									446.0

Runoff & Other
Average annual percentage payout of incurred losses and allocated LAE by age, net of reinsurance
Years	1	2	3	4	5	6	7	8	9	10
	68.0%	5.6%	3.2%	1.6%	1.1%	1.0%	0.7%	0.3%	0.4%	0.7%

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Note 6. Third party reinsurance
In the normal course of business, Sirius Group seeks to protect its businesses from losses due to concentration of risk and losses arising from catastrophic events by reinsuring with third-party reinsurers. Sirius Group remains liable for risks reinsured in the event that the reinsurer does not honor its obligations under reinsurance contracts. The effects of reinsurance on Sirius Group's written and earned premiums and on losses and LAE were as follows:

(Millions)	2020	2019	2018
Written premiums:
Direct	$510.9	$511.2	$454.5
Assumed	1,239.9	1,391.5	1,366.5
Gross written premiums	1,750.8	1,902.7	1,821.0
Ceded	(246.0)	(400.1)	(463.9)
Net written premiums	$1,504.8	$1,502.6	$1,357.1
Earned premiums:
Direct	$533.5	$481.0	$432.6
Assumed	1,308.7	1,357.7	1,236.2
Gross earned premiums	1,842.2	1,838.7	1,668.8
Ceded	(299.7)	(397.1)	(406.5)
Net earned premiums	$1,542.5	$1,441.6	$1,262.3
Losses and LAE:
Direct	$389.0	$316.3	$260.5
Assumed	1,135.7	1,111.4	819.1
Gross losses and LAE	1,524.7	1,427.7	1,079.6
Ceded	(235.0)	(257.4)	(179.6)
Net losses and LAE	$1,289.7	$1,170.3	$900.0
Sirius Group's reinsurance protection primarily consists of pro-rata and excess of loss protections that protect all of its reportable segments. Attachment points and coverage limits vary by region around the world. Protections by reportable segment are listed below.
Global Reinsurance
Sirius Group's core proportional property reinsurance programs provide protection for parts of the non-proportional treaty accounts written in Europe, the Americas, Caribbean, Asia, the Middle East, and Australia. These reinsurance protections are designed to increase underwriting capacity where appropriate and to reduce exposure both to large catastrophe losses and to a frequency of smaller loss events.
As of January 1, 2021, Sirius Group has in place excess of loss retrocessional coverage for its non-peak areas/perils related property exposures. This coverage was placed for one year at January 1, 2021 providing 100% of $50.0 million of retrocession protection in excess Sirius Group’s retention of $35.0 million.
Sirius Group has in place excess of loss retrocessional coverage for its worldwide earthquake related exposures. This coverage was renewed for one year at June 1, 2020, providing 100% of $40.0 million of reinsurance protection in excess of Sirius Group's retention of $35.0 million and a further 100% of $35.0 million of coverage in excess of $75.0 million.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Sirius Group periodically purchases industry loss warranties ("ILW") contracts to augment its overall retrocessional program. The following ILW contracts are currently in force:

Scope	Limit		Trigger		Expiration Date
United States, Named Windstorm & Earthquake	$10.0	million	$10.0 billion excess of $45.0 billion		December 31, 2021
United States, Named Windstorm & Earthquake	$10.0	million	$10.0 billion excess of $60.0 billion		May 7, 2021
United States, Named Windstorm & Earthquake	$10.0	million	$10.0 billion excess of $40.0 billion		May 31, 2021
United States, Named Windstorm & Earthquake	$10.0	million	$10.0 billion excess of $40.0 billion		May 31, 2021
United States excluding North East, all natural perils	$5.0	million	$40.0	billion	July 5, 2021
Sirius Group also purchases excess of loss reinsurance protection for its facultative and primary insurance property books. Almost all of Sirius Group's excess of loss reinsurance protections, excluding ILWs which tend to only cover one loss event, include provisions that reinstate coverage at a cost of 100% or more of the original reinsurance premium.
The Aviation & Space reinsurance program is intended to reduce exposure to a frequency of small losses, a single large loss or a combination of both. For the proportional and facultative aviation book, reinsurance protection purchased is geared to cover losses from events that cause a market loss in excess of $150.0 million up to a full policy limit of $2.0 billion. This program is in place through October 2021. For the non‑proportional book, reinsurance protection includes a 12.5% quota share treaty. In addition, the non‑proportional book is protected by ILWs totaling limits of $26.5 million. The ILWs attach at industry loss levels between $400.0 million and $800.0 million.
Other lines of business within the Global Reinsurance segment are protected through various quota share and excess of loss protections.
Global A&H
Sirius Group has excess of loss protection covering its personal accident and life accounts written in the Stockholm, Hamburg, Liege and Singapore branches. For primary insurance, there are account specific quota share and stop‑loss reinsurance protections in place of various percentages for the medical benefits and student health business. In addition to these primary insurance protections, there is an excess of loss protection of unlimited dollars in excess of $1.5 million (per person) is in place.
U.S. Specialty
The Workers' Compensation, Environmental, and Surety lines of business within the U.S. Specialty segment are protected through various quota share and excess of loss protections. Our Workers' Compensation line of business is protected by excess of loss protection on a per occurrence basis up to $30.0 million with a retention of $1.7 million.
Runoff & Other
Within the Runoff & Other segment, there are multiple reinsurance protections in place, primarily excess of loss protections.
Reinsurance recoverables by rating
At December 31, 2020, Sirius Group had reinsurance recoverables on paid losses of $51.5 million and reinsurance recoverables of $456.1 million on unpaid losses. At December 31, 2019, Sirius Group had reinsurance recoverables on paid losses of $73.9 million and reinsurance recoverables of $410.3 million on unpaid losses. Because retrocessional reinsurance contracts do not relieve Sirius Group of its obligation to its insureds, the collectability of balances due from Sirius Group's reinsurers is important to its financial strength. Sirius Group monitors the financial strength and ratings of retrocessionaires on an ongoing basis. Uncollectible amounts historically have not been significant.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The following tables provide a listing of Sirius Group's gross and net recoverable amounts by the reinsurer's Standard & Poor's Financial Services LLC ("Standard & Poor's") rating and the percentage of total recoverables as of December 31, 2020 and 2019. With certain reinsurers if Standard & Poor's rating was not available, an A.M. Best rating was used.

	December 31, 2020
Rating(1)	Gross	Collateral	Net	% of Net Total
AAA	$0.3	$—	$0.3	—%
AA	101.0	6.2	94.8	34%
A	187.5	53.2	134.3	49%
BBB or lower	122.2	117.6	4.6	2%
Not rated	96.6	55.3	41.3	15%
Total	$507.6	$232.3	$275.3	100%
(1)Standard & Poor's ratings as detailed above are: "AAA" (Extremely Strong), "AA" (Very strong), "A" (Strong) and "BBB" (Adequate).

	December 31, 2019
Rating(1)	Gross	Collateral	Net	% of Net Total
AAA	$3.4	$—	$3.4	1%
AA	117.2	14.3	102.9	42%
A	301.8	195.6	106.2	43%
BBB or lower	14.9	13.7	1.2	1%
Not rated	46.9	13.4	33.5	13%
Total	$484.2	$237.0	$247.2	100%
(1)Standard & Poor's ratings as detailed above are: "AAA" (Extremely Strong), "AA" (Very strong), "A" (Strong) and "BBB" (Adequate).
The following tables provide a listing of the five highest gross recoverable amounts by reinsurer, along with percentage of total recoverable amount, the reinsurer's Standard & Poor's reinsurer rating and the percentage that the recoverable is collateralized as of December 31, 2020 and 2019:

	December 31, 2020
(Millions)	Balance	% of Total	S&P rating	% Collateralized
Reinsurer:
General Insurance Corporation of India(1)	$98.1	19%	BBB	100%
Swiss Reinsurance Company, Ltd.	35.2	7%	AA-	—%
Berkshire Hathaway, Inc.	30.0	6%	AA+	1%
Alleghany Corp.	26.7	5%	A+	3%
Argo Capital Group Ltd.	26.5	5%	Not Rated	100%
(1)Reflects an A.M. Best rating of "B++" (Good).

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

	December 31, 2019
(Millions)	Balance	% of Total	S&P rating	% Collateralized
Reinsurer:
General Insurance Corporation of India(1)	$143.0	30%	A-	98%
Swiss Reinsurance Company Ltd.	44.7	9%	AA-	5%
Berkshire Hathaway, Inc.	34.0	7%	AA+	3%
Argo Capital Group Ltd.	27.0	6%	Not Rated	30%
Lloyd's of London	19.1	4%	A-	89%
(1)Reflects an A.M. Best rating of "A-" (Excellent).

Note 7. Allowance for expected credit losses
Sirius Group is exposed to credit losses primarily through sales of its insurance and reinsurance products and services. The financial assets in scope of the current expected credit losses impairment model primarily include Sirius Group's premium receivables and reinsurance recoverables. Sirius Group pools the premium receivables and reinsurance recoverables by counterparty credit rating and applies a credit default rate that is determined based on the studies published by the rating agencies (e.g., A.M. Best, Standard & Poor's ("S&P")). In circumstances where ratings are unavailable, Sirius Group applies an internally developed default rate based on historical experience, reference data including research publications and other relevant inputs.
To estimate the allowance for expected credit losses, Sirius Group considered the current and expected future economic and market conditions surrounding the COVID-19 pandemic. To the extent the current environment continues beyond our expectations or deteriorates further, we may experience further increases to our allowance for credit losses related to COVID-19.
As of December 31, 2020, Sirius Group's allowance for expected credit losses is as follows:

(in millions)	Gross Assets in Scope	Allowance for Expected Credit Losses
Premiums receivable & Funds held by ceding companies	$884.4	$11.3
Reinsurance recoverable on unpaid and paid loss	507.6	4.5
MGU Trade receivables(1)	17.3	0.4
Total as of December 31, 2020	$1,409.3	$16.2
(1) Included as part of Other assets on the Consolidated Balance Sheet
During the year ended December 31, 2020, Sirius Group recorded $1.3 million increase to the allowance for expected credit losses.
Sirius Group monitors counterparty credit ratings and macroeconomic conditions, and considers the most current A.M. Best and S&P credit ratings to determine the allowance each quarter. Of the total gross assets in scope as of December 31, 2020, approximately 64% were balances with counterparties rated by either A.M. Best or S&P. Of the total rated, 66% were rated A- or better.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Note 8. Deferred acquisition costs
The following table presents a rollforward of Deferred acquisition costs for the years ended December 31, 2020, 2019 and 2018:

(Millions)	2020	2019	2018
Deferred acquisition costs - balance, beginning of the year	$148.2	$141.6	$120.9
Acquisition costs deferred	232.4	221.6	202.6
Amortization expense	(240.6)	(214.4)	(180.4)
Other, including foreign exchange	0.4	(0.6)	(1.5)
Deferred acquisition costs – balance, end of the year	$140.4	$148.2	$141.6
Note 9. Investment securities
Net Investment Income
Sirius Group's net investment income is comprised primarily of interest income along with associated amortization of premium and accretion of discount on Sirius Group's fixed maturity investments, dividend income from its equity investments, and interest income from its short-term investments.
Net investment income for the years ended December 31, 2020, 2019 and 2018 consisted of the following:

(Millions)	2020	2019	2018
Fixed maturity investments	$41.8	$52.1	$53.2
Short-term investments	5.4	15.8	5.1
Equity securities	6.0	15.2	16.5
Other long-term investments	7.1	14.2	8.4
Interest on funds held under reinsurance treaties	(7.4)	—	(0.5)
Total investment income	52.9	97.3	82.7
Investment expenses	(17.5)	(12.6)	(11.3)
Net investment income	$35.4	$84.7	$71.4
Net Realized and Unrealized Investment Gains (Losses)
Net realized and unrealized investment gains (losses) for the years ended December 31, 2020, 2019 and 2018 consisted of the following:

(Millions)	2020	2019	2018
Gross realized gains	$234.6	$99.3	$42.3
Gross realized (losses)	(184.3)	(42.6)	(40.0)
Net realized gains (losses) on investments(1)	50.3	56.7	2.3
Net unrealized gains (losses) on investments(2)	3.5	80.6	(23.2)
Net realized and unrealized investment gains (losses) on investments	$53.8	$137.3	$(20.9)
(1)Includes $(21.9), $50.4 and $17.3 of realized gains (losses) due to foreign currency during 2020, 2019, and 2018, respectively.
(2)Includes $(97.9), $(5.7) and $35.7 of unrealized (losses) gains due to foreign currency during 2020, 2019, and 2018, respectively.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Net realized investment gains (losses)
Net realized investment gains (losses) for the years ended December 31, 2020, 2019 and 2018 consisted of the following:

(Millions)	2020	2019	2018
Fixed maturity investments	$28.3	$33.7	$3.6
Equity securities	20.1	9.4	(6.4)
Short-term investments	(26.2)	14.8	—
Derivative instruments	9.9	(2.5)	—
Other long-term investments	18.2	1.3	5.1
Net realized investment gains (losses)	$50.3	$56.7	$2.3
Net unrealized investment gains (losses)
The following table summarizes the net unrealized investment gains (losses) and changes in fair value for the years ended December 31, 2020, 2019 and 2018:

(Millions)	2020	2019	2018
Fixed maturity investments	$(52.4)	$24.1	$14.1
Equity securities	(31.0)	51.4	(51.1)
Short-term investments	(12.9)	(5.2)	—
Derivative instruments	1.4	(0.5)	—
Other long-term investments	98.4	10.8	13.8
Net unrealized investment gains (losses)	$3.5	$80.6	$(23.2)
The following table summarizes the amount of total gains (losses) included in earnings attributable to unrealized investment gains (losses) for Level 3 investments for the years ended December 31, 2020, 2019 and 2018:

(Millions)	2020	2019	2018
Fixed maturity investments	$0.5	$—	$(6.1)
Equity securities	—	—	—
Other long-term investments	82.8	15.9	4.0
Total unrealized investment gains (losses) - Level 3 investments	$83.3	$15.9	$(2.1)

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Investment Holdings
Fixed maturity investments
The cost or amortized cost, gross unrealized investment gains (losses), net foreign currency gains (losses) and fair value of Sirius Group's fixed maturity investments as of December 31, 2020 and 2019, were as follows:

	2020
(Millions)	Cost or amortized cost	Gross unrealized gains	Gross unrealized losses	Net foreign currency gains (losses)	Fair value
Asset-backed securities	$701.1	$12.9	$(8.6)	$(21.7)	$683.7
Corporate debt securities	532.7	10.5	(0.2)	(22.6)	520.4
Residential mortgage-backed securities	356.0	14.0	(0.9)	(3.6)	365.5
U.S. government and government agency	147.0	0.5	(0.1)	(9.5)	137.9
Commercial mortgage-backed securities	121.5	3.2	(1.3)	(0.3)	123.1
Non-U.S. government and government agency	69.4	0.3	(0.2)	(2.0)	67.5
Preferred stocks	3.4	1.3	—	—	4.7
U.S. States, municipalities and political subdivision	1.2	—	—	—	1.2
Total fixed maturity investments	$1,932.3	$42.7	$(11.3)	$(59.7)	$1,904.0

	2019
(Millions)	Cost or amortized cost	Gross unrealized gains	Gross unrealized losses	Net foreign currency gains (losses)	Fair value
Asset-backed securities	$489.4	$1.4	$(3.9)	$(0.1)	$486.8
Corporate debt securities	458.6	5.2	(1.2)	11.5	474.1
Residential mortgage-backed securities	426.2	10.5	(1.4)	3.6	438.9
U.S. government and government agency	111.5	0.7	(0.4)	(1.3)	110.5
Commercial mortgage-backed securities	88.5	0.9	(0.6)	0.2	89.0
Non-U.S. government and government agency	63.7	—	(0.7)	—	63.0
Preferred stocks	17.0	—	—	—	17.0
U.S. States, municipalities and political subdivision	1.7	—	—	—	1.7
Total fixed maturity investments	$1,656.6	$18.7	$(8.2)	$13.9	$1,681.0
The weighted average duration of Sirius Group's fixed income portfolio as of December 31, 2020 was approximately 1.0 year, including short-term investments, and approximately 1.6 years excluding short-term investments.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The cost or amortized cost and fair value of Sirius Group's fixed maturity investments as of December 31, 2020 and 2019 are presented below by contractual maturity. Actual maturities could differ from contractual maturities because borrowers may have the right to call or prepay certain obligations with or without call or prepayment penalties.

	2020		2019
(Millions)	Cost or amortized cost	Fair value	Cost or amortized cost	Fair value
Due in one year or less	$180.2	$179.6	$85.0	$88.4
Due after one year through five years	467.7	443.9	479.1	490.3
Due after five years through ten years	87.9	89.1	46.3	46.0
Due after ten years	14.5	14.4	25.1	24.6
Mortgage-backed and asset-backed securities	1,178.6	1,172.3	1,004.1	1,014.7
Preferred stocks	3.4	4.7	17.0	17.0
Total	$1,932.3	$1,904.0	$1,656.6	$1,681.0
The following table summarizes the ratings and fair value of fixed maturity investments held in Sirius Group's investment portfolio as of December 31, 2020 and 2019:

(Millions)	2020	2019
AAA	$792.8	$559.8
AA	669.4	724.3
A	220.2	219.0
BBB	127.0	95.8
Other	94.6	82.1
Total fixed maturity investments(1)	$1,904.0	$1,681.0
(1)Credit ratings are assigned based on the following hierarchy: 1) Standard & Poor's and 2) Moody's Investor Service.
As of December 31, 2020, the above totals included $37.3 million of sub-prime securities. Of this total, $19.9 million was rated AAA, $14.2 million rated AA, $3.2 million rated A, and $0.0 million classified as other. As of December 31, 2019, the above included $43.3 million of sub-prime securities. Of this total, $21.7 million was rated AAA, $18.4 million rated AA, $3.1 million rated A and $0.1 million classified as other.
Mortgage-backed, Asset-backed Securities
Sirius Group purchases commercial mortgage-backed securities ("CMBS") and residential mortgage-backed securities ("RMBS") and asset-backed securities with the goal of maximizing risk adjusted returns in the context of a diversified portfolio. Sirius Group considers sub-prime securities as those that have underlying loan pools that exhibit weak credit characteristics or those that are issued from dedicated sub-prime shelves or dedicated second-lien shelf registrations (i.e., Sirius Group considers investments backed primarily by second-liens to be sub-prime risks). Given the tranched nature of mortgage-backed and asset-backed securities, Sirius Group relies primarily on rating agency credit ratings (i.e., S&P and Moody's) to evaluate credit worthiness of these securities and to a lesser extent on credit scores such as FICO.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The following table summarizes the total mortgage and asset-backed securities held at fair value in Sirius Group's investment portfolio as of December 31, 2020 and 2019:

(Millions)	2020	2019
Mortgage-backed securities:
Agency:
Federal National Mortgage Association	$213.5	$235.9
Federal Home Loan Mortgage Corporation	131.4	165.0
Government National Mortgage Association	32.6	52.2
Total agency(1)	377.5	453.1
Non-agency:
Commercial	101.9	60.9
Residential	9.2	13.9
Total non-agency	111.1	74.8
Total mortgage-backed securities	488.6	527.9
Asset-backed securities:
Collateralized loan obligations	642.9	417.0
Vehicle receivables	23.4	32.9
Credit card receivables	3.2	5.7
Other	14.2	31.2
Total asset-backed securities	683.7	486.8
Total mortgage and asset-backed securities(2)	$1,172.3	$1,014.7
(1)Represents publicly traded mortgage-backed securities which carry the full faith and credit guaranty of the U.S. government (i.e., GNMA) or are guaranteed by a government-sponsored entity (i.e., FNMA, FHLMC).
(2)As of December 31, 2020 and 2019, all mortgage- and asset-backed securities held by Sirius Group were classified as Level 2 investments.
Equity securities and Other long-term investments
The cost or amortized cost, gross unrealized investment gains and losses, net foreign currency gains and losses, and fair values of Sirius Group's equity securities and other long-term investments as of December 31, 2020 and 2019, were as follows:

	2020
(Millions)	Cost or amortized cost	Gross unrealized gains	Gross unrealized losses	Net foreign currency gains	Fair value
Equity securities	$19.9	$1.0	$(9.9)	$(0.3)	$10.7
Other long-term investments	$316.3	$147.9	$(22.9)	$5.1	$446.4

	2019
(Millions)	Cost or amortized cost	Gross unrealized gains	Gross unrealized losses	Net foreign currency gains	Fair value
Equity securities	$379.2	$55.6	$(37.3)	$7.7	$405.2
Other long-term investments	$315.4	$49.9	$(29.3)	$10.8	$346.8

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Equity securities at fair value consisted of the following as of December 31, 2020 and 2019:

(Millions)	2020	2019
Fixed income mutual funds	$1.9	$175.3
Common stocks	8.8	228.1
Other equity securities	—	1.8
Total Equity securities	$10.7	$405.2
Other long-term investments at fair value consisted of the following as of December 31, 2020 and 2019:

(Millions)	2020	2019
Hedge funds and private equity funds	$275.6	$269.0
Limited liability companies and private equity securities	170.8	77.8
Total Other long-term investments	$446.4	$346.8
Hedge Funds and Private Equity Funds
Sirius Group holds investments in hedge funds and private equity funds, which are included in other long-term investments. The fair value of these investments has been estimated using the net asset value of the funds. As of December 31, 2020, Sirius Group held investments in 8 hedge funds and 20 private equity funds. The largest investment in a single fund was $67.6 million as of December 31, 2020 and $51.6 million as of December 31, 2019.
The following table summarizes investments in hedge funds and private equity interests by investment objective and sector as of December 31, 2020 and 2019:

	2020		2019
(Millions)	Fair value	Unfunded commitments	Fair value	Unfunded commitments
Hedge funds:
Long/short multi-sector	$30.9	$—	$53.0	$—
Distressed mortgage credit	67.6	—	51.6	—
Private credit	22.8	—	21.5	—
Other	1.2	—	1.4	—
Total hedge funds	122.5	—	127.5	—
Private equity funds:
Energy infrastructure & services	59.7	28.2	53.6	34.6
Multi-sector	14.2	6.5	8.7	7.8
Healthcare	30.1	5.6	25.9	10.4
Life settlement	20.1	—	23.9	—
Manufacturing/Industrial	24.8	—	27.6	3.9
Private equity secondaries	0.6	0.7	0.6	0.8
Real estate	—	—	—	—
Other	3.6	1.3	1.2	2.6
Total private equity funds	153.1	42.3	141.5	60.1
Total hedge and private equity funds included in Other long-term investments	$275.6	$42.3	$269.0	$60.1
Redemption of investments in certain hedge funds is subject to restrictions including lock-up periods where no redemptions or withdrawals are allowed, restrictions on redemption frequency and advance notice periods for redemptions. Amounts requested for redemptions remain subject to market fluctuations until the redemption effective date, which generally falls at the end of the defined redemption period.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The following summarizes the December 31, 2020 fair value of hedge funds subject to restrictions on redemption frequency and advance notice period requirements for investments in active hedge funds:

	Notice Period
Redemption Frequency (Millions)	30-59 days notice	60-89 days notice	90-119 days notice	120+ days notice	Total
Monthly	$—	$—	$—	$—	$—
Quarterly	0.6	30.9	67.6	—	99.1
Semi-annual	—	0.3	—	—	0.3
Annual	—	—	0.3	22.8	23.1
Total	$0.6	$31.2	$67.9	$22.8	$122.5
Certain of the hedge fund and private equity fund investments in which Sirius Group is invested are no longer active and are in the process of disposing of their underlying investments. Distributions from such funds are remitted to investors as the fund's underlying investments are liquidated. As of December 31, 2020, $6.3 million in distributions were outstanding from these investments.
Investments in private equity funds are generally subject to a "lock-up" period during which investors may not request a redemption. Distributions prior to the expected termination date of the fund may be limited to dividends or proceeds arising from the liquidation of the fund's underlying investments. In addition, certain private equity funds provide an option to extend the lock-up period at either the sole discretion of the fund manager or upon agreement between the fund and the investors.
As of December 31, 2020, investments in private equity funds were subject to lock-up periods as follows:

(Millions)	1 – 3 years	3 – 5 years	5 – 10 years	Total
Private Equity Funds – expected lock up period remaining	$56.4	$18.9	$77.8	$153.1
Investments Held on Deposit or as Collateral
As of December 31, 2020 and 2019, the fair value of investments that were required to be maintained in relation to various reinsurance agreements and deposits with certain insurance and regulatory agencies in order to maintain their insurance licenses was $1,362.4 million and $1,315.5 million, respectively. Of these amounts, the fair value of deposits with certain insurance and regulatory agencies totaled $132.8 million and $121.5 million as of December 31, 2020 and 2019, respectively.
As of December 31, 2020, Sirius Group held $0.1 million of collateral in the form short-term investments associated with Interest Rate Cap agreements. (See Note 14.)
Unsettled investment purchases and sales
As of December 31, 2020 and 2019, Sirius Group reported $17.9 million and $2.3 million, respectively, in Accounts payable on unsettled investment purchases.
As of December 31, 2020 and 2019, Sirius Group reported $18.4 million and $6.7 million, respectively, in Accounts receivable on unsettled investment sales.
Note 10. Fair value measurements
Fair value measurements
Fair value measurements are categorized into a hierarchy that distinguishes between inputs based on market data from independent sources ("observable inputs") and a reporting entity's internal assumptions based upon the best information available when external market data is limited or unavailable ("unobservable inputs"). Quoted prices in active markets for identical assets or liabilities have the highest priority ("Level 1"), followed by observable inputs other than quoted prices, including prices for similar but not identical assets or liabilities ("Level 2") and unobservable inputs, including the reporting entity's estimates of the assumptions that market participants would use, having the lowest priority ("Level 3").

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The availability of observable inputs can vary from financial instrument to financial instrument and is affected by a wide variety factors including, for example, the type of financial instrument, whether the financial instrument is new and not yet established in the marketplace and other characteristics particular to the instrument. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires significantly more judgment.
Accordingly, the degree of judgment exercised by management in determining fair value is greatest for instruments categorized in Level 3. In periods of market dislocation, the observability of prices and inputs may be reduced for many instruments. This may lead the Company to change the selection of the valuation technique (for example, from market to cash flow approach) or to use multiple valuation techniques to estimate the fair value of a financial instrument. These circumstances could cause an instrument to be reclassified between levels within fair value hierarchy. Investments valued using Level 1 inputs include fixed maturity investments, primarily investments in U.S. Treasuries Bills and Notes, equity securities and short-term investments. Investments valued using Level 2 inputs are primarily comprised of fixed maturity investments, which have been disaggregated into classes, including U.S. government and government agency, corporate debt securities, mortgage-backed and asset-backed securities, non-U.S. government and government agency, U.S. state and municipalities and political sub division and preferred stocks. Investments valued using Level 2 inputs also include certain ETFs that track U.S. stock indices such as the S&P 500 but are traded on foreign exchanges. Fair value estimates for investments that trade infrequently and have few or no observable market prices are classified as Level 3 measurements. Sirius Group determines when transfers between levels have occurred as of the beginning of the period.
Valuation techniques
Sirius Group uses outside pricing services to assist in determining fair values for its investments. For investments in active markets, Sirius Group uses the quoted market prices provided by outside pricing services to determine fair value. The outside pricing services Sirius Group uses have indicated that they will only provide prices where observable inputs are available. In circumstances where quoted market prices are unavailable or are not considered reasonable, Sirius Group estimates the fair value using industry standard pricing models and observable inputs such as benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, prepayment speeds, reference data including research publications, and other relevant inputs. Given that many fixed maturity investments do not trade on a daily basis, the outside pricing services evaluate a wide range of fixed maturity investments by regularly drawing parallels from recent trades and quotes of comparable securities with similar features. The characteristics used to identify comparable fixed maturity investments vary by asset type and take into account market convention.
The valuation process above is generally applicable to all of Sirius Group's fixed maturity investments. The techniques and inputs specific to asset classes within Sirius Group's fixed maturity investments for Level 2 securities that use observable inputs are as follows:
U.S. government and government agency
U.S. government and government agency securities consist primarily of debt securities issued by the U.S. Treasury and mortgage pass-through agencies such as the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association. Fixed maturity investments included in U.S. government and government agency securities are primarily priced by pricing services. When evaluating these securities, the pricing services gather information from market sources and integrate other observations from markets and sector news. Evaluations are updated by obtaining broker dealer quotes and other market information including actual trade volumes, when available. The fair value of each security is individually computed using analytical models which incorporate option adjusted spreads and other daily interest rate data.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Non-U.S. government and government agency
Non-U.S. government and government agency securities consist of debt securities issued by non-U.S. governments and their agencies along with supranational organizations (also known as sovereign debt securities). Securities held in these sectors are primarily priced by pricing services who employ proprietary discounted cash flow models to value the securities. Key quantitative inputs for these models are daily observed benchmark curves for treasury, swap and high issuance credits. The pricing services then apply a credit spread for each security which is developed by in-depth and real time market analysis. For securities in which trade volume is low, the pricing services utilize data from more frequently traded securities with similar attributes. These models may also be supplemented by daily market and credit research for international markets.
Corporate debt securities
Corporate debt securities consist primarily of investment-grade debt of a wide variety of U.S. and non-U.S. corporate issuers and industries. The corporate fixed maturity investments are primarily priced by pricing services. When evaluating these securities, the pricing services gather information from market sources regarding the issuer of the security and obtain credit data, as well as other observations, from markets and sector news. Evaluations are updated by obtaining broker dealer quotes and other market information including actual trade volumes, when available. The pricing services also consider the specific terms and conditions of the securities, including any specific features which may influence risk.
Mortgage-backed and asset-backed securities
The fair value of mortgage and asset-backed securities is primarily priced by pricing services using a pricing model that uses information from market sources and leveraging similar securities. Key inputs include benchmark yields, reported trades, underlying tranche cash flow data, collateral performance, plus new issue data, as well as broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data including issuer, vintage, loan type, collateral attributes, prepayment speeds, default rates, recovery rates, cash flow stress testing, credit quality ratings and market research publications.
U.S. states, municipalities, and political subdivisions
The U.S. states, municipalities and political subdivisions portfolio contains debt securities issued by U.S. domiciled state and municipal entities. These securities are generally priced by independent pricing services using the techniques for U.S. government and government agency securities.
Preferred stocks
The fair value of preferred stocks is generally priced by independent pricing services using an evaluated pricing model that calculates the appropriate spread over a comparable security for each issue. Key inputs include exchange prices (underlying and common stock of same issuer), benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, and reference data including sector, coupon, credit quality ratings, duration, credit enhancements, early redemption features and market research publications.
Level 3 Investments
Level 3 valuations are generated from techniques that use assumptions not observable in the market. These unobservable assumptions reflect Sirius Group's assumptions, that market participants would use in valuing the investment. Generally, certain securities may start out as Level 3 when they are originally issued but as observable inputs become available in the market, they may be reclassified to Level 2.
Sirius Group employs a number of procedures to assess the reasonableness of the fair value measurements for its other long-term investments, including obtaining and reviewing the audited annual financial statements of hedge funds and private equity funds and periodically discussing each fund's pricing with the fund manager. However, since the fund managers do not provide sufficient information to evaluate the pricing inputs and methods for each underlying investment, the inputs are considered to be unobservable.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The fair values of Sirius Group's investments in private equity securities and private debt instruments have been classified as Level 3 measurements. They are carried at fair value and are initially valued based on transaction price and their valuation is subsequently estimated based on available evidence such as a market transaction in similar instruments and other financial information for the issuer.
Investments measured using Net Asset Value
The fair value of Sirius Group's investments in hedge funds and private equity funds has been determined using net asset value. The hedge fund's administrator provides quarterly updates of fair value in the form of Sirius Group's proportional interest in the underlying fund's net asset value (collectively "NAV"), which is deemed to approximate fair value, generally with a three month delay in valuation. The fair value of investment in hedge funds is measured using the NAV practical expedient and therefore has been not categorized within the fair value hierarchy. The private equity funds provide quarterly or semi-annual partnership capital statements with a three or six month delay which are used as a basis for valuation. These private equity investments vary in investment strategies and are not actively traded in any open markets. The fair value of these investments are measured using NAV practical expedient and therefore have not been categorized with the fair value hierarchy. Due to a lag in reporting, some of the fund managers, fund administrators, or both, are unable to provide final fund valuations as of the Company's reporting date. In these circumstances, Sirius Group estimates the return of the current period and uses all credible information available. This includes utilizing preliminary estimates reported by its fund managers and using other information that is available to Sirius Group with respect to the underlying investments, as necessary.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Fair Value Measurements by Level
The following tables summarize Sirius Group's financial assets and liabilities measured at fair value as of December 31, 2020 and 2019 by level:

	2020
(Millions)	Fair value	Level 1 inputs	Level 2 inputs	Level 3 inputs
Assets measured at fair value
Fixed maturity investments:
U.S. Government and government agency	$137.9	$130.8	$7.1	$—
Corporate debt securities	520.4	—	520.4	—
Asset-backed securities	683.7	—	683.7	—
Residential mortgage-backed securities	365.5	—	365.5	—
Commercial mortgage-backed securities	123.1	—	123.1	—
Non-U.S. government and government agency	67.5	27.5	40.0	—
Preferred stocks	4.7	—	1.9	2.8
U.S. States, municipalities, and political subdivision	1.2	—	1.2	—
Total fixed maturity investments	1,904.0	158.3	1,742.9	2.8
Equity securities:
Fixed income mutual funds	1.9	1.9	—	—
Common stocks	8.8	8.8	—	—
Other equity securities	—	—	—	—
Total equity securities	10.7	10.7	—	—
Short-term investments	1,378.9	1,317.0	61.9	—
Other long-term investments(1)	170.8	—	—	170.8
Total investments	$3,464.4	$1,486.0	$1,804.8	$173.6
Loan participation	32.4	—	—	32.4
Derivative instruments	4.5	3.9	—	0.6
Total assets measured at fair value	$3,501.3	$1,489.9	$1,804.8	$206.6
Liabilities measured at fair value
Contingent consideration liabilities	$0.7	$—	$—	$0.7
Derivative instruments	2.3	—	—	2.3
Total liabilities measured at fair value	$3.0	$—	$—	$3.0
(1)Excludes fair value of $275.6 associated with hedge funds and private equity funds which fair value is measured at net asset value using the practical expedient.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

	2019
(Millions)	Fair value	Level 1 inputs	Level 2 inputs	Level 3 inputs
Assets measured at fair value
Fixed maturity investments:
U.S. Government and government agency	$110.5	$109.1	$1.4	$—
Corporate debt securities	474.1	—	474.1	—
Asset-backed securities	486.8	—	486.8	—
Residential mortgage-backed securities	438.9	—	438.9	—
Commercial mortgage-backed securities	89.0	—	89.0	—
Non-U.S. government and government agency	63.0	31.7	31.3	—
Preferred stocks	17.0	—	—	17.0
U.S. States, municipalities, and political subdivision	1.7	—	1.7	—
Total fixed maturity investments	1,681.0	140.8	1,523.2	17.0
Equity securities:
Fixed income mutual funds	175.3	175.3	—	—
Common stocks	228.1	228.1	—	—
Other equity securities	1.8	—	1.8	—
Total equity securities	405.2	403.4	1.8	—
Short-term investments	1,085.2	1,073.7	11.5	—
Other long-term investments(1)	77.8	—	—	77.8
Total investments	$3,249.2	$1,617.9	$1,536.5	$94.8
Loan participation	$20.0	—	—	20.0
Derivative instruments	11.4	1.3	—	10.1
Total assets measured at fair value	$3,280.6	$1,619.2	$1,536.5	$124.9
Liabilities measured at fair value
Contingent consideration liabilities	$28.2	$—	$—	$28.2
Derivative instruments	9.5	0.2	—	9.3
Total liabilities measured at fair value	$37.7	$0.2	$—	$37.5
(1)Excludes fair value of $269.0 associated with hedge funds and private equity funds which fair value is measured at net asset value using the practical expedient.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Rollforward of Level 3 Fair Value Measurements
The following tables present changes in Level 3 for financial instruments measured at fair value for the years ended December 31, 2020 and 2019:

	2020
(Millions)	Fixed maturities	Other long-term investments(1)	Loan participation	Derivative instruments assets & (liabilities)	Contingent consideration (liabilities)
Balance at January 1, 2020	$17.0	$77.8	$20.0	$0.8	$(28.2)
Total realized and unrealized gains	2.8	82.8	0.4	(24.4)	(0.9)
Foreign currency losses through Other Comprehensive Income	—	1.7	—	—	—
Purchases	—	9.0	13.4	—	—
Sales/settlements	(17.0)	(0.5)	(1.4)	21.9	28.4
Balance at December 31, 2020	$2.8	$170.8	$32.4	$(1.7)	$(0.7)
(1)Excludes fair value of $275.6 associated with hedge funds and private equity funds which fair value is measured at net asset value using the practical expedient.

	2019
(Millions)	Fixed maturities	Other long-term investments(1)	Loan participation	Derivative instruments assets & (liabilities)	Contingent consideration (liabilities)
Balance at January 1, 2019	$5.4	$63.6	$—	$(0.5)	$(28.8)
Total realized and unrealized gains	—	7.3	—	(7.1)	(6.3)
Foreign currency losses through Other Comprehensive Income	—	(0.6)	—	—	—
Purchases	17.0	15.7	20.0	—	—
Sales/settlements	(5.4)	(8.2)	—	8.4	6.9
Balance at December 31, 2019	$17.0	$77.8	$20.0	$0.8	$(28.2)
(1)Excludes fair value of $269.0 associated with hedge funds and private equity funds which fair value is measured at net asset value using the practical expedient.
Fair Value Measurements – transfers between levels
There were no transfers between Level 3 and Level 2 measurements for the year ended December 31, 2020 or December 31, 2019.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Significant Unobservable Inputs
The table below presents information about the significant unobservable inputs used for recurring fair value measurements for certain Level 3 instruments as of December 31, 2020 and 2019, and includes only those instruments for which information about the inputs is reasonably available to Sirius Group, such as data from independent third-party valuation service providers and from internal valuation models.

(Millions)	2020
Description	Valuation technique(s)	Fair value	Unobservable input
Preferred stockﾠ(1)	Subject company transaction approach	$79.5	Share price range	$14.99 - $16.09
Private equity securities (1)	Share price of recent transaction	$40.6	Purchase share price	50.79
Private equity securities (1)	Subject company transaction approach	$25.0	Share price range	$14.99 - $15.93
Loan participation(1)	Share price of recent transaction	$18.7	Comparable yields	Range - 4.91% - 7.82% Median - 5.92%
Private equity securitiesﾠ(1)	Multiple of GAAP book value	$15.0	Book value multiple	Range - 0.73x - 0.91x Median - 0.82x
Loan participation(1)	Share price of recent transaction	$13.7	Comparable yields	Range - 4.91% - 7.82% Median - 5.92%
Private debt instrument (1)	Discounted cash flow	$6.5	Discount yield	Range - 6.55% - 7.03% Median - 6.73%
Private convertible debt instrument (1)	Subject company transaction approach	$3.9	Unit price range	$14.99 - $16.09
Preferred stock(1)	Share price of recent transaction	$2.0	Share price	$2.0
Preferred stock(1)	Share price of recent transaction	$0.8	Share price	$0.8
Equity warrants(2)	Option pricing model	$0.6	Strike price	$0.2
Private equity securities (1)	Purchase price of recent transaction	$0.3	Purchase price	$0.3
Weather derivatives(2)	Third party appraisal	$—	Broker quote	$—
Currency forwards(2)	Third party appraisal	$(0.6)	Broker quote	$(0.6)
Contingent consideration	External valuation model	$(0.7)	Discounted future payments	$(0.7)
Currency swaps(2)	Third party appraisal	$(1.7)	Broker quote	$(1.7)
(1)As of December 31, 2020, each asset type consists of one security.
(2)See Note 14 for discussion of derivative instruments.

(Millions)	2019
Description	Valuation technique(s)	Fair value	Unobservable input
Private equity securities(1)	Share price of recent transaction	$32.5	Purchase share price	$40.6
Loan participation(1)	Purchase price of recent transaction	$20.0	Purchase price	20.0	X
Preferred stock(1)	Share price of recent transaction	$17.5	Purchase price	$7.74
Private equity securities(1)	Multiple of GAAP book value	$14.2	Book value multiple	0.9	X
Preferred stock(1)	Purchase price of recent transaction	$12.2	Purchase price	$12.2
Private debt instrument(1)	Purchase price of recent transaction	$7.2	Purchase price	$9.0
Weather derivatives(2)	Third party appraisal	$7.0	Broker quote	$7.0
Private equity securities(1)	Purchase price of recent transaction	$5.1	Purchase price	$7.74
Preferred stock(1)	Purchase price of recent transaction	$4.8	Purchase price	$4.8
Currency forwards(2)	Third party appraisal	$2.7	Broker quote	$2.7
Private equity securities(1)	Purchase price of recent transaction	$1.0	Purchase price	$10.0
Equity warrants(2)	Option pricing model	$0.4	Strike price	$0.2
Private equity securities(1)	Purchase price of recent transaction	$0.3	Purchase price	$0.3
Currency forwards(2)	Third party appraisal	$(3.6)	Broker quote	$(3.6)
Currency forwards(2)	Third party appraisal	$(5.7)	Broker quote	$(5.7)
Contingent consideration	External valuation model	$(28.2)	Discounted future payments	$(28.2)
(1)As of December 31, 2019, each asset type consists of one security.
(2)See Note 14 for discussion of derivative instruments.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Financial instruments disclosed, but not carried at fair value
Sirius Group uses various financial instruments in the normal course of its business. The carrying values of Cash, Accrued investment income, certain other assets, Accounts payable on unsettled investment purchases, certain other liabilities and other financial instruments not included in the table below approximated their fair values as of December 31, 2020 and 2019, due to their respective short maturities. As these financial instruments are not actively traded, their respective fair values are classified within Level 3. The following table includes financial instruments for which the carrying value differs from the estimated fair values as of December 31, 2020 and 2019:

	2020		2019
(Millions)	Fair value(1)	Carrying value	Fair value(1)	Carrying value
Liabilities, Mezzanine equity and Non-controlling interest:
2017 SEK Subordinated Notes	$328.7	$332.8	$294.5	$291.2
2016 SIG Senior Notes	$407.6	$394.7	$394.5	$394.0
Series B preference shares	$256.0	$198.3	$186.4	$223.0
(1)Fair value estimated by internal pricing and considered a Level 3 measurement.
Fair Value Measurements on a Non-Recurring Basis
Sirius Group measures the fair value of certain assets on a non-recurring basis, generally quarterly, annually, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. These include goodwill, indefinite-lived intangible assets and long-lived assets. Sirius Group uses a variety of techniques to measure the fair value of these assets when appropriate, as described below:
Goodwill and Indefinite-Lived Intangible Assets: The preliminary fair value of the goodwill and indefinite-lived intangible asset acquired as part of the acquisitions of both IMG and Armada was determined using the income valuation and market valuation methodologies. The income approach determines value for an asset based on the present value of cash flows projected to be generated over the remaining economic life of the asset being measured. The net cash flows are discounted to present value using a discount rate that reflects the relative risk of achieving the cash flow. The market approach is a valuation technique that uses prices and other relevant information generated by market transactions involving identical or comparable assets or group of assets.
Determining the fair value goodwill and indefinite-lived intangible assets acquired requires the exercise of significant judgment, including the amount and timing of expected future cash flows, which are derived from expected revenue growth rates and profitability margins, and the discount rate. The cash flows employed in the valuation are based on Sirius Group's best estimates of future cash flows after considering factors such as general market conditions, changes in working capital, long term business plans and recent operating performance. Use of different estimates and judgments could yield different results.
Sirius Group tests goodwill and indefinite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. When Sirius Group determines goodwill and indefinite-lived intangible assets may be impaired, Sirius Group uses techniques, including discounted expected future cash flows, to measure fair value using Level 3 inputs. Sirius Group recorded no impairment of goodwill or indefinite-lived intangible asset during 2020 or 2019 and recorded an impairment of its Trade Name indefinite-lived intangible of $8.0 million in 2018, that was recorded in Impairment of Intangible Assets in the Consolidated Statements of (Loss). (See Note 11).
Long-Lived Assets: Sirius Group tests its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of a long-lived asset may not be recoverable.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Note 11. Goodwill and intangible assets
Goodwill represents the excess of the amount paid to acquire subsidiaries over the fair value of identifiable net assets at the date of acquisition. Intangible assets consist primarily of distribution relationships, trade names, customer relationships, technology and insurance licenses. Finite-life intangible assets are measured at their acquisition date fair values, amortized over their economic lives, and presented net of accumulated amortization on the balance sheet.
Goodwill is not amortized, but rather is evaluated for impairment on an annual basis or whenever indications of potential impairment exist. In the absence of any indications of potential impairment, the evaluation of goodwill is performed during the fourth quarter of each year. Sirius Group uses widely accepted valuation techniques to determine the fair value of the reporting units used in its annual goodwill impairment analysis. Sirius Group's valuation is primarily based on qualitative and quantitative assessments regarding the fair value of the reporting unit relative to its carrying value. Management calculates a range of fair values using the income approach and market approach and compares the concluded fair values to the carrying value of the reporting unit. During the years ended December 31, 2020, 2019 and 2018, Sirius Group determined that the Global A&H operating segment was an appropriate reporting unit for the purposes of testing goodwill for impairment.
Intangible assets with indefinite lives are evaluated for impairment at least annually and when events or changes in circumstances indicate that it is more likely than not that the asset is impaired.
The following table shows the change in goodwill, intangible assets with an indefinite life, and intangible assets with a finite life during the years ended December 31, 2020 and 2019:

(Millions)	Goodwill	Intangible assets with an indefinite life	Intangible assets with a finite life	Total
Net balance at December 31, 2018	$400.6	$22.1	$173.5	$596.2
Foreign currency translation(1)	0.2	—	—	0.2
Amortization	—	—	(15.8)	(15.8)
Net balance at December 31, 2019	400.8	22.1	157.7	580.6
Foreign currency translation	—	—	—	—
Amortization	—	—	(15.8)	(15.8)
Net balance at December 31, 2020	$400.8	$22.1	$141.9	$564.8
(1)Foreign currency translation and amortization in 2019 relates to IMG and is allocated to the Global A&H segment.
For the years ended December 31, 2020 and 2019, Sirius Group did not recognize any impairments on Intangible assets with an indefinite life. For the year ended December 31, 2018, Sirius Group recognized an impairment of Intangible assets with an indefinite life that related to a trade name intangible asset acquired as part of the acquisition of IMG. The impairment resulted from lower than anticipated growth when comparing the forecasted results against a reforecast of results at year end. A quantitative impairment review of the IMG trade name intangible asset was performed by applying the royalty replacement method to determine the asset's fair value as of December 31, 2020, 2019 and 2018, respectively. Under the royalty replacement method, the fair value of IMG's trade name intangible asset was determined based on a market participant's view of the royalty that would be paid to license the right to use the trade name. This quantitative analysis incorporated several assumptions including forecasted future revenues and cash flows, estimated royalty rate, based on similar licensing transactions and market royalty rates, and discount rate, which incorporates assumptions such as weighted-average cost of capital and risk premium. As a result of the impairment testing, the carrying value of IMG's trade name intangible asset exceeded its estimated fair value as of December 31, 2018 and an impairment of $8.0 million was recorded as Impairment of intangible assets on the Consolidated Statements of (Loss).

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The following tables presents the components of goodwill and intangible assets as of December 31, 2020 and 2019:

	2020
(Millions)	Gross balance	Accumulated amortization	Impairments	Foreign currency translation	Net balance
Customer relationships – finite life(1)	$17.0	$(4.9)	$—	$—	$12.1
Distribution relationships – finite life(1)	151.0	(35.2)	—	—	115.8
Goodwill – indefinite life(1)	400.7	—	—	0.1	400.8
Insurance licenses – indefinite life(2)	8.1	—	—	—	8.1
Technology – finite life(1)	15.5	(9.5)	—	—	6.0
Trade names – finite life(1)	16.0	(8.0)	—	—	8.0
Trade names – indefinite life(1)	27.0	—	(13.0)	—	14.0
Net balance at December 31, 2020	$635.3	$(57.6)	$(13.0)	$0.1	$564.8
(1)Allocated to the Global A&H segment.
(2)Allocated to the Runoff & Other segment.

	2019
(Millions)	Gross balance	Accumulated amortization	Impairments	Foreign currency translation	Net balance
Customer relationships – finite life(1)	$17.0	$(3.5)	$—	$—	$13.5
Distribution relationships – finite life(1)	151.0	(25.5)	—	—	125.5
Goodwill – indefinite life(1)	400.7	—	—	0.1	400.8
Insurance licenses – indefinite life(2)	8.1	—	—	—	8.1
Technology – finite life(1)	15.5	(6.9)	—	—	8.6
Trade names – finite life(1)	16.0	(5.9)	—	—	10.1
Trade names – indefinite life(1)	27.0	—	(13.0)	—	14.0
Net balance at December 31, 2019	$635.3	$(41.8)	$(13.0)	$0.1	$580.6
(1)Allocated to the Global A&H segment.
(2)Allocated to the Runoff & Other segment.
The amortization of intangibles assets for the years ended December 31, 2020, 2019 and 2018 was $15.8 million in each of the years.
The estimated remaining amortization expense for Sirius Group's intangible assets with finite lives is as follows:

(Millions)
2021	$15.8
2022	14.6
2023	13.8
2024	13.2
2025	11.6
2026 and thereafter	72.9
Total remaining amortization expense	$141.9
The estimated remaining useful lives of these intangible assets range from 1.3 years to 18.9 years.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Note 12. Debt and standby letters of credit facilities
Sirius Group's debt outstanding as of December 31, 2020 and 2019 consisted of the following:

(Millions)	December 31, 2020	Effective rate (1)	December 31, 2019	Effective rate (1)
2017 SEK Subordinated Notes, at face value	$336.7	4.3%	$295.0	4.0%
Unamortized issuance costs	(3.9)		(3.8)
2017 SEK Subordinated Notes, carrying value	332.8		291.2
2016 SIG Senior Notes, at face value	400.0	4.7%	400.0	4.7%
Unamortized discount	(2.0)		(2.3)
Unamortized issuance costs	(3.3)		(3.7)
2016 SIG Senior Notes, carrying value	394.7		394.0
Total debt	$727.5		$685.2
(1)Effective rate considers the effect of the debt issuance costs.
A schedule of contractual repayments of Sirius Group's debt as of December 31, 2020 follows:

(Millions)	December 31, 2020
Due in one year or less	$—
Due in one to three years	—
Due in three to five years	—
Due after five years	736.7
Total	$736.7
2017 SEK Subordinated Notes
On September 22, 2017, Sirius Group issued floating rate callable subordinated notes denominated in Swedish kronor ("SEK") in the amount of SEK 2,750.0 million (or $346.1 million on date of issuance) at a 100% issue price ("2017 SEK Subordinated Notes"). The 2017 SEK Subordinated Notes were issued in an offering that was exempt from the registration requirements of the Securities Act of 1933. The 2017 SEK Subordinated Notes bear interest on their principal amount at a floating rate equal to the applicable Stockholm Interbank Offered Rate ("STIBOR") for the relevant interest period plus an applicable margin, payable quarterly in arrears on March 22, June 22, September 22, and December 22 in each year commencing on December 22, 2017, until maturity in September 2047.
Beginning on September 22, 2022, the 2017 SEK Subordinated Notes may be redeemed, in whole or in part, at Sirius Group's option. In addition, within 90 days following the occurrence of a Specified Event (as defined below), the 2017 SEK Subordinated Notes may be redeemed, in whole but not in part, at Sirius Group's option. "Specified Event" means (a) an "Additional Amounts Event" in connection with a change in laws, rules or regulations as a result of which Sirius Group is obligated to pay additional amounts on the notes in respect of any withholding or deduction for taxes, (b) a "Tax Event" in connection with a change in laws, rules or regulations as a result of which interest on the notes is no longer fully deductible by Sirius Group for income tax purposes in the applicable jurisdiction (to the extent that such interest was so deductible as of the time of such Tax Event), (c) a "Rating Methodology Event" in connection with a change in, or clarification to, the rating methodology of Standard & Poor's or Fitch that results in a materially unfavorable capital treatment of the notes or (d) a "Regulatory Event" in connection with a change in, or clarification to, applicable supervisory regulations that results in the notes no longer qualifying as Tier 2 Capital.
Sirius Group incurred $4.6 million in expenses related to the issuance of the 2017 SEK Subordinated Notes (including SEK 27.5 million, or $3.5 million, in underwriting fees), which have been deferred and are being recognized into interest expense over the life of the 2017 SEK Subordinated Notes.
A portion of the proceeds were used to fully redeem the outstanding $250.0 million Sirius International Group, Ltd. Preference Shares that were issued in 2007.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Taking into effect the amortization of all underwriting and issuance expenses, and applicable STIBOR, the 2017 SEK Subordinated Notes yielded an effective rate of approximately 4.3% and 4.0% for the years ended December 31, 2020 and 2019, respectively. Sirius Group recorded $12.6 million, $11.9 million and $11.7 million of interest expense, inclusive of amortization of issuance costs, on the 2017 SEK Subordinated Notes for the years ended December 31, 2020, 2019 and 2018, respectively.
2016 SIG Senior Notes
On November 1, 2016, Sirius Group issued $400.0 million face value of senior unsecured notes ("2016 SIG Senior Notes") at an issue price of 99.209% for net proceeds of $392.4 million after taking into effect both deferrable and non-deferrable issuance costs. The SIG Senior Notes were issued in an offering that was exempt from the registration requirements of the Securities Act of 1933. The 2016 SIG Senior Notes bear an annual interest rate of 4.6%, payable semi-annually in arrears on May 1 and November 1, in each year commencing on May 1, 2017, until maturity in November 2026.
Sirius Group incurred $5.1 million in expenses related to the issuance of the 2016 SIG Senior Notes (including $3.4 million in underwriting fees), which have been deferred and are being recognized into interest expense over the life of the 2016 SIG Senior Notes.
Taking into effect the amortization of the original issue discount and all underwriting and issuance expenses, the 2016 SIG Senior Notes yield an effective rate of approximately 4.7% per annum. Sirius Group recorded $19.2 million of interest expense, inclusive of amortization of issuance costs on the 2016 SIG Senior Notes, for the year December 31, 2020, and $19.1 million for each of the years ended December 31, 2019 and 2018.
Standby Letter of Credit Facilities
On November 6, 2020, Sirius International agreed to renew two standby letter of credit facility agreements totaling $105 million to provide capital support for Lloyd's Syndicate 1945. The first letter of credit is a $80 million facility with Nordea Bank Abp, London Branch, which is issued on an unsecured basis. The second letter of credit is a $25 million facility with DNB Bank ASA, Sweden Branch, $15.0 million of which is issued on an unsecured basis. Each facility is renewable annually. The above referenced facilities are subject to various affirmative, negative and financial covenants that the Company considers to be customary for such borrowings, including certain minimum net worth and maximum debt to capitalization standards.
Sirius Bermuda, Sirius International and Sirius America have other secured letter of credit and trust arrangements with various financial institutions to support insurance operations. As of December 31, 2020 and 2019, respectively, Sirius Bermuda Insurance Company's ("Sirius Bermuda") trust arrangements were collateralized by pledged assets and assets in trust of $590.6 million and $784.0 million, respectively. As of December 31, 2020 and 2019, Sirius International's secured letter of credit and trust arrangements were collateralized by pledged assets and assets in trust of SEK 4.4 billion and SEK 3.4 billion, or $542.0 million and $363.3 million, respectively (based on the December 31, 2020 and December 31, 2019 SEK to USD exchange rates). As of December 31, 2020 and 2019, Sirius America's trust arrangements were collateralized by pledged assets and assets in trust of $97.0 million and $57.7 million, respectively.
Revolving Credit Facility
In February 2018, the Company, through its indirectly wholly-owned subsidiary Sirius International Group, Ltd., entered into a three-year, $300 million senior unsecured revolving credit facility (the "Facility"). The Facility expired and was not renewed in February 2021.
Debt and Standby Letter of Credit Facility Covenants
As of December 31, 2020, Sirius Group was in compliance with all of the covenants under the 2017 SEK Subordinated Notes, the 2016 SIG Senior Notes and its standby letter of credit facility agreements.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Interest
Total interest expense incurred by Sirius Group for its indebtedness was $31.8 million , $31.0 million and $30.8 million in 2020, 2019, and 2018. Total interest paid by Sirius Group for its indebtedness was $31.0 million, $29.9 million, and $30.0 million in 2020, 2019, and 2018, respectively.
Note 13. Income taxes
The Company and its Bermuda domiciled subsidiaries are not subject to Bermuda income tax under current Bermuda law. In the event there is a change in the current law such that taxes are imposed, the Company and its Bermuda domiciled subsidiaries would be exempt from such tax until March 31, 2035, pursuant to the Bermuda Exempted Undertakings Tax Protection Act of 1966. The Company has subsidiaries and branches that operate in various other jurisdictions around the world that are subject to tax in the jurisdictions in which they operate. The jurisdictions in which the Company's subsidiaries and branches are subject to tax are Australia, Belgium, Canada, Denmark, Germany, Gibraltar, Hong Kong (China), Ireland, Luxembourg, Malaysia, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.
Sirius Group's net income (loss) before income taxes for the years ended December 31, 2020, 2019 and 2018 was generated in the following domestic and foreign jurisdictions:

(Millions)	2020	2019	2018
Domestic:
Bermuda	$(202.7)	$(32.8)	$62.7
Foreign:
U.S.	123.7	(5.4)	(10.1)
U.K.	(85.3)	(29.1)	(14.9)
Sweden	(108.3)	(22.4)	(74.2)
Luxembourg	(24.9)	56.0	60.3
Netherlands	—	—	(0.1)
Other	2.5	—	—
Total (loss) income before income taxes	$(295.1)	$(33.7)	$23.7
The total income tax (expense) benefit for the years ended December 31, 2020, 2019 and 2018 consisted of the following:

(Millions)	2020	2019	2018
Current tax (expense):
U.S. Federal	$0.8	$(1.6)	$(7.0)
State	(1.7)	(2.0)	(2.2)
Non-U.S.	(2.3)	(1.5)	(19.8)
Total current tax benefit (expense)	(3.2)	(5.1)	(29.0)
Deferred tax (expense):
U.S. Federal	(22.4)	(8.8)	14.3
State	0.4	0.9	0.2
Non-U.S.	0.9	1.1	(25.9)
Total deferred tax (expense)	(21.1)	(6.8)	(11.4)
Total income tax (expense)	$(24.3)	$(11.9)	$(40.4)

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Effective Rate Reconciliation
A reconciliation of taxes calculated using the 21.4% Swedish statutory rate (the rate at which the majority of Sirius Group's worldwide operations are taxed) to the income tax (expense) benefit on pre-tax income follows:

(Millions)	2020	2019	2018
Tax benefit (expense) at the statutory rate	$63.1	$7.2	$(5.2)
Differences in taxes resulting from:
Non-Sweden earnings	(47.6)	(19.6)	2.3
Change in valuation allowance	(43.6)	(20.7)	2.3
Tax rate change—other	8.2	(1.6)	0.1
Tax reserve adjustments	1.3	13.9	(42.0)
State taxes expense	(1.3)	(1.7)	(2.9)
Foreign tax credits	(1.2)	12.2	10.8
Tax rate change enacted in Sweden	(0.8)	(0.2)	15.4
Results from Internal Restructuring	(0.7)	7.4	(9.1)
Tax on Safety Reserve	(0.4)	(0.6)	(15.3)
Withholding taxes	(0.4)	(1.7)	(1.9)
Tax rate change enacted in Luxembourg	—	(5.8)	—
Section 197 Intangible as result of internal restructuring	—	—	6.9
Other, net	(0.9)	(0.7)	(1.8)
Total income tax (expense) on pre-tax earnings	$(24.3)	$(11.9)	$(40.4)
The non-Sweden component of pre-tax (loss) income was $(186.7) million, $(11.3) million and $97.9 million for the years ended December 31, 2020, 2019, and 2018, respectively.
The TCJA includes a new BEAT provision, which is essentially a minimum tax that is potentially applicable to certain otherwise deductible payments made by U.S. entities to non-U.S. affiliates, including cross-border interest payments and reinsurance premiums. The statutory BEAT rate is 10% in 2020-2025 and then rises to 12.5% in 2026 and thereafter. The TCJA also includes provisions for GILTI under which taxes on foreign income are imposed on the excess of a deemed return on tangible assets of certain foreign subsidiaries. Consistent with accounting guidance, Sirius Group will treat BEAT as an in period tax charge when incurred in future periods for which no deferred taxes need to be provided and has made an accounting policy election to treat GILTI taxes in a similar manner. No provision for income taxes related to BEAT or GILTI was recorded as of December 31, 2020 or December 31, 2019.
Sirius Group has capital and liquidity in many of its subsidiaries, some of which may reflect undistributed earnings. If such capital or liquidity were to be paid or distributed to the Company or Sirius Group's subsidiaries, as dividends or otherwise, they may be subject to income or withholding taxes. Sirius Group generally intends to operate and manage its capital and liquidity, in a tax-efficient manner. However, the applicable tax laws in relevant countries are still evolving, including in response to guidance from the Organisation for Economic Cooperation and Development ("OECD"). Accordingly, such payments or earnings may be subject to income or withholding tax in jurisdictions where they are not currently taxed or at higher rates of tax than currently taxed, and the applicable tax authorities could attempt to apply income or withholding tax to past earnings or payments.
Tax Payments and Receipts
Net income tax payments to (refunds from) national, state, and local governments totaled $(0.8) million, $9.3 million, and $19.1 million for the years ended December 31, 2020, 2019 and 2018, respectively.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Deferred Tax Inventory
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for tax purposes. An outline of the significant components of Sirius Group's deferred tax assets and liabilities follows:

(Millions)	2020	2019
Deferred income tax assets related to:
Non-U.S. net operating loss carryforwards	$281.7	$211.1
Tax credit carryforwards	41.8	41.6
U.S. federal net operating loss and capital carryforwards	33.6	40.2
Loss reserve discount	7.9	6.6
Unearned Premiums	6.5	4.3
Incentive compensation and benefit accruals	5.3	2.8
Investment basis differences	2.4	3.6
Allowance for doubtful accounts	2.5	1.5
Deferred interest	1.2	2.6
Foreign currency translation on investments and other assets	—	1.4
Other items	5.9	3.9
Total gross deferred income tax assets	388.8	321.6
Valuation allowance	(134.8)	(79.8)
Total adjusted deferred tax asset	254.0	241.8
Deferred income tax liabilities related to:
Safety reserve (See Note 18)	259.2	239.4
Net Unrealized investment	25.3	3.7
Intangible assets	18.1	25.7
Deferred acquisition costs	9.6	4.6
Foreign currency translation on investments and other assets	9.3	—
Purchase accounting	3.6	3.6
Other items	3.7	4.0
Total deferred income tax liabilities	328.8	281.0
Net deferred tax (liability) asset	$(74.8)	$(39.2)
Sirius Group's deferred tax assets are net of U.S. federal and non-U.S. valuation allowances and, to the extent they relate to non-U.S. jurisdictions, they are shown at year-end exchange rates.
Of the $74.8 million net deferred tax liability as of December 31, 2020, $1.4 million relates to net deferred tax assets in U.S. subsidiaries, $155.3 million relates to net deferred tax assets in Luxembourg subsidiaries, and $231.5 million relates to net deferred tax liabilities in Sweden subsidiaries.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Net Operating Loss and Capital Loss Carryforwards
Net operating loss and capital loss carryforwards as of December 31, 2020, the expiration dates and the deferred tax assets thereon are as follows:

(Millions)	2020
	United States	Luxembourg	Sweden	U.K.	Total
2021-2025	$6.5	$—	$—	$—	$6.5
2026-2040	135.3	48.0	—	—	183.3
No expiration date	21.2	857.8	349.1	176.8	1,404.9
Total	163.0	905.8	349.1	176.8	1,594.7
Gross deferred tax asset	33.6	225.9	22.2	33.6	315.3
Valuation allowance	—	(69.9)	—	(33.6)	(103.5)
Net deferred tax asset	$33.6	$156.0	$22.2	$—	$211.8
Sirius Group expects to utilize net operating loss carryforwards in Luxembourg of $633.1 million but does not expect to utilize the remainder as they belong to companies that are not expected to have sufficient taxable income in the future. Included in the U.S. net operating loss carryforwards are losses of $76.0 million subject to an annual limitation on utilization under Internal Revenue Code Section 382 and $11.0 million are subject to separately return limitation year ("SRLY") provisions of the consolidated return regulations. Of the Section 382 limited loss carryforwards, $6.3 million will expire between 2022 and 2025 and $69.7 million will expire between 2030 and 2032. The SRLY limited losses will expire between 2036 and 2037. Sirius Group expects to utilize all of the U.S. net operating loss carryforwards.
Foreign Tax Credits
As of December 31, 2020, there are U.S. foreign tax credits carryforwards available of $17.9 million, of which an insignificant amount expires in 2021, and the remaining will begin to expire in 2022. As of December 31, 2020, there are alternative minimum tax credit carryforwards of $0.1 million which do not expire and are expected to become fully refundable beginning in the 2023 tax year under the TCJA. Further, there are Swedish foreign tax credits carryforwards available of $23.8 million and will expire between 2021 and 2025.
Valuation Allowance
Sirius Group records a valuation allowance against deferred tax assets if it becomes more likely than not that all or a portion of a deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in income tax expense in the period of change. In determining whether or not a valuation allowance, or change therein, is warranted, Sirius Group considers factors such as prior earnings history, expected future earnings, carryback and carryforward periods and strategies that if executed would result in the realization of a deferred tax asset. It is possible that certain planning strategies or projected earnings in certain subsidiaries may not be feasible to utilize the entire deferred tax asset, which could result in material changes to Sirius Group's deferred tax assets and tax expense.
Of the $134.8 million valuation allowance as of December 31, 2020, $69.9 million relates to net operating loss carryforwards in Luxembourg subsidiaries, $35.0 million relates primarily to net operating loss carryforward in the United Kingdom, $14.1 million relates to foreign tax credits in the United States and $15.8 million relates to foreign tax credits in Sweden subsidiaries.
Uncertain Tax Positions
Recognition of the benefit of a given tax position is based upon whether a company determines that it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. In evaluating the more likely than not recognition threshold, Sirius Group must presume that the tax position will be subject to examination by a taxing authority with full knowledge of all relevant information. If the recognition threshold is met, then the tax position is measured at the largest amount of benefit that is more than 50% likely of being realized upon ultimate settlement.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

(Millions)	Permanent differences(1)	Temporary differences(2)	Interest and penalties(3)	Total
Balance at January 1, 2018	$27.4	$1.8	$0.1	$29.3
Changes in prior year tax positions	1.4	—	0.1	1.5
Tax positions taken during the current year	36.2	(1.7)	—	34.5
Lapse in statute of limitations	—	—	—	—
Settlements with tax authorities	(0.1)	—	—	(0.1)
Balance at December 31, 2018	$64.9	$0.1	$0.2	$65.2
Changes in prior year tax positions	(17.1)	—	—	(17.1)
Tax positions taken during the current year	(0.5)	—	—	(0.5)
Lapse in statute of limitations	(0.1)	—	—	(0.1)
Settlements with tax authorities	—	—	—	—
Balance at December 31, 2019	$47.2	$0.1	$0.2	$47.5
Changes in prior year tax positions	(1.3)	—	—	(1.3)
Tax positions taken during the current year	6.1	—	—	6.1
Lapse in statute of limitations	—	—	(0.1)	(0.1)
Settlements with tax authorities	—	—	—	—
Balance at December 31, 2020	$52.0	$0.1	$0.1	$52.2
(1)Represents the amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate.
(2)Represents the amount of unrecognized tax benefits that, if recognized, would create a temporary difference between the reported amount of an item in the Consolidated Balance Sheets and its tax basis.
(3)Net of tax benefit.
If Sirius Group determines in the future that its reserves for unrecognized tax benefits on permanent differences and interest and penalties are not needed, the reversal of $52.0 million of such reserves as of December 31, 2020 would be recorded as an income tax benefit and would impact the effective tax rate. If Sirius Group determines in the future that its reserves for unrecognized tax benefits on temporary differences are not needed, the reversal of $0.1 million of such reserves as of December 31, 2020 would not impact the effective tax rate due to deferred tax accounting but would accelerate the payment of cash to the taxing authority. Most of Sirius Group's reserves for unrecognized tax benefits on permanent differences relate to interest deductions denied by the Swedish Tax Authority ("STA"), as described further below.
Sirius Group classifies all interest and penalties on unrecognized tax benefits as part of income tax expense. During the years ended December 31, 2020, 2019 and 2018, Sirius Group recognized $(0.1) million, $0.0 million, and $0.1 million in interest income (expense), respectively, net of any tax benefit. The balance of accrued interest as of December 31, 2020 and 2019 is $0.1 million and $0.2 million, respectively, net of any tax benefit.
Tax Examinations
The STA has denied deductions claimed by two of the Company's Swedish subsidiaries in certain tax years for interest paid on intra-group debt instruments. Sirius Group has challenged the STA's denial in court based on the technical merits. In October 2018, one of the Swedish subsidiaries received an adverse decision from Sweden's Administrative Court, which Sirius Group has appealed. Sirius Group has taken into account this and other relevant developments in applicable Swedish tax law and has established a reserve for this uncertain tax position. As of December 31, 2020, the total amount of such reserve was $51.3 million.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

In connection with this matter, Sirius Group has also taken into account the SPA by which Sirius Group was sold to CMIG International in 2016 and has recorded an indemnification asset. Pursuant to the SPA, the seller agreed to indemnify the buyer and Sirius Group for, among other things, (1) any additional tax liability in excess of Sirius Group's accounting for uncertain tax positions for tax periods prior to the sale of Sirius Group to CMIG International and (2) an impairment in Sirius Group's net deferred tax assets resulting from a final determination by a tax authority. CMIG International has informed Sirius Group of their view that CMIG International, rather than Sirius Group, should be entitled to all of the proceeds of such an indemnification claim, while Sirius is of the view that it should be entitled to the proceeds of such an indemnification claim to the extent of the book value of the relevant deferred tax assets, and therefore, Sirius Group continues to carry the related indemnification asset on the balance sheet. While Sirius Group intends to continue challenging the STA's denial based on the technical merits (including appealing the adverse court decision received in October 2018), the ultimate resolution of these tax disputes is uncertain and no assurance can be given that there will be no material changes to Sirius Group's operating results or balance sheet in connection with these uncertain tax positions or the related indemnification. In January 2021, the European Court of Justice published a decision in favor of an unrelated Swedish corporation (and against the STA) in connection with very similar tax issues. Sirius Group is evaluating the potential impact of this decision for purposes of its own reporting positions.
With few exceptions, Sirius Group is no longer subject to U.S. federal, state or non-U.S. income tax examinations by tax authorities for years before 2016.
Note 14. Derivatives
Interest Rate Cap
Sirius Group entered into an interest rate swap ("Interest Rate Cap") with two financial institutions where it paid an upfront premium and in return receives a series of quarterly payments based on the 3-month London Interbank Offered Rate ("LIBOR") at the time of payment. The Interest Rate Cap does not qualify for hedge accounting. Changes in fair value are recognized as unrealized gains or losses and are presented within Other revenue. The fair value of the interest rate cap has been estimated using a non-binding single broker quote and, accordingly, has been classified as a Level 3 measurement as of December 31, 2020 and 2019. Collateral held is recorded within short-term investments with an equal amount recognized as a liability to return collateral. Sirius Group's liability to return that collateral is based on the amounts provided by the counterparties and investment earnings thereon. As of December 31, 2020 and 2019, Sirius Group held collateral balances of $0.1 million and $0.2 million, respectively.
Foreign Currency Swaps
Sirius Group executes foreign currency swaps to manage foreign currency exposure. The foreign currency swaps have not been designated or accounted for under hedge accounting. Changes in fair value are recognized as unrealized gains or losses and are presented within Net foreign exchange gains. The fair value of the foreign currency swaps has been estimated using a non-binding single broker quote and accordingly, has been classified as a Level 3 measurement as of December 31, 2020 and 2019. Sirius Group does not provide or hold any collateral associated with the swaps.
Foreign Currency Forward
Sirius Group executes foreign currency forwards to manage currency exposure against a foreign currency investment. The foreign currency forwards are not designated or accounted for under hedge accounting. Changes in fair value are recognized as unrealized gains or losses and are presented within Net foreign exchange gains. The fair value of the foreign currency forwards are estimated using a single broker quote and accordingly, classified as a Level 3 measurement. Sirius Group did not provide or hold any collateral associated with the forwards.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Weather Derivatives
Sirius Group holds assets and assumes liabilities related to weather and weather contingent risk management products. Weather and weather contingent derivative contracts are entered into with the objective of generating profits in normal climatic conditions. Accordingly, Sirius Group's weather and weather contingent derivatives are not designed to meet the criteria for hedge accounting under GAAP. Sirius Group receives payment of premium at the contract inception in exchange for bearing the risk of variations in a quantifiable weather index. Changes in fair value are recognized as unrealized gains or losses and are presented within Other revenue. Management uses available market data and internal pricing models based upon consistent statistical methodologies to estimate the fair value. Because of the significance of the unobservable inputs used to estimate the fair value of Sirius Group's weather risk contracts, the fair value measurements of the contracts are deemed to be Level 3 measurements in the fair value hierarchy as of December 31, 2020 and 2019. Sirius Group does not provide or hold any collateral associated with the weather derivatives.
Equity Futures Contracts
Sirius Group holds restricted equity warrants as part of its investment strategy. The equity warrants are not designated or accounted for under hedge accounting. Changes in fair value are presented within Net unrealized investment gains (losses). The fair value of the equity warrants is estimated using a single broker quote and accordingly, classified as a Level 3 measurement. Sirius Group did not provide or hold any collateral associated with the equity warrants.
Equity Put Options
Sirius Group sells equity put options as part of its investment strategy. The equity put options were not designated or accounted for under hedge accounting. Changes in fair value are presented within Net unrealized investment (losses) gains. The fair value of the equity put options is widely available and have quoted prices in active markets and accordingly, were classified as a Level 1 measurement.
The following tables summarize information on the classification and amount of the fair value of derivatives not designated as hedging instruments within the Company's Consolidated Balance Sheets as of December 31, 2020 and 2019:

(Millions)	2020			2019
Derivatives not designated as hedging instruments	Notional value	Asset derivative at fair value(1)	Liability derivative at fair value(2)	Notional value	Asset derivative at fair value(1)	Liability derivative at fair value(2)
Interest rate cap	$250.0	$—	$—	$250.0	$—	$—
Foreign currency swaps	$40.0	$—	$1.7	$90.0	$—	$3.6
Foreign currency forwards	$—	$—	$0.6	$(30.0)	$2.7	$5.7
Weather derivatives	$34.3	$—	$—	$110.7	$7.0	$—
Equity futures contracts	$—	$—	$—	$34.5	$—	$—
Foreign currency futures contracts	$73.1	$—	$—	$—	$—	$—
Equity warrants	$0.6	$0.6	$—	$0.4	$0.4	$—
Foreign currency call options	$50.6	$3.9	$—	$—	$—	$—
Equity put options	$—	$—	$—	$31.0	$1.3	$0.2
(1)Asset derivatives are classified within Other assets within the Company's Consolidated Balance Sheets of December 31, 2020 and 2019.
(2)Liability derivatives are classified within Other liabilities within the Company's Consolidated Balance Sheets of December 31, 2020 and 2019.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The following table summarizes information on the classification and net impact on earnings, recognized in the Company's Consolidated Statements of (Loss) relating to derivatives during the years ended December 31, 2020, 2019 and 2018:

(Millions) Derivatives not designated as hedging instruments	Classification of gains (losses) recognized in earnings	2020	2019	2018
Interest rate cap	Other revenues	$—	$(0.2)	$0.1
Foreign currency swaps	Net foreign exchange gains (losses)	$(0.2)	$4.2	$6.9
Foreign currency forwards	Net foreign exchange gains (losses)	$(1.8)	$(10.4)	$—
Weather derivatives	Other revenues	$(22.6)	$(1.1)	$5.2
Equity futures contracts	Net realized investment gains (losses)	$2.5	$(1.7)	$1.7
Equity futures contracts	Net unrealized investment gains (losses)	$0.4	$—	$—
Foreign currency futures contracts	Net foreign exchange gains (losses)	$5.8	$—	$—
Equity put options	Net realized investment gains (losses)	$7.4	$(0.8)	$—
Equity put options	Net unrealized investment gains (losses)	$0.8	$(0.8)	$—
Foreign currency call options	Net foreign exchange gains (losses)	$2.5	$—	$—
Equity warrants	Net unrealized investment gains (losses)	$0.1	$0.4	$—
Note 15. Employee benefit plans and compensation plans
Employee Benefit Plans
Sirius Group operates several retirement plans in accordance with the local regulations and practices. These plans cover substantially all Sirius Group employees and provide benefits to employees in event of death, disability, or retirement.
Defined benefit plans
Swedish and German employees of Sirius International can participate in defined benefit plans which are based on the employees' pension entitlements and length of employment. In Sweden, where a defined benefit pension plan is mandated by the government, Sirius International's employees participate in collective agreements funded by Sirius International. These collective agreements are managed by third party trustees who calculate the pension obligation, invoice Sirius International for additional funding and invest the funds. All employees in Germany are covered by defined benefit pension plans sponsored by Sirius International called Sirius Rückversicherungs Service GmbH Pension Plan. Paid pension premiums are invested with Skandia Liv for employees in Sweden and with Allianz for employees in Germany. Skanda Liv held 94% of total plan assets in both 2020 and 2019. Allianz held 6% of total plan assets in both 2020 and 2019. Skandia manages the portfolio to be able to pay a guaranteed amount and a favorable return over time with the goal of getting the highest possible return along with well-balanced risk. The average return for the period 2018 through 2020 was 5.9%. The investment directive is decided by the Skandia Liv board of directors. To achieve the goals the portfolio is diversified with the asset allocation shown below.
The breakdown of the investment of plan assets for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
International equities	13.7%	13.0%
Swedish equities	11.3%	8.9%
Swedish nominal bonds	37.3%	40.7%
Real estate	9.6%	10.2%
Private equity	9.9%	9.4%
Other	18.2%	17.8%
The assumptions used to determine Swedish benefit obligations for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Discount rate	1.4%	2.3%
Increase in compensation levels rate	3.1%	3.3%
Turnover rate	3.0%	3.0%

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The Swedish actuaries follow the Swedish industry DUS14 mortality rate. The discount rate used to calculate the Swedish benefit obligation was derived from the expected return of an investment in Swedish covered mortgage bonds with a duration in accordance with the duration of the pension obligation. The duration of the Swedish pension liability is approximately 20 years.
The assumptions used to determine German benefit obligations for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Discount rate	0.9%	1.9%
Increase in compensation levels rate	2.0%	2.0%
The German actuaries follow the Germany industry Richttafeln 2018 G mortality rates and standard turnover values for the years ended December 31, 2020 and 2019. The discount rate used to calculate the German benefit obligation was derived from markets yields on high quality corporate bonds with durations consistent with plan obligations. The duration of the German pension liability is approximately 17 years. The following tables present a reconciliation of the beginning and ending funded status and the net amounts recognized for the defined benefit plans for the years ended December 31, 2020 and 2019:

(Millions)	2020	2019
Change in benefit obligation
Projected benefit obligation, beginning of year	$20.3	$17.5
Service cost	1.3	1.6
Interest cost	0.3	0.4
Actuarial losses	(0.9)	2.9
Benefit payments	(0.5)	(1.2)
Tax payments	(0.2)	(0.3)
Currency revaluation effect	2.5	(0.6)
Projected benefit obligation, end of year	22.8	20.3
Change in plan assets
Fair value of plan assets, beginning of year	17.7	16.4
Employer contributions	0.8	1.4
Benefit payments	(0.4)	(0.4)
Interest income	0.8	1.0
Currency revaluation effect	2.6	(0.7)
Fair value of plan assets, end of year	21.5	17.7
Funded status at end of year(1)	$(1.3)	$(2.6)
(1)At December 31, 2020, the Swedish plan had a funding status of $3.5 million and the German plan had a funding status of $(4.8) million. At December 31, 2019, the Swedish plan had a funding status of $2.5 million and the German plan had a funding status of $(5.1) million.
Under the Swedish plan, a 100 basis point discount rate decrease would increase the 2020 defined benefit obligation by $3.2 million, with all other items remaining the same. Under the German plan, a 50 basis point decrease in the discount rate would increase the benefit obligation by $0.7 million, with all other items remaining the same. Conversely, a 50 basis point increase in the discount rate would decrease the benefit obligation by $1.4 million.
The accumulated benefit obligation for the years ended December 31, 2020 and 2019 was $22.8 million and $20.3 million, respectively.
The components of net periodic pension expense for the years ended December 31, 2020, 2019, and 2018 are as follows:

(Millions)	2020	2019	2018
Service cost	$(1.0)	$(0.9)	$(1.2)
Interest cost	0.1	0.1	0.1
Actuarial (loss)	2.6	(0.5)	(0.8)
Net periodic pension expense	$1.7	$(1.3)	$(1.9)

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The employer benefit payments/settlements for the years ended December 31, 2020 and 2019 were $0.2 million and $0.3 million, respectively. As of December 31, 2020, the projected benefit payments required for the defined pension benefits plans are as follows:

(Millions)	December 31, 2020
2021	$0.4
2022	0.4
2023	0.4
2024	0.4
2025	0.5
2026-2030	3.3
Total benefit payments required	$5.4
Defined contributions plans
Non-U.S.
In the United Kingdom, Sirius International contributes 12% of the employee's salary. Contributed funds are invested into an annuity of the employee's choice. In Belgium, Sirius International contributes 6.5%-8.5% of the employee's salary. Employees in Switzerland are eligible to participate in the industry-sponsored Swisscanto pension plan ("Swisscanto plan"). The Swisscanto plan is a combination of a defined contribution and a defined benefit plan. For the Swisscanto plan, Sirius International incurs 60%-70% of the total premium charges and the employees incur the remaining 30-40%. As of December 31, 2020 and 2019, the projected benefit obligation of Sirius International's various benefit plans was $22.8 million and $20.3 million and the funded status was $(1.3) million and $(2.6) million, respectively. Sirius International recognized expenses related to these various plans of $5.8 million, $8.3 million and $7.6 million in 2020, 2019, and 2018, respectively.
Sirius Bermuda sponsors defined contribution plans, which cover substantially all of the employees of Sirius Bermuda. Under these plans, Sirius Bermuda is required to contribute 10% of each participant's salary into an individual account maintained by an independent pension administrator. Employees become vested in the Sirius Bermuda contributions after two years of service. Sirius Bermuda recognized expenses of $0.5 million, $0.6 million and $0.5 million during the years ended December 31, 2020 and 2019 and 2018, respectively.
U.S.
Sirius International Holding Company, Inc. ("SIHC") sponsors a defined contribution plan (the "SIHC 401(k) Plan") which offers participants the ability to invest their balances in several different investment options. The SIHC 401(k) Plan provides qualifying employees with matching contributions of 100% up to 6% of salary (subject to U.S. federal limits on allowable contributions in a given year). Total expense for matching contributions to the SIHC 401(k) Plan was $1.7 million, $0.8 million and $0.8 million in 2020, 2019 and 2018, respectively. Additionally, all participants in the SIHC 401(k) Plan can earn a variable contribution of up to 7% of their salary, subject to the applicable IRS annual covered compensation limits ($0.3 million for 2020) and contingent upon Sirius Group's performance. During 2020, 2019 and 2018, there were no variable contributions to the SIHC 401(k) Plan.
IMG sponsors a 401(k) retirement savings plan (the "IMG 401(k) Plan"). IMG 401(k) Plan participants may elect to have a percentage of their salaries contributed to the IMG 401(k) Plan on a pre-tax basis subject to annual limits prescribed under the Internal Revenue Code. IMG makes safe harbor matching contributions to the IMG 401(k) Plan equal to 100% of participants' deferrals up to the first 1% of eligible compensation and 50% of participants' deferrals between 1% and 6% of eligible compensation. IMG may also elect to make discretionary contributions to the IMG 401(k) Plan which are allocated based on compensation. IMG made matching contributions to the IMG 401(k) Plan of $0.7 million during both 2020 and 2019, and $0.6 million from the date of acquisition to December 31, 2018.
Armada maintains a qualified 401(k) plan (the "Armada 401(k) Plan"). Under provisions of the Armada 401(k) Plan, Armada may make discretionary, matching contributions. Matching contributions into the Armada 401(k) Plan totaled $0.2 million and $0.2 million during 2020 and 2019, respectively, and $0.2 million from the date of acquisition to December 31, 2018.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Share-Based and Other Long-Term Incentive Compensation Plans
Sirius Group's compensation plans include grants for various types of share-based and non-share-based compensation awards to key employees and directors of Sirius Group. As of December 31, 2020, Sirius Group's share-based awards consisted of restricted share units (“RSUs”), restricted stock and options.
2018 Omnibus Incentive Plan
The 2018 Omnibus Incentive Plan ("Omnibus Plan"), which governs share-based awards to be issued to employees and directors, was adopted by the Board on August 6, 2018. The total number of shares authorized to be issued under the Plan was 14,114,904. As of December 31, 2020, the total number of shares available for issuance under the share-based awards was 13,966,813.
2019 Long Term Incentive Awards
In 2019, the Company granted 2019 Long Term Incentive Awards ("2019 LTI") to certain employees which are comprised of RSUs and performance share units ("PSUs"). The PSUs provided the opportunity for the participant to receive shares of the Company's common stock based on Sirius Group achieving specified performance goals at the end of a three-year performance period. These performance goals were pre-established by the Sirius Group Compensation Committee at the grant date of the award. The actual number of PSUs earned varied from 0% to 200% of the target depending on Sirius Group's performance against the pre-established goals. RSUs are earned based solely on continued service by the participant.
Grant date fair value of the PSUs and RSUs was equal to the closing price of Sirius Group's common stock on the grant date of the award. Grant date fair value of the awards was $12.75 per unit.
In July of 2020, Sirius Group's outstanding PSUs under this award were cancelled and converted into cash-based RSUs at the most recent forecasted performance percentage. In addition, Sirius Group has supplemented these "replacement" RSUs with newly issued "uplift" cash-based RSUs with extended vesting periods (additional awards to all participants). For the year ended December 31, 2020, Sirius Group recognized $2.0 million of expenses related to these cash-based RSUs.
Supplemental Awards
The Company has also granted supplemental incentive compensation awards ("Supplemental Awards") to certain members of senior management in the form of RSUs. Supplemental awards are retention-based and have no performance conditions. The units can only be settled in common shares and vest on either the second or third anniversary of the date of the grant and contain certain restrictions related to, among other things, forfeitures in the event of termination of employment and transferability.
Option to Purchase Shares
A block of stock options exercisable for 1,374,945 shares was issued as part of the 2019 LTI. The options expire five years from the grant date and have a three-year service condition. The fair value of the stock options estimated on the grant date using the Black-Scholes model was determined to be $2.8 million. The exercise price of the stock options is $12.75.
The following assumptions were used to value stock options granted:

Expected annual dividend yield	1.75%
Expected volatility(1)	20%
Risk-free interest rate(2)	2.51%
Expected term(3)	4 years
(1)Expected volatility was estimated based on the historical volatility of the shares of a peer group of companies.
(2)Risk free rate was based on US 5-year semi-annual treasury rate interest rate.
(3)The Company used the simplified method for estimating the expected term.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

IPO Incentive Awards
In connection with the Easterly Merger, the Company granted incentive compensation awards to certain members of senior management ("IPO Incentive Awards") through its Omnibus Plan. The original terms of the IPO Incentive Award required employees to purchase the Company's common stock in order to be issued corresponding PSUs. On February 27, 2019, Sirius Group modified the plan to terminate the obligation that required participants to purchase shares in order to receive the award shares. Modification applied to all recipients of the award.
PSUs vested over three years, 25% based on return of equity ("ROE") performance during each of the 2019, 2020 and 2021 fiscal years and 25% based on the average ROE performance during the 2019 through 2021 period. Payouts began at 0% of awarded shares for a 4.5% ROE, 100% at a 9.0% ROE and 150% at a 13.5% ROE with linear interpolation in between. The employee must have remained employed through the end of the applicable performance period to vest in the shares earned in that performance period. The grant date fair value of the award was equal to the closing price of Sirius Group's common stock on the grant date of the award or $12.75 per unit.
In July 2020, Sirius Group's outstanding PSUs under this award were cancelled and converted into cash-based RSUs at the most recent forecasted performance percentage. In addition, Sirius Group has supplemented these "replacement" RSUs with newly issued "uplift" cash-based RSUs with extended vesting periods (additional awards to all participants). For the year ended December 31, 2020, Sirius Group recognized $4.5 million of expenses related to these cash-based RSUs.
Employee Share Purchase Plan
Effective August 22, 2018, the Company established an ESPP which allowed all employees of the Company and its subsidiaries to purchase up to 1,000, but no less than 100 shares of Sirius Group in connection with the transaction with Easterly. The purchase price of each common share purchased by a participant is equal to 85% of market value for the first 100 shares and 100% of market value for any additional shares purchased. Participants can either purchase the shares in cash or be issued a full-recourse promissory note by the Company, secured by the shares, payable via payroll deductions.
149,236 shares were purchased under the ESPP during 2018. No further purchases are permitted under the ESPP.
Net promissory notes as of December 31, 2020 and 2019 total $0.0 million and $0.4 million, respectively.
2016 Long Term Incentive Plan
Sirius Group has historically awarded long-term incentive compensation in the form of three-year, cliff-vested, performance units or phantom performance shares that can be paid in cash or, upon Sirius Group becoming public, Sirius Group common shares, at the discretion of the Compensation Committee. Performance shares compound through the end of the three-year award period based on a selection performance metrics during the period. The performance goals were determined by the Compensation Committee of the Board of Directors upon granting of awards.
There were no new awards issued under the 2016 Long Term Incentive Plan ("2016 LTIP") during 2020 or 2019 as it was replaced by the Omnibus Plan on a go-forward basis. Additionally, for the two three-year performance cycles still outstanding under the legacy 2016 LTIP, now that Sirius Group's common shares are publicly traded, upon vesting of these awards, (i) each phantom performance share will be valued at the market price of a common share at the time of payout and (ii) the Compensation Committee has discretion to settle these awards in common shares rather than cash.
In July, 2020, active employees were offered the opportunity to early settle the 2018 long term incentive award under this plan at the recent forecasted performance percentage in cash with the remaining balance of share units converted into replacement cash-based RSUs with extended vesting periods. In addition, Sirius Group has supplemented these "replacement" RSUs with newly issued "uplift" cash-based RSUs with extended vesting periods (additional awards to all participants). For the ended December 31, 2020, Sirius Group recognized $1.2 million of expenses related to these cash-based RSUs.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The following tables present pre-tax and after-tax share-based compensation expense recognized under the above plans:

(Millions)	2020	2019	2018
PSUs - IPO Incentive Awards(1)(2)	$(2.2)	$0.7	$1.5
PSUs - 2019 LTI(2)	(0.8)	0.8	—
RSUs	5.8	5.8	—
Stock Options	0.9	0.8	—
LTIP(2)(3)	(1.3)	(3.4)	1.0
Total share-based compensation expense - pre-tax	$2.4	$4.7	$2.5
(1)2019 includes a reversal of 2018 accrual of $1.5 related to modification of the award.
(2)Expense is negative as these awards were cancelled and replaced with cash-based awards.
(3)Legacy 2016 LTIP includes two open cycles in 2019 and three open cycles in 2018. Award was partially settled during 2020 and partially cancelled and replaced with cash-based awards.

(Millions)	2020	2019	2018
PSUs - IPO Incentive Awards(1)(2)	$(1.7)	$0.6	$1.2
PSUs - 2019 LTI(2)	(0.6)	0.7	—
RSUs	4.6	4.6	—
Stock Options	0.7	0.6	—
LTIP(2)(3)	(1.0)	(2.7)	0.8
Total share-based compensation expense - after-tax	$2.0	$3.8	$2.0
(1)2019 includes a reversal of 2018 accrual of $1.5 related to modification of the award.
(2)Expense is negative as these awards were cancelled and replaced with cash-based awards.
(3)Legacy 2016 LTIP includes two open cycles in 2019 and three open cycles in 2018. Award was partially settled during 2020 and partially cancelled and replaced with cash-based awards.
The following tables present unrecognized compensation cost associated with unvested awards and weighted average period over which it is expected to be recognized:

(Millions)	December 31, 2020
	RSUs	Stock Options
Unrecognized compensation cost related to unvested awards	$4.9	$1.1
Weighted average recognition period (years)	1.1 years	1.2 years
The following table summarizes outstanding share-based awards as of the end of the year ended December 31, 2019:

As of and for the year ended December 31, 2020	Number of Shares
	PSUs - IPO Incentive Awards(1)	PSUs - 2019 LTI(1)	RSUs	Stock Options	LTIP(1)
Unvested, beginning of the year	555,163	391,136	1,353,852	1,374,945	870,471
Granted	—	—	776	—	—
Vested	—	—	—	—	147,854
Forfeited	555,163	391,136	85,558	—	722,617
Unvested, end of the year	—	—	1,269,070	1,374,945	—
(1)Awards that were awards were cancelled and replaced with cash-based awards are shown in the forfeited line.
During the years ended December 31, 2020 and 2019, Sirius Group paid to employees for share-based awards $1.9 million and $3.3 million, respectively. No payments were made for share-based awards during the year ended December 31, 2018.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Non-Employee Compensation
During 2019, Sirius Group granted non-employee directors 37,039 restricted shares which fully vested in 2020. During the years ended December 31, 2020 and 2019, Sirius Group recognized share-based compensation expense for non-employee directors of $0.2 million and $0.3 million, respectively. No expenses were recognized for these awards for the year ended December 31, 2018.
Retention Bonuses and Other Cash-Settled Awards
From time to time, the Company may issue cash-settled retention awards to its employees. In 2019, Sirius Group issued retention awards to certain key employees of the Company that vest in equal proportions on March 15, 2020 and on or prior to March 15, 2021, subject to continued employment on the applicable vesting date. In total the retention awards issued were $13.7 million, of which, during the year ended December 31, 2020, the Company settled $8.9 million. During the years ended December 31, 2020 and 2019, the Company recognized $10.8 million and $2.1 million, respectively, in General and administrative expenses.
Under the SPA with former parent White Mountains, certain transaction bonuses and retention bonuses were granted, which were agreed to be partially reimbursed by White Mountains. During 2020 and 2019, the Company was not paid any amount from White Mountains for these bonuses. The Company was paid $25.3 million in 2018 by its former parent for the transaction and retention bonuses after employment costs and taxes, which was recorded as Additional paid-in surplus. During the years ended December 31, 2020 and 2019, the Company recorded no expense related to these bonuses. During the year ended December 31, 2018, Sirius Group recorded $13.3 million in General and administrative expenses in connection with these retention bonuses. In addition, for the year ended December 31, 2018, under the SPA, White Mountains paid Sirius Group for certain incentive awards that the Company paid to its employees, with $1.4 million recorded as Additional paid-in surplus. No payments from White Mountains were received by Sirius Group for the incentive awards in 2020 or 2019.
Note 16. Common shareholders' equity, mezzanine equity, and non-controlling interests
Common shareholder's equity
The authorized share capital of the Company consists of 500,000,000 Common shares, $0.01 par value per share, and 15,000,000 Series B preference shares, $0.01 par value per share.
The following table presents changes in the Company's issued and outstanding Common shares for the years ended December 31, 2020, 2019, and 2018, respectively:

	2020	2019	2018
Common shares:
Shares issued and outstanding, beginning of year	115,299,341	115,151,251	120,000,000
Issuance of shares (See Note 3)	—	148,090	4,670,531
Shares redeemed (See Note 3)	—	—	(9,519,280)
Shares issued and outstanding, end of year	115,299,341	115,299,341	115,151,251
Redeemed shares
On November 5, 2018, the Company repurchased 9,519,280 common shares from CM Bermuda in connection with the Easterly Merger ("redeemed shares") for $164.0 million. (See Note 3.) The redeemed shares were canceled and the cost of the redeemed shares are included as a reduction to Additional paid-in surplus.
Dividends
The Company did not pay any dividends during the years ended December 31, 2020, 2019, or 2018.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Mezzanine equity
Series B Preference Shares
On November 5, 2018, in connection with the closing of the Easterly Merger, Sirius Group issued 11,901,670 of the 15,000,000 authorized Series B preference shares, with a par value of $0.01 per share, as part of the Sirius Group Private Placement. (See Note 3.)
The Series B preference shares rank senior to common shares with respect to dividend rights, rights of liquidation, winding-up or dissolution of the Company and junior to all of the Company's existing and future policyholder obligations and debt obligations. Without the consent of the holders of the Series B preference shares, the Company may not issue any class or series of shares that rank senior or pari passu with the Series B preference shares as to the payment of dividends or as to distribution of assets upon any voluntary or involuntary liquidation, winding-up or dissolution of the Company, if the aggregate gross proceeds from the issuance of all such senior or pari passu shares equals or exceeds $100 million.
The Company adjusts the carrying value of the Series B preference shares to equal the redemption value at the end of each reporting period. At December 31, 2020 and 2019, the balance of the Series B preference shares was $198.3 million and $223.0 million, respectively.
Series A Redeemable Preference Shares
In connection with the acquisition of IMG, the Company issued mandatorily convertible stock in the form of Series A redeemable preference shares as a portion of the consideration paid. The Company issued 100,000 of the 150,000 authorized Series A redeemable preference shares to the seller of IMG. Each Series A redeemable preference share has a liquidation preference per share of $1,000.
On November 5, 2018, in connection with the closing of the Easterly Merger, the Company redeemed the 100,000 outstanding shares of Series A redeemable preference shares for $95.0 million. (See Note 3.) Sirius Group recorded a $13.8 million gain on the redemption of the Series A redeemable preference shares.
Non-controlling interests
Non-controlling interests consist of the ownership interests of non-controlling shareholders in consolidated entities and are presented separately on the balance sheet. At December 31, 2020 and 2019, Sirius Group's balance sheet included $0.3 million and $2.4 million, respectively, in non-controlling interests.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The following table shows the change in non-controlling interest for the years ended December 31, 2020, 2019 and 2018:

(Millions)	Total
Non-controlling interests as of December 31, 2017	$0.2
Net income attributable to non-controlling interests	1.4
Dividends to non-controlling interests	—
Other, net	0.1
Non-controlling interests as of December 31, 2018	$1.7
Net income attributable to non-controlling interests	1.7
Dividends to non-controlling interests	(1.0)
Other, net	—
Non-controlling interests as of December 31, 2019	$2.4
Net income attributable to non-controlling interests	0.1
Dividends to non-controlling interests	(2.2)
Other, net	—
Non-controlling interests as of December 31, 2020	$0.3
Alstead Re
As of December 31, 2020 and 2019, Sirius Group recorded non-controlling interest of $0.1 million and $2.3 million, respectively, in Alstead Re Insurance Company ("Alstead Re"). (See Note 21.)
Note 17. Earnings per share
Basic earnings (loss) per share is computed by dividing net (loss) available to Sirius Group common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income available to Sirius Group common shareholders by the weighted-average number of common shares outstanding adjusted to give effect to potentially dilutive securities.
Sirius Group has issued preference shares that qualify as participating securities which requires the application of the two-class method to compute both basic and diluted earnings per share. The two-class method is an earnings allocation formula that treats participating securities as having rights to earnings that would otherwise have been available to common shareholders. The preference shares Sirius Group has issued have no obligation to absorb losses of the Company in periods of net (loss).

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The following table sets forth the computation of basic and diluted earnings per common share for the years ended December 31, 2020, 2019 and 2018:

(Millions, except share and per share information)	2020	2019	2018
Basic earnings per share
Numerator:
Net (loss)	$(319.4)	$(45.6)	$(16.7)
Less: Income attributable to non-controlling interests	(0.1)	(1.7)	(1.4)
Change in carrying value of Series B preference shares	24.7	9.2	(36.4)
Less: Accrued dividends on Series A redeemable preference shares	—	—	(2.6)
Add: Redemption of Series A redeemable preference shares	—	—	13.8
Net (loss) attributable to Sirius Group common shareholders	$(294.8)	$(38.1)	$(43.3)
Denominator:
Weighted average shares outstanding for basic earnings per share(1)(2)(3)	115,284,260	115,234,105	119,253,924
Basic earnings per share	$(2.56)	$(0.33)	$(0.36)
Diluted earnings per share
Numerator:
Net (loss) attributable to Sirius Group common shareholders	$(294.8)	$(38.1)	$(43.3)
Change in carrying value of Series B preference shares	—	(9.2)	—
Net (loss) attributable to Sirius Group common shareholders on a diluted basis	$(294.8)	$(47.3)	$(43.3)
Denominator:
Weighted average shares outstanding for basic earnings per share(1)(2)(3)	115,284,260	115,234,105	119,253,924
Add: Series B preference shares	—	11,901,670	—
Weighted average shares outstanding for diluted earnings per share(1)(2)(3)	115,284,260	127,135,775	119,253,924
Diluted earnings per share	$(2.56)	$(0.37)	$(0.36)
(1)As of December 31, 2020, there were a total of 26,897,978 potentially dilutive securities excluded from the calculation of Diluted earnings per share.
(2)As of December 31, 2019, there were a total of 17,057,249 potentially dilutive securities excluded from the calculation of Diluted earnings per share.
(3)As of December 31, 2018, there were 23,433,114 potentially dilutive securities.
Note 18. Accumulated other comprehensive (loss)
The changes in accumulated other comprehensive (loss), by component, for the years ended December 31, 2020, 2019 and 2018 are as follows:

	For the year ended December 31, 2020
(Millions)	Foreign currency translation adjustment	Total
Balance, beginning of year	$(237.5)	$(237.5)
Other comprehensive income	126.3	126.3
Balance, end of year	$(111.2)	$(111.2)

	For the year ended December 31, 2019
(Millions)	Foreign currency translation adjustment	Total
Balance, beginning of year	$(202.4)	$(202.4)
Other comprehensive (loss)	(35.1)	(35.1)
Balance, end of year	$(237.5)	$(237.5)

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

	For the year ended December 31, 2018
(Millions)	Foreign currency translation adjustment	Total
Balance, beginning of year	$(140.5)	$(140.5)
Other comprehensive (loss)	(61.9)	(61.9)
Balance, end of year	$(202.4)	$(202.4)
Note 19. Statutory capital and surplus
Sirius Group's insurance and reinsurance operations are subject to regulation and supervision in each of the jurisdictions where they are domiciled and licensed to conduct business. Generally, regulatory authorities have broad supervisory and administrative powers over such matters as licenses, standards of solvency, premium rates, policy forms, investments, security deposits, methods of accounting, form and content of financial statements, reserves for unpaid loss and LAE, reinsurance, minimum capital and surplus requirements, dividends and other distributions to shareholders, periodic examinations and annual and other report filings. In general, such regulation is for the protection of policyholders rather than shareholders.
Non-U.S.
The Insurance Act 1978 of Bermuda and related regulations, as amended ("Insurance Act"), regulates the insurance business of Bermuda-domiciled insurers and reinsurers. The Insurance Act imposes solvency and liquidity standards on Bermuda insurance companies, as well as auditing and reporting requirements. The Bermuda Monetary Authority ("BMA"), a Solvency II-equivalent regulatory regime, has confirmed that it will act as the primary group supervisor effective July 1, 2016 and has designated Sirius Bermuda as the designated insurer. Therefore, Sirius Group is subject to the BMA's group supervision and solvency rules. Under the Insurance Act, insurers and reinsurers are required to maintain minimum statutory capital and surplus at a level equal to the greater of a minimum solvency margin ("MSM") and the Enhanced Capital Requirement ("ECR") which is established by reference to either a Bermuda Solvency Capital Requirement ("BSCR") model or an approved internal capital model. The BSCR model is a risk-based capital model that provides a method for determining an insurer's minimum required capital taking into account the risk characteristics of different aspects of the company's business. As of December 31, 2020, the eligible capital for Sirius Group exceeded the required capital as measured by the BSCR model.
Management has also evaluated the group and principal operating subsidiaries' ability to maintain adequate levels of statutory capital, liquidity and rating agency capital and believes they will be able to do so. In performing this analysis, management has considered the most recent statutory capital position of each of the principal operating subsidiaries as well as the group overall, through its holding companies as a result of BMA group regulation. In addition, management has evaluated the ability of the holding companies to allocate capital and liquidity around the group as and when needed.
Sirius Group has two Bermuda based insurance subsidiaries: Sirius Bermuda, a Class 4 insurer, and Alstead Re, a Class 3A insurer. Each of these Bermuda insurance subsidiaries are registered under the Insurance Act and are subject to regulation and supervision of the BMA. The BSCR and actual statutory capital and surplus for Sirius Bermuda and Alstead Re as of December 31, 2020 has not been determined as of the filing of this Annual Report on Form 10-K. The BSCR for Sirius Bermuda and Alstead Re as of December 31, 2019 was $813.6 million and $1.0 million, respectively. Actual statutory capital and surplus of the Bermuda based insurance subsidiaries as of December 31, 2019 was $2.3 billion. In addition, the Bermuda based insurance subsidiaries are required to maintain a minimum liquidity ratio. As of December 31, 2020, all liquidity ratio requirements were met.
Sirius International is subject to regulation and supervision by the Swedish Financial Supervisory Authority ("SFSA"). Sirius International's total regulatory capital as of December 31, 2020 was $1.7 billion. In accordance with SFSA regulations, Sirius International holds restricted equity of $1.3 billion as a component of Swedish regulatory capital. This restricted equity cannot be paid as dividends. Under Solvency II, the SFSA also acts as the European Economic Area group supervisor, with Sirius International UK Holding Ltd. ("SIUK") serving as the highest European entity subject to the SFSA's group supervision. Solvency II regulation in Europe gives the SFSA the option to waive European-level group supervision if certain legal requirements are met. As of December 31, 2020, the SFSA has not exercised this option.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The financial services industry in the United Kingdom is dual-regulated by the Financial Conduct Authority and the Prudential Regulation Authority (collectively, the "U.K. Regulators"). The U.K. Regulators regulate insurers, insurance intermediaries and Lloyd's. The U.K. Regulators and Lloyd's have common objectives in ensuring that the Lloyd's market is appropriately regulated. Lloyd's is required to implement certain rules prescribed by the U.K. Regulators by the powers it has under the Lloyd's Act of 1982 relating to the operation of the Lloyd's market. In addition, each year the U.K. Regulators require Lloyd's to satisfy an annual solvency test that measures whether Lloyd's has sufficient assets in the aggregate to meet all the outstanding liabilities of its members.
Lloyd's permits its corporate and individual members ("Members") to underwrite insurance risks through Lloyd's syndicates. Members of Lloyd's may participate in a syndicate for one or more underwriting years by providing capital to support the syndicate's underwriting. All syndicates are managed by Lloyd's approved managing agents. Managing agents receive fees and profit commissions in respect of the underwriting and administrative services they provide to the syndicates. Lloyd's prescribes, in respect of its managing agents and Members, certain minimum standards relating to their management and control, solvency and various other requirements.
Sirius Group participates in the Lloyd's market through the 100% ownership of Sirius International Corporate Member Ltd., a Lloyd's corporate member, which in turn provides underwriting capacity to Syndicate 1945. Sirius Group has its own Lloyd's managing agent, Sirius International Managing Agency, which manages Syndicate 1945. Lloyd's approved net capacity for 2021 is £100.0 million, or approximately $137.0 million (based on the December 31, 2020 GBP to USD exchange rate). Stamp capacity is a measure of the amount of net premium (premiums written less acquisition costs) that a syndicate is authorized by Lloyd's to write.
U.S.
Sirius America and its insurance subsidiaries are subject to regulation and supervision by the National Association of Insurance Commissioners ("NAIC") and the department of insurance in the state of domicile. The NAIC uses risk-based capital ("RBC") standards for U.S. property and casualty insurers as a means of monitoring certain aspects affecting the overall financial condition of insurance companies. As of December 31, 2020, the available capital of Sirius Group's U.S. insurance and reinsurance operating subsidiaries exceeded their respective RBC requirements.
Sirius America's policyholders' surplus, as reported to regulatory authorities as of December 31, 2020 and 2019, was $609.0 million and $522.1 million. Sirius America's statutory net (loss) income for the years ended December 31, 2020, 2019 and 2018 was $17.4 million, $(25.0) million, and $(9.9) million, respectively. The principal differences between Sirius America's statutory amounts and the amounts reported in accordance with GAAP include deferred acquisition costs, deferred taxes, gains recognized under retroactive reinsurance contracts and market value adjustments for debt securities. The minimum policyholders' surplus necessary to satisfy Sirius America's regulatory requirements was $98.7 million as of December 31, 2020, which equals the authorized control level of the NAIC risk-based capital based on Sirius America's policyholders' surplus.
Oakwood Insurance Company ("Oakwood") policyholders' surplus, as reported to regulatory authorities as of December 31, 2020 and 2019 was $40.0 million and $39.7 million, respectively. Oakwood's statutory net (loss) for the years ended December 31, 2020, 2019 and 2018 was $(0.5) million, $(1.0) million and $(1.1) million, respectively. The minimum policyholders' surplus necessary to satisfy Oakwood's regulatory requirements was $7.5 million as of December 31, 2020, and the NAIC risk-based capital authorized control level was $3.8 million.
Cedar's policyholders' surplus, as reported to regulatory authorities as of the years ended December 31, 2020 and 2019 was $13.8 million and $13.9 million, respectively. Cedar's statutory net (loss) for the years ended December 31, 2020 and 2019 was $(0.2) million and $0.0 million, respectively. The minimum policyholders' surplus necessary to satisfy Cedar's regulatory requirements was $9.8 million as of December 31, 2020, and the NAIC risk-based capital authorized control level was $0.0 million.
Sirius Specialty Insurance Company ("Sirius Specialty") policyholders' surplus, as reported to regulatory authorities as of the year ended December 31, 2020 was $52.7 million. Sirius Specialty's statutory net income (loss) for the year ended December 31, 2020 was $(2.8) million. The minimum policyholders' surplus necessary to satisfy Sirius Specialty's regulatory requirements was $47.0 million as of December 31, 2020, and the NAIC risk-based capital authorized control level was $0.1 million.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Dividend Capacity
Sirius Group's top tier regulated insurance and reinsurance operating subsidiary is Sirius Bermuda. Sirius Bermuda's ability to pay dividends is limited under Bermuda law and regulations. Under the Insurance Act, Sirius Bermuda is restricted with respect to the payment of dividends. Sirius Bermuda is prohibited from declaring or paying in any financial year dividends of more than 25% of its total statutory capital and surplus (as shown on its previous financial year's statutory balance sheet) unless it files, at least seven days before payment of such dividends, with the BMA an affidavit stating that it will continue to meet the required margins following the declaration of those dividends. As of December 31, 2020, Sirius Bermuda can pay approximately $464.0 million to its parent company, Sirius International Group, Ltd., during 2021. Sirius Bermuda indirectly owns Sirius International, Sirius America, and Sirius Group's other insurance and reinsurance operating companies, each of which are limited in their ability to pay dividends by the insurance laws of their relevant jurisdictions. CMIG International, which is approximately 82% owned by China Minsheng Investment Group Corp., Ltd. ("CMIG"), indirectly holds approximately 87% of the voting and dispositive control over the Sirius Group common shares as of December 31, 2020, through CMIG International's wholly-owned Bermuda holding company, CM Bermuda Ltd. ("CM Bermuda"). During 2019, CMIG made several public announcements relating to defaults and cross-defaults on certain bonds and other debt obligations issued by certain subsidiaries of CMIG (the "CMIG Defaults"), the failure and uncertainty of CMIG's subsidiaries to repay their debt obligations as they become due and the existence of certain asset freeze orders relating to the equity interests of CMIG in certain Chinese subsidiaries not within the chain of control of Sirius Group. On May 3, 2019, in connection with the CMIG Defaults, Sirius Bermuda and Sirius Group entered into a voluntary undertaking with the BMA to provide further comfort to the BMA as the group supervisor of Sirius Group and primary regulator of Sirius Bermuda, the designated insurer for group supervisory purposes regarding the potential risks to Sirius Group in connection with the CMIG Defaults. On March 27, 2020, Sirius Group extended the voluntary undertaking for an additional year. Pursuant to the voluntary undertaking, each of Sirius Group and Sirius Bermuda have agreed, until May 3, 2021, (a) to provide ten days prior written notice to the BMA prior to declaring any dividend or capital distribution, which notice shall include an affidavit confirming that the declaration and payment of such dividend would not be in breach of (i) the provisions of section 54 of the Companies Act 1981 in the case of Sirius Bermuda, (ii) the Minimum Liquidity Ratio as defined in the Insurance Act 1978 in the case of Sirius Bermuda and (iii) the Target Capital Level of 120% of the Enhanced Capital Requirement as defined by the Bermuda Solvency Capital Requirement promulgated by the BMA for Sirius Group and Sirius Bermuda, and a summary description of the use proceeds from such declaration or dividend or capital distribution within Sirius Group or Sirius Bermuda; (b) not to enter into any guarantees, keepwells, loans or other financial arrangements between Sirius Group and CMIG or provide any credit support with respect to any obligations of CMIG; and (c) not to enter into any related party transaction with CMIG. During 2020, Sirius Bermuda paid $150.0 million of dividends to its immediate parent.
Sirius International has the ability to pay dividends to its immediate parent subject to the availability of unrestricted equity, calculated in accordance with the Swedish Act on Annual Accounts in Insurance Companies and the Swedish Financial Supervisory Authority (the "SFSA"). Unrestricted equity is calculated on a consolidated group account basis and on a parent account basis. Differences between the two include but are not limited to accounting for goodwill, subsidiaries (with parent accounts stated at original foreign exchange rates), taxes and pensions. Sirius International's ability to pay dividends is limited to the "lower of" unrestricted equity as calculated within the group and parent accounts. As of December 31, 2020, Sirius International had $386.9 million (based on the December 31, 2020 SEK to USD exchange rate) of unrestricted equity on a parent account basis (the lower of the two approaches) available to pay dividends in 2021. The amount of dividends available to be paid by Sirius International in any given year is also subject to cash flow and earnings generated by Sirius International's business, the maintenance of adequate solvency capital ratios for Sirius International and the consolidated SIUK group, as well as to dividends received from its subsidiaries. Earnings generated by Sirius International's business that are allocated to the Safety Reserve are not available to pay dividends (see "Safety Reserve" below). During 2020, Sirius International did not declare a dividend and paid SEK 167.3 million (or $18.3 million on date of payment) of dividends declared prior to 2019.
Under the normal course of business, Sirius America has the ability to pay dividends to its immediate parent during any twelve-month period without the prior approval of regulatory authorities in an amount set by a formula based on the lesser of net investment income, as defined by statute, or 10% of statutory surplus, in both cases as most recently reported to regulatory authorities, subject to the availability of earned surplus and subject to dividends paid in prior periods. Based on this formula, Sirius America has dividend capacity as of December 31, 2020, without prior regulatory approval. As of December 31, 2020, Sirius America had $609.0 million of statutory surplus and $192.5 million of earned surplus, and could pay approximately $38.7 million to its parent company. During 2020, Sirius America paid a dividend of $25 million to its immediate parent.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

During 2020 and 2019, the Company did not pay any dividends to its shareholders. As of December 31, 2020, Sirius Group had $93.7 million of net unrestricted cash, short-term investments, and fixed maturity investments outside of its regulated and unregulated insurance and reinsurance operating subsidiaries.
Safety Reserve
Subject to certain limitations under Swedish law, Sirius International is permitted to transfer pre-tax income amounts into a reserve referred to as a "Safety Reserve." Under local statutory requirements, an amount equal to the deferred tax liability on Sirius International's Safety Reserve is included in Solvency Capital. Access to the Safety Reserve is restricted to cover insurance and reinsurance losses and to cover a breach of the Solvency Capital Requirement. Access for any other purpose requires the approval of Swedish regulatory authorities. Similar to the approach taken by Swedish regulatory authorities, most major rating agencies generally include the balance of the Safety Reserve, without any provision for deferred taxes, in Sirius International's regulatory capital when assessing Sirius International and Sirius Group's financial strength.
As of December 31, 2020, Sirius International's Safety Reserve amounted to SEK 9.7 billion, or $1.2 billion (based on the December 31, 2020 SEK to USD exchange rate). Under Swedish GAAP, an amount equal to the Safety Reserve, net of a related deferred tax liability established at the Swedish tax rate, is classified as common shareholders' equity. Generally, this deferred tax liability ($244.5 million based on the December 31, 2020 SEK to USD exchange rate) is only required to be paid by Sirius International if it fails to maintain prescribed levels of premium writings and loss reserves in future years. As a result of the indefinite deferral of these taxes, the related deferred tax liability is not taken into account by Swedish regulatory authorities for purposes of calculating Solvency Capital under Swedish insurance regulations.
Pursuant to tax legislation effective as of January 1, 2019, the tax rate applicable to Swedish corporations decreased to 21.4%, and then will further be reduced to 20.6% starting in 2021. The tax legislation also introduced an annual tax on the Safety Reserve effective as of January 1, 2019. This provision adds additional taxable income for the Company annually. The calculation applies the Government Borrowing Rate (with a floor rate of +0.5%) to the Safety Reserve balance at the beginning of the year. At the current year tax rate of 21.4%, the additional tax expense for the twelve months ended December 31, 2020 is SEK 10.9 million, or $1.2 million (based on the December 31, 2020 SEK to USD exchange rate).
Further, the enacted legislation also included a new provision treating an amount equal to 6% of the Safety Reserve balance as of January 1, 2021, as additional taxable income in tax year 2021 only, subject to tax at the applicable 20.6% rate. Based on this provision and Sirius International's Safety Reserve balance as of December 31, 2020, Sirius International has recorded an additional deferred tax liability as of December 31, 2020 in the amount of SEK 119.8 million, or $14.7 million (based on the December 31, 2020 SEK to USD exchange rate) for a total deferred tax liability of $259.2 million.
Note 20. Investments in unconsolidated entities
Sirius Group's investments in unconsolidated entities are included within Other long-term investments and consist of investments in common equity securities or similar instruments, which give Sirius Group the ability to exert significant influence over the investee's operating and financial policies ("equity method eligible unconsolidated entities"). Such investments may be accounted for under either the equity method or, alternatively, Sirius Group may elect to account for them under the fair value option.
The following table presents the components of Other long-term investments as of December 31, 2020 and 2019:

(Millions)	2020	2019
Equity method eligible unconsolidated entities, at fair value	$219.0	$151.9
Other unconsolidated investments, at fair value(1)	227.4	194.9
Total Other long-term investments(2)	$446.4	$346.8
(1)Includes Other long-term investments that are not equity method eligible.
(2)There were no investments accounted for using the equity method as of December 31, 2020 and 2019.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Equity method eligible unconsolidated entities, at fair value
Sirius Group has elected the Fair Value Option to account for its equity method eligible investments accounted for as part of Other long-term investments for consistency of presentation with rest of its investment portfolio. The following table presents Sirius Group's investments in equity method eligible unconsolidated entities as of December 31, 2020 and 2019:

	Ownership interest as of December 31,
Investee	2020	2019	Instrument Held
BE Reinsurance Limited	24.9%	24.9%	Common shares
BioVentures Investors (Offshore) IV LP	73.0%	73.0%	Units
Camden Partners Strategic Fund V (Cayman), LP	39.4%	39.4%	Units
Diamond LS I LP	15.4%	16.0%	Units
Gateway Fund LP	22.9%	15.0%	Units
Monarch	12.8%	12.8%	Units
New Energy Capital Infrastructure Credit Fund LP	29.8%	30.5%	Units
New Energy Capital Infrastructure Offshore Credit Fund LP	29.8%	30.5%	Units
Pie Preferred Stock(1)	11.9%	30.1%	Preferred shares
Pie Series B Preferred Stock(1)	8.6%	22.4%	Preferred shares
Quintana Energy Partners	21.8%	21.8%	Units
Tuckerman Capital V LP	48.3%	48.3%	Units
Tuckerman Capital V Co-Investment I LP	48.8%	48.1%	Units
(1)Sirius Group holds investments in several financing instruments of Pie Insurance Holdings, Inc.
The following tables present aggregated summarized financial information for Sirius Group's investments in equity method eligible unconsolidated entities:

	As of December 31,
(Millions)	2020	2019
Balance sheet data:
Total assets	$617.8	$594.5
Total liabilities	$76.3	$47.6

	For the years ended December 31,
(Millions)	2020	2019	2018
Income statement data:
Revenues	$59.4	$72.7	$55.4
Expenses	$(96.5)	$(30.2)	$(25.1)
Note 21. Variable interest entities
Sirius Group consolidates the results of operations and financial position of every voting interest entity ("VOE") in which it has a controlling financial interest and VIEs in which it is considered to be the primary beneficiary. The consolidation assessment, including the determination as to whether an entity qualifies as a VOE or VIE, depends on the facts and circumstances surrounding each entity.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Sirius Group has determined that Alstead Re is a VIE for which Sirius Group is the primary beneficiary and is required to consolidate it. The following table presents Alstead Re's assets and liabilities, as classified in the Consolidated Balance Sheets as of December 31, 2020 and 2019:

(Millions)	2020	2019
Assets:
Fixed maturity investments	$4.0	$3.9
Short-term investments	0.5	0.5
Cash	0.1	0.1
Total investments	4.6	4.5
Insurance and reinsurance premiums receivable	(0.1)	(0.3)
Funds held by ceding companies	0.5	3.4
Deferred acquisition costs	0.1	0.3
Total assets	$5.1	$7.9
Liabilities
Loss and loss adjustment expense reserves	$0.2	$0.5
Unearned insurance and reinsurance premiums	0.3	0.6
Other liabilities	0.1	0.1
Total liabilities	$0.6	$1.2
Sirius Group is a passive investor in certain third-party-managed hedge and private equity funds, some of which are VIEs. Sirius Group is not involved in the design or establishment of these VIEs, nor does it actively participate in the management of the VIEs. The exposure to loss from these investments is limited to the carrying value of the investments at the balance sheet date.
Sirius Group calculates maximum exposure to loss to be (i) the amount invested in the debt or equity of the VIE, (ii) the notional amount of VIE assets or liabilities where Sirius Group has also provided credit protection to the VIE with the VIE as the referenced obligation and (iii) other commitments and guarantees to the VIE. Sirius Group does not have any VIEs that it sponsors nor any VIEs where it has recourse to it or has provided a guarantee to the VIE interest holders.
The following table presents total assets of unconsolidated VIEs in which Sirius Group holds a variable interest, as well as the maximum exposure to loss associated with these VIEs:

		Maximum Exposure to Loss
(Millions)	Total VIE Assets	On-Balance Sheet	Off-Balance Sheet	Total
December 31, 2020
Other long-term investments(1)	$250.3	$188.6	$6.7	$195.3
Total at December 31, 2020	$250.3	$188.6	$6.7	$195.3
December 31, 2019
Other long-term investments(1)	$257.8	$102.6	$16.3	$118.9
Total at December 31, 2019	$257.8	$102.6	$16.3	$118.9
(1)Comprised primarily of hedge funds and private equity funds.
Note 22. Transactions with related parties
(Re)insurance contracts
In the normal course of business, Sirius Group enters into insurance and reinsurance contracts with certain of its insurance and MGU affiliates, or their subsidiaries. During the years ended December 31, 2020, 2019 and 2018, these contracts with related parties resulted in gross written premiums of $123.7 million, $88.6 million and $67.9 million, respectively. As of December 31, 2020 and 2019, Sirius Group had total receivables due from related parties of $27.9 million and $16.1 million, respectively. As of December 31, 2020 and 2019, Sirius Group had total payables due to related parties of $0.9 million.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

Transaction Matters Letter Agreement
On August 6, 2020, CM Bermuda, the Company, TPRE and CMIG International entered into a Transaction Matters Letter Agreement (the “Transaction Matters Agreement”), pursuant to which, among other things and subject to the terms and conditions thereof, the Company has agreed to pay for and reimburse CMIG International and CM Bermuda for certain legal expenses incurred by CMIG International and CM Bermuda in connection with the Transactions and the related sales process or other discussions between CMIG International, CM Bermuda and the Company occurring on or after March 6, 2020, and TPRE has agreed to assume such remaining payment obligations of the Company following the closing of the TPRE Merger. TPRE has also agreed to pay for the fees and expenses payable by CMIG International and CM Bermuda to its financial advisor, Goldman Sachs (Asia) L.L.C., relating to the Transactions. Under the terms of the Transaction Matters Agreement, the Company is not permitted to terminate or threaten to terminate the 2020 Merger Agreement following a change by the TPRE board of directors of its recommendation to TPRE’s shareholders in favor of the TPRE Share Issuance without the prior written consent of CM Bermuda and CMIG International. During the year ended December 31, 2020, the Company paid $2.6 million for certain legal expenses incurred by CM Bermuda and CMIG International in connection with the Transaction Matters Agreement.
Series B preference shareholders expense reimbursement agreement
On March 27, 2020, the Company entered into an expense reimbursement agreement (the “Agreement”) with each of the holders of the Series B preference shares. Pursuant to the Agreement, the Company agreed to reimburse each of the holders of the Series B preference shares for all reasonable and documented out-of-pocket expenses incurred by them in connection with pursuing a potential negotiated transaction (a “Potential Transaction”) involving the Company or one or more of its subsidiaries on or after January 8, 2020 up to $250,000 for each holder of Series B preference shares together with its affiliates and $1,000,000 in the aggregate with any reimbursement above such amounts requiring the written consent of the Company (but excluding any expenses incurred in connection with the evaluation or enforcement of any rights or obligations of the holders of the Series B preference shares or the Company relating to the preference shares in the Company held by such Series B preference shareholders). In addition, the Company agreed to reimburse the holders of the Series B preference shares for any and all reasonable and documented out-of-pocket attorneys’ fees or other fees payable to third party advisors up to $500,000 in the aggregate to the extent arising out of any litigation, dispute, arbitration or other proceeding commencing after the date of the Agreement that is not brought or commenced by a holder of the Series B preference shares and involves the Company, such Series B preference shareholder's investment in the Company or a Potential Transaction. As of the year ended December 31, 2020, no payments have been requested or made under the Agreement.
Note 23. Commitments and contingencies
Concentrations of credit risk
Sirius Group underwrites a significant amount of its reinsurance business through reinsurance intermediaries that represent the ceding company. There is credit risk associated with payments of (re)insurance balances to Sirius Group in regards to these brokers' ability to fulfill their contractual obligations. These intermediaries are fairly large and well established, and there are no indications they are financially distressed.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

During the years ended December 31, 2020, 2019 and 2018, Sirius Group received its gross reinsurance premiums written from four major, third-party reinsurance intermediaries as detailed in the following table:

Gross written premium by intermediary	2020	2019	2018
Guy Carpenter & Company and subsidiaries	23%	24%	26%
Aon Corporation and subsidiaries	17%	24%	26%
WT Butler and Co. Ltd.	12%	11%	10%
Willis Towers Watson plc and subsidiaries	10%	10%	8%
Total	62%	69%	70%
Geographic Concentration
The following table shows Sirius Group's net written premiums by geographic region based on the location of the ceding company for the years ended December 31, 2020, 2019 and 2018:

(Millions)	2020	2019	2018
United States	$963.7	$922.3	$794.7
Europe	278.3	268.9	276.5
Canada, the Caribbean, Bermuda and Latin America	98.9	102.5	103.6
Asia and Other	163.9	208.9	182.3
Total	$1,504.8	$1,502.6	$1,357.1
Sirius Group conducts a significant portion of its business outside of the United States. As a result, a significant portion of Sirius Group's assets, liabilities, revenues and expenses are denominated in currencies other than the U.S. dollar and are therefore subject to foreign currency risk. Sirius Group's foreign currency risk cannot be eliminated entirely and significant changes in foreign exchange rates may adversely affect Sirius Group's results of operations and financial condition.
Sirius Group's foreign operations are subject to legal, political and operational risks that may be greater than those present in the United States. As a result, certain of Sirius Group's operations at these foreign locations could be temporarily or permanently disrupted.
Lloyd's Central Fund
The Lloyd's Central Fund is available to satisfy claims if a member of Lloyd's is unable to meet its obligations to policyholders. Sirius Group has an obligation to pay contributions to the Lloyd's Central Fund each year based on gross written premium. For 2021, Sirius Group estimates the Lloyd's Central Fund contributions to be $0.5 million (based on the December 31, 2020 GBP to USD exchange rate) which is 0.35% of gross written premium. The Council of Lloyd's have the power to levy an additional contribution on members if it considered necessary, and the maximum additional contribution is currently 3% of capacity.
Leases
Sirius Group leases office space and equipment under various noncancelable operating lease agreements. The average life of the office leases is 7 years and the equipment leases is 3 years.
During the years ended December 31, 2020 and 2019, Sirius Group recognized operating lease expense of $12.0 million and $12.6 million, respectively, which included property taxes and routine maintenance expense as well as rental expenses related to short term leases. Total rental expense for the year ended December 31, 2018 was $11.7 million. As of December 31, 2020 and 2019, Sirius Group had $25.8 million and $27.4 million operating lease right-of-use assets, respectively, included in Other assets. As of December 31, 2020 and 2019, Sirius Group had $27.6 million and $29.3 million operating lease liabilities, respectively, included in Other liabilities.

Sirius International Insurance Group, Ltd.
Notes to Consolidated Financial Statements
For the years ended December 31, 2020, 2019 and 2018

The following table presents the lease balances within the Consolidated Balance Sheets as of December 31, 2020 and 2019:

(millions)	Balance Sheet Classification	December 31, 2020	December 31, 2019
Operating lease right-of-use assets	Other assets	$25.8	$27.4
Current lease liabilities	Other liabilities	$9.6	$8.3
Non-current lease liabilities	Other liabilities	$18.0	$21.0
The following table presents weighted average remaining lease term and weighted average discount rate as at December 31, 2020:

Weighted average lease term (years) as of December 31, 2020
Leased offices	7 years
Leased equipment	3 years
Weighted average discount rate:
Leased offices	3.3%
Leased equipment	3.4%
The following table presents future annual minimum rental payments required under non-cancellable leases and the present value discount to arrive at total lease liability as of December 31, 2020:

(Millions)	Future Payments
2021	$10.4
2022	9.3
2023	5.7
2024	2.4
2025	1.0
2026	0.1
2027 and after	0.2
Total future annual minimum rental payments as at December 31, 2020	29.1
Less: present value discount	(1.5)
Total lease liability as of December 31, 2020	$27.6
As of December 31, 2020, the Company's future operating lease obligations that have not yet commenced are immaterial.
Legal Proceedings
Sirius Group, and the insurance and reinsurance industry in general, are routinely subject to claims related litigation and arbitration in the normal course of business, as well as litigation and arbitration that do not arise from, or are directly related to, claims activity. Sirius Group estimates of the costs of settling matters routinely encountered in claims activity are reflected in the reserves for unpaid loss and LAE. (See Note 5.)
Sirius Group considers the requirements of ASC 450, Contingencies ("ASC 450"), when evaluating its exposure to non-claims related litigation and arbitration. ASC 450 requires that accruals be established for litigation and arbitration if it is probable that a loss has been incurred and it can be reasonably estimated. ASC 450 also requires that litigation and arbitration be disclosed if it is probable that a loss has been incurred or it there is a reasonable possibility that a loss may have been incurred.